UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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PNM Resources, Inc.
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PNM Resources, Inc. 414 Silver Ave. SW Albuquerque, NM 87102-3289 www.pnmresources.com

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:
The 2018 annual meeting of shareholders of PNM Resources, Inc. will be held as follows:

DATE AND TIME:	Tuesday, May 22, 2018, at 9:00 a.m. Central Daylight Time (Meeting Room doors open at 8:15 a.m.)
PLACE:	Texas-New Mexico Power Company 702 36th Street North Texas City, TX 77590 (map to meeting location included on back of proxy statement)
WHO CAN VOTE:	You may vote if you were a shareholder of record as of the close of business on April 2, 2018.
ITEMS OF BUSINESS:
(1) Elect as directors the eight director nominees named in the proxy statement.
(2) Ratify appointment of KPMG LLP as our independent registered public accounting firm for 2018.
(3) Approve, on an advisory basis, the compensation of our named executive officers.
(4) Consider two shareholder proposals described in the accompanying proxy statement, if presented.
(5) Consider any other business properly presented at the meeting.

VOTING:
On April 10, 2018, we began mailing to our shareholders either (1) a Notice of Internet Availability of Proxy Materials, which indicates how to access our proxy materials on the Internet or (2) a printed copy of our proxy materials.

After reading the proxy statement, please promptly vote by telephone or Internet or by signing and returning the proxy card so that we can be assured of having a quorum present at the meeting and so your shares may be voted in accordance with your wishes. See the questions and answers beginning on page 71 of our proxy statement about the meeting (including how to listen to the meeting by webcast), voting your shares, how to revoke a proxy, how to vote shares in person and attendance information.

By Order of the Board of Directors Patricia K. Collawn Chairman, President and Chief Executive Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2018:
This Notice of Annual Meeting; our 2018 proxy statement; our 2017 Annual Report on Form 10-K; a shareholder letter from Patricia K. Collawn, our Chairman, President and CEO; and stock performance graph are available at www.proxyvote.com and www.pnmresources.com/asm/annual-proxy.cfm.

You are receiving these proxy materials in connection with the solicitation by the Board of Directors of PNM Resources, Inc. of proxies to be voted on at PNM Resources’ 2018 Annual Meeting of Shareholders. Please vote on the proposals described in this proxy statement.

Thank you for investing in PNM Resources, Inc.

TABLE OF CONTENTS

Cover Page	Notice of 2018 Annual Meeting of Shareholders
Table of Contents
ii	Glossary
1	Proxy Summary
5	Information About Our Corporate Governance
5	Corporate Governance Principles
6	Code of Ethics
6	Director Independence
6	Majority Voting for Directors
6	Shareholder Recommendations of Directors
6	Proxy Access
7	Board Leadership Structure and Lead Director
8	Board’s Role in Risk Oversight
8	Communication with the Board
9	Director Education
9	Director Service Policy
9	Equity Compensation Awards Policy
9	Related Person Transaction Policy
9	Insider Trading Policy Includes No Hedging or Pledging
9	Clawback Policy
10	Sustainability
10	Additional Information About Our Board and Board Committees
10	Board Meetings
10	Board Committees and their Functions
14	Director Compensation
17	Ownership of Our Common Stock
17	Five Percent Shareholders
18	Executive Officers and Directors
19	Section 16(a) Beneficial Ownership Reporting Compliance
19	Proposal 1: Elect Eight Directors Named in Proxy Statement
19	General Information
19	Directors Nominated This Year
26	Proposal 2: Ratify Appointment of KMPG as Independent Public Accountants for 2018
26	Audit and Ethics Committee Report
28	Independent Auditor Fees
29	Proposal 3: Approve, On An Advisory Basis, the Compensation of our NEOs
30	Executive Compensation
30	Compensation Discussion and Analysis
45	Compensation and Human Resources Committee Report
46	Summary of 2017 NEO Compensation
66	Equity Compensation Plan Information
67	Shareholder Proposals
71	Questions and Answers About the Annual Meeting and Voting
A-1	Appendix A: 2017 Benchmark Data

i

GLOSSARY OF TERMS USED IN THIS PROXY

AIP or Annual Incentive Plan
PNM Resources, Inc. Officer Annual Incentive Plan, our annual cash incentive plan for Officers. Each annual plan details measurements and metrics for a specific calendar year within the scope of the governing PEP

Annual Meeting	Annual Meeting of PNM Resources, Inc. shareholders, to be held on May 22, 2018
Audit Committee	Audit and Ethics Committee of the Board
Board	Board of Directors of PNM Resources, Inc.
CD&A	Compensation Discussion and Analysis beginning on page 30
CEO	Chief Executive Officer
CFO	PNM Resources, Inc. Chief Financial Officer
Climate Change Report
A report available on our Sustainability Portal at http://www.pnmresources.com/about-us/sustainability-portal/climate-change-report.aspx describing the significant efforts PNM is making to reduce its carbon dioxide emissions and transition to a coal-free generation portfolio

Company, PNMR or PNM Resources	PNM Resources, Inc.
CO2	Carbon Dioxide
Compensation Committee	Compensation and Human Resources Committee of the Board
CPP
Clean Power Plan rule issued by the EPA on October 23, 2015 to set standards for carbon emissions from existing power plants. On February 9, 2016, the U.S. Supreme Court stayed the implementation of the plan pending judicial review of the rule, and in response to an executive order issued March 28, 2017, the EPA issued a notice of proposed rulemaking on October 10, 2017 to rescind the CPP

Dodd-Frank Act	Dodd-Frank Wall Street Reform and Consumer Protection Act
Earnings Growth
Non-GAAP adjusted diluted earnings per share performance measure calculated for purposes of determining certain long-term awards under the 2015-2018 LTIPs, 2015 CEO Retention Grant and 2015 CFO Retention Grant. Earnings Growth is calculated by measuring the growth rate in the Company’s adjusted annual earnings per share during the performance period. Each of the 2018 LTIP, 2017 LTIP, 2016 LTIP, 2015 LTIP, 2015 CEO Retention Grant, and 2015 CFO Retention Grant sets forth (i) a definition of the adjusted earnings per share performance measure used thereunder (which definitions are generally similar, but not identical, to the Incentive EPS performance measure used for purposes of determining awards under the AIP), and (ii) a detailed formula for calculating Earnings Growth thereunder. Earnings Growth levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are designed to ensure that award payments are not artificially inflated or deflated

ECP
PNM Resources, Inc. Executive Choice Plan, formerly known as the PNM Resources, Inc. Executive Spending Account Plan, which allows Officers to receive reimbursement for income tax preparation, financial management and counseling services, estate planning, premiums for life and other insurance, and travel expenses related to medical or financial planning services

EEI	Edison Electric Institute
EPA	United States Environmental Protection Agency
EPRI	Electric Power Research Institute, Inc.
EPRI Study
Electric Power Research Institute’s “Understanding Climate Scenario and Goal Setting Activities” study in which PNM and several other large energy companies are participants. The EPRI Study’s stated goals include developing a technical foundation for informed dialogue and decisions on climate scenarios and science based targets; providing insights to inform company options and key issues; facilitating a collaborative industry forum for discussing and sharing ideas; and informing member dialogue with stakeholders on emission reductions, alternatives and goals

ERP	PNM Resources, Inc. Employees’ Retirement Plan

GLOSSARY OF TERMS USED IN THIS PROXY

ESP	PNM Resources, Inc. Executive Savings Plan, adopted in 1998. On December 17, 2008, this plan was merged into the PNM Resources, Inc. Executive Savings Plan II
ESP II	PNM Resources, Inc. Executive Savings Plan II
EVP	PNM Resources, Inc. Executive Vice President
FASB ASC Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718 (Compensation - Stock Compensation)
FFO/Debt Ratio
Non-GAAP performance measure calculated for the purpose of determining certain long-term equity awards, as described in the CD&A. For the 2015 LTIP, equals PNMR’s funds from operations for the fiscal year ending December 31, 2017, divided by PNMR’s total debt outstanding (including any long-term leases and unfunded pension plan obligations) as of December 31, 2017. Funds from operations are equal to the amount of PNMR’s net cash flow from operating activities (as reflected on the Consolidated Statement of Cash Flows) as reported in the Company’s Form 10-K for PNM Resources adjusted by the following items: (i) adding amounts received by PNMR as principal payments on Palo Verde lessor notes; (ii) including amounts attributable to principal payments on imputed debt from long-term leases; (iii) excluding changes in PNMR’s working capital, including bad debt expense; (iv) excluding the impacts of Valencia Energy Facility consolidation; (v) subtracting the amount of capitalized interest; and (vi) excluding any contributions to the PNMR or TNMP qualified pension plans. The FFO/Debt Ratio calculations are intended to be consistent with the Moody's calculation of FFO/Debt. For the 2017 LTIP, equals PNMR’s funds from operations for the fiscal year ending December 31, 2019 divided by PNMR’s total debt outstanding (including any long-term leases and unfunded pension plan obligations) as of December 31, 2019. Funds from operations are equal to the amount of PNMR’s net cash flow from operating activities (as reflected on the Consolidated Statement of Cash Flows) as reported in the Company’s Form 10-K and adjusted by the following items: (i) including amounts attributable to principal payments on imputed debt from long-term leases; (ii) excluding changes in PNMR’s working capital, including bad debt expense; (iii) excluding the impacts of any consolidation required by the Variable Interest Entities accounting rules and regulations; (iv) subtracting the amount of capitalized interest; and (v) excluding any contributions to the PNMR or TNMP qualified pension plans. The calculation is intended to be consistent with the Moody’s calculation of FFO/Debt (which Moody’s refers to as “CFO Pre-WC/Debt”) and if Moody’s modifies its calculation methodology prior to December 31, 2019 and communicates such changes in writing to Company representatives or the general public prior to December 31, 2019, the Moody’s calculation methodology in effect as of December 31, 2019 will be incorporated into the calculation outlined above. The FFO/Debt Ratio levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are designed to ensure that award payments are not artificially inflated or deflated

Finance Committee	Finance Committee of the Board
GAAP	Generally Accepted Accounting Principles
GHG	Greenhouse Gas
GPBA Table	Grants of Plan Based Awards Table beginning on page 53

GLOSSARY OF TERMS USED IN THIS PROXY

Incentive EPS
Non-GAAP adjusted diluted earnings per share performance measure calculated for the purpose of determining awards under the AIP in accordance with the AIP for the applicable year. Incentive EPS is corporate earnings per share, excluding certain terms that do not factor into ongoing earnings. Incentive EPS levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are designed to ensure that award payments are not artificially inflated or deflated. For 2017, Incentive EPS of $1.94 equals net earnings attributable to PNMR per common stock share (as reflected on the Consolidated Statement of Earnings) of $1.00 adjusted to exclude (i) $0.02 per share attributable to the mark-to-market impact of economic hedges; (ii) ($0.02) per share attributable to net change in unrealized impairments of available-for-sale securities; (iii) $0.21 per share attributable to regulatory disallowances and restructuring costs; (iv) $0.03 per share attributable to pension expense related to the previously disposed of gas distribution business; (v) $0.72 per share attributable to change in federal corporate income tax rate; (vi) $0.04 per share attributable to other income tax impairments and valuation allowances; (vii) ($0.02) per share attributable to the New Mexico corporate income tax rate change; and (viii) ($0.04) per share attributable to recovery of prior year impairments in New Mexico general rate review. For 2016, Incentive EPS of $1.65 equals net earnings attributable to PNMR per common stock share (as reflected on the Consolidated Statement of Earnings) of $1.46 adjusted to exclude (i) $0.01 per share attributable to the mark-to-market impact of economic hedges; (ii) $0.01 per share attributable to net change in unrealized impairments of available-for-sale securities; (iii) $0.09 per share attributable to regulatory disallowances and restructuring costs; (iv) $0.03 per share attributable to pension expense related to the previously disposed of gas distribution business; (v) $0.03 per share attributable to process improvement initiatives; (vi) $0.01 per share attributable to the building consolidation costs; and (vii) $0.01 per share attributable to New Mexico corporate income tax rate change. Incentive EPS herein refers to 2017 unless otherwise stated

IRP
Integrated Resource Plan, a plan required to be filed by PNM with the NMPRC every three years. Information about the IRP process, including the most recent IRP submitted in July 2017, is available at www.pnm/irp

KPMG	KPMG LLP, our independent registered public accounting firm
LTIP or Long-Term Incentive Plan
PNM Resources, Inc. Long-Term Incentive Plan, our long-term equity incentive plan for our executives, adopted yearly to set forth three-year performance measurements and metrics for specific plan years within the scope of the governing PEP

Moody’s	Moody’s Investors Service, Inc.
NEO(s) or named executive officer(s)	Named Executive Officers of PNM Resources, Inc. consisting of our five most highly compensated executive officers, including the CEO and CFO
NMPRC	New Mexico Public Regulation Commission
Nominating Committee	Nominating and Governance Committee of the Board
Notice	Notice of Internet Availability of Proxy Materials
NYSE	New York Stock Exchange
Officer(s)	PNM Resources, Inc. Officer(s)
OSHA	Occupational Safety & Health Administration
Paris Agreement
The United Nations Framework Convention on Climate Change’s Paris Agreement, which was signed by the U.S. on April 22, 2016 and entered into force in November 2016. As a part of its agreement to join to the Paris Agreement, the U.S. submitted its Intended Nationally Determined Contribution to the Paris Agreement of reducing GHG emissions by 26-28% below 2005 levels by 2025. On June 1, 2017, President Trump announced that the U.S. would withdraw from the Paris Agreement

GLOSSARY OF TERMS USED IN THIS PROXY

Pay Governance	Pay Governance LLC, the independent compensation consultant currently retained by the Compensation Committee and the Nominating Committee
PEP	A general reference to the applicable form of the Company’s performance equity plan, which covers incentive compensation awards to certain employees and non-employee directors
PNM	Public Service Company of New Mexico, a wholly owned subsidiary of PNM Resources, Inc.
PNM Resources, PNMR or Company	PNM Resources, Inc., which trades on the NYSE under the symbol “PNM”
PNMR Peer Group	Utility and energy companies comprising the PNMR director and executive compensation peer group listed on page 42
PS	Performance share award opportunity granted
Retention Plan	PNM Resources, Inc. Officer Retention Plan
RSA	Time-vested restricted stock right award
RSP	PNM Resources, Inc. Retirement Savings Plan, a 401(k) plan
S&P	Standard & Poor’s Financial Services LLC
SAIDI	System Average Interruption Duration Index. A reliability indicator that measures average outage duration in units of time
SAR	Stock Appreciation Right
Say-on-Pay	PNM Resources shareholders’ advisory vote on executive compensation
SCT	Summary Compensation Table beginning on page 47
SEC	United States Securities and Exchange Commission
Senior Officers	PNM Resources, Inc. Senior Officers include the CEO, EVP and SVPs
Severance Plan	PNM Resources, Inc. Non-Union Severance Pay Plan
SJGS	San Juan Generating Station
Sustainability Portal
A component of the PNM Resources, Inc. website that contains our key environmental, social, economic and governance information and is available on our Sustainability Portal at http://www.pnmresources.com/about-us/sustainability-portal.aspx

SVP	PNM Resources, Inc. Senior Vice President
Tax Code	Internal Revenue Code of 1986, as amended
TCC or Total Cash Compensation	Total Cash Compensation, which consists of base salary and short-term cash incentives
TDC or Total Direct Compensation	Total Direct Compensation, which consists of base salary, short-term cash incentives, and long-term incentives (equity grants, performance-based grants)
TNMP	Texas-New Mexico Power Company, an indirect, wholly owned subsidiary of PNMR
TSR or Total Shareholder Return
A comparison over a specified period of time of share price change and dividends paid to show the total return to the shareholder during such time period. TSR = (Priceend – Pricebegin + Dividends) / Pricebegin

VP	PNM Resources, Inc. Vice President
Willis Towers Watson	Willis Towers Watson Public Limited Company

v

GLOSSARY OF TERMS USED IN THIS PROXY

2017 Benchmark Data
The compensation data from companies included in (i) the PNMR Peer Group and (ii) the Willis Towers Watson 2016 Executive CDB (Compensation Data Bank) General Industry Survey Report - U.S. of general industry companies with data regressed to companies similarly sized to PNMR, weighted respectively at 75% and 25%, to derive weighted market compensation statistics. The two compensation databases provide information on TCC, the reported accounting value of long-term incentives and TDC. The companies in the 2017 Benchmark Data for the 2016 Willis Towers Watson U.S. CDB General Industry Executive Database are listed in Appendix A

2018 Benchmark Data
The compensation data from companies included in (i) the PNMR Peer Group and (ii) the Willis Towers Watson 2017 Executive CDB (Compensation Data Bank) General Industry Survey Report - U.S. of general industry companies with data regressed to companies similarly sized to PNMR, weighted respectively at 75% and 25%, to derive weighted market compensation statistics. The two compensation databases provide information on TCC, the reported accounting value of long-term incentives and TDC. The companies in the 2018 Benchmarking Data for the Willis Towers Watson 2017 Executive CDB General Industry Survey Report - U.S. will be listed in the appropriate appendix in the 2019 proxy statement

PROXY SUMMARY
To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information, which is only a summary. For more complete information about our corporate governance, the experience and composition of our Board and key executive compensation actions and decisions, please review this entire proxy statement. For more complete information about our financial and operational results, and our environmental stewardship and community activities, please review our 2017 Annual Report on Form 10-K and our Sustainability Portal (available on our website, www.pnmresources.com). For a list of terms defined and used in this proxy statement, see the Glossary beginning on page ii. Information contained on www.pnmresources.com, www.pnm.com, or any third-party websites referenced in this proxy statement is not incorporated by reference or otherwise deemed to be part of this proxy statement. On April 10, 2018, we began mailing to our shareholders either the Notice of Internet Availability of Proxy Materials or a printed copy of our proxy materials.
PNM Resources, Inc. is an investor-owned holding company with two regulated entities, PNM and TNMP, providing electricity and electric services in New Mexico and Texas. We are focused on earning authorized returns on our regulated businesses, delivering above industry-average earnings and dividend growth and maintaining solid investment grade metrics. In conjunction with these goals, PNM and TNMP are dedicated to maintaining strong employee safety, plant performance and system reliability, delivering a superior customer experience, demonstrating environmental stewardship in their business operations and supporting the communities in their service territories.
Annual Meeting of Shareholders

Date and Time:	May 22, 2018, 9:00 a.m. Central Daylight Time (Meeting Room doors open at 8:15 a.m.)
Place:	Texas-New Mexico Power Company 702 36th Street North Texas City, TX 77590 (map to meeting location included on back of proxy statement)
Record Date:	April 2, 2018
How to Vote:	Shareholders as of the record date may vote as follows:
By Internet:	Access www.pnmresources.com and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)
By Telephone:
For automated telephone voting, call 1-800-690-6903 (toll free) from any touch-tone telephone and follow the instructions. (You will need the control number on your Notice or the requested paper proxy card to vote your shares.)

By Mail:
If you received a full paper set of materials, date and sign your proxy card exactly as your name appears on your proxy card and mail it in the enclosed, postage-paid envelope. Otherwise, request delivery of the proxy statement and proxy card by following the instructions in your Notice. You do not need to mail the proxy card if you are voting by telephone or internet.

In Person:
You can attend and cast your vote at the Annual Meeting if the shares are registered in your name. To attend the meeting in person, you will need to provide proof of your share ownership as of the record date and provide a government-issued photo identification. For admission requirements please see Question 19 on page 75 “Who may attend the Annual Meeting?” If your shares are held in “street name”, and you do not provide voting instructions to your broker before the meeting, then you can only vote in person if you have an authorized proxy to do so from the registered shareholder. See also Question 23 on page 76.

Your shares will be voted in the manner you indicate. The telephone and Internet voting systems are available 24 hours a day. They will close at 11:59 p.m. Eastern Daylight Time on May 21, 2018. Please note that the voting deadline is earlier for voting shares held in our RSP, as described on page 74 under Question 15.

2017 Business Highlights

Operational Performance

Environmental

•	Retired two of the four units of San Juan Generating Station, reducing PNM’s greenhouse gas emissions by approximately 40% over 2012 levels

•	Filed 2017 Integrated Resource Plan proposing a future energy resource portfolio for PNM that would eliminate use of coal-fired generation by the end of 2031 (pending regulatory approval)

•
Adopted CO2 reduction goals for PNM set forth in the Climate Change Report on our Sustainability Portal (located at http://www.pnmresources.com/about-us/sustainability-portal/climate-change-report.aspx)

Commitment to Customers

•	Achieved milestone of 100 years in business at PNM

•	Restored electric service to TNMP customers promptly and safely after Hurricane Harvey (and our crews also provided assistance with Hurricane Irma restoration efforts in Florida)

•	Enhanced the PNM customer experience by launching an on-line chat feature and streamlining application process for distributed generation

Financial Performance

•	Increased PNMR’s annual dividend for the 8th consecutive year

•	Exceeded 2017 ongoing earnings guidance[1]

•	Maintained investment grade credit ratings

•
Negotiated a settlement with nearly all parties to the PNM general rate review that was approved by the NMPRC in January 2018 and revised to reflect recent federal corporate tax rate reductions, making New Mexico one of the first states to pass these reductions to customers through electricity rates

•	Obtained approval of two TNMP Transmission Cost of Service filings to capture recovery of transmission investments

Corporate Responsibility

Corporate Governance

•	Adopted proxy access

•	Engaged with shareholders representing a majority of shares outstanding on a variety of environmental, social and corporate governance matters

Workforce Diversity

•	Employed a workforce comprised of approximately 47% minorities and approximately 8% veterans

•	Demonstrated diversity among corporate officers with 44% women or minority representation

Community Engagement

•
Contributed $4 million to non-profits and community partners in New Mexico and Texas, including $1.8 million of “A New Century of Service” grants to support New Mexico economic growth and education in celebration of PNM’s 100th business year

•	Provided leadership, sponsorship and membership in local New Mexico and Texas commerce organizations, led by our CEO’s chairmanship of the New Mexico Partnership to support economic development

•	Supported employees who volunteered over 10,800 hours to benefit over 400 organizations and donated generously to our crisis relief fund

•	Provided $0.5 million in customer payment assistance to 3,804 families through the PNM Good Neighbor Fund

--------------------------------
1 Our 2017 ongoing earnings per share is a non-GAAP financial measure that is reconciled to 2017 GAAP earnings per share in our earnings materials available on our website at http://www.pnmresources.com/investors/financial-information/non-gaap-measures.aspx and such reconciliation is incorporated herein by reference.

Voting Matters and Board Recommendations

	Board vote recommendation	Page References (for more detail)
Proposal 1: Elect as directors the eight director nominees named in this proxy statement	FOR each nominee	19 - 25
Nominees provide the needed experience and expertise to direct the management of the business and affairs of the Company and ensure strong independent oversight.
Proposal 2: Ratify appointment of KPMG as our independent registered public accounting firm for 2018	FOR	26
All independence standards have been met and sound practices are used to ensure high quality audits.
Proposal 3: Approve, on an advisory basis, the compensation of our named executive officers	FOR	29
Our executive compensation is market-based, performance-driven, and aligned with shareholder interests.
Proposal 4: Shareholder proposal for PNM to publish assessment of PNM’s generation portfolio	AGAINST	67 - 68
A Climate Change Report describing changes to PNM’s generation portfolio that align with the 2 degree goal of the Paris Agreement has already been published on our Sustainability Portal.
Proposal 5: Shareholder proposal to adopt a policy requiring an independent chair	AGAINST	69 - 71
The Board’s corporate governance structure, including its independent committees and independent lead director, provides effective independent oversight of management.

Governance Highlights

We strongly believe that good governance and transparency are integral to achieving long-term shareholder value and our strategic goals, including delivering above industry-average earnings and dividend growth, maintaining strong employee safety and operational performance, demonstrating environmental stewardship and supporting our communities. Our commitment to governance policies and practices that serve the interests of the Company and our shareholders, customers and communities is underscored by the following corporate governance practices and facts for PNM Resources that are described further beginning on page 5:

✓ Gender, ethnic and experience-diverse Board	✓ Lead Independent Director with specified duties to ensure strong independent oversight
✓ Annual election of all directors and Board refreshment/service policy	✓ Independent directors meeting regularly in executive sessions
✓ Majority voting for all directors	✓ Board committees comprised entirely of independent directors with relevant expertise
✓ Annual Board and committee self-evaluation process	✓ Prohibition of hedging Company securities
✓ Adoption of proxy access	✓ Prohibition of pledging of Company securities by directors and executive officers, including the NEOs
✓ Sustainability reporting	✓ Incentive compensation awards subject to forfeiture
✓ Political contributions, lobbying and governmental communications policies	✓ Stock ownership guidelines for executives and directors

2018 Nominees for the Board of Directors
We believe we have a well-qualified, diverse mix of directors which positions the Board to provide effective oversight. The Board has a healthy average tenure and the Board’s gender diversity has been recognized by the 2020 Women on Boards campaign for the past seven years. Detailed background and other skills and experience information can be found beginning on page 19.
Board Highlights:

5 Years Average Tenure	7 of 8 Members Are Independent	50% Are Female or Minority	100% Have C-Suite Experience and Financial Expertise	62.5% Have Environmental Experience

2018 Nominees:

Name	Age	Director Since	Occupation / Experience	Independent	PNMR Committees	Other Public Company Boards
Norman P. Becker	62	2016	President and CEO, New Mexico Mutual Casualty Company	✓	Compensation Finance (Chair)
Patricia K. Collawn	59	2010	Chairman, President and CEO, PNM Resources, Inc.			CTS Corporation
E. Renae Conley	60	2014	CEO, ER Solutions, LLC	✓	Compensation Finance	Advanced Disposal Services, Inc.
Alan J. Fohrer	67	2012	Retired Chairman and CEO, Southern California Edison	✓	Audit Compensation (Chair)	TransAlta Corporation
Sidney M. Gutierrez	66	2015	Chairman and CEO, Rocket Crafters, Inc.	✓	Audit Finance
Maureen T. Mullarkey	58	2014	Partner, Blue Heron Investments, LLC	✓	Audit (Chair) Nominating	Everi Holdings, Inc.
Donald K. Schwanz	73	2008	Retired Chairman and CEO, CTS Corporation	✓	Audit Nominating (Chair)
Bruce W. Wilkinson (Lead Director)	73	2010	Retired Chairman and CEO, McDermott International, Inc.	✓	Compensation Nominating

Annual Advisory Vote On Our Executive Compensation Programs
We believe our compensation programs for our named executive officers are performance-based and market competitive, aligning incentive opportunities with the performance expected of us by our shareholders and customers. In 2017, shareholders continued their strong support of our executive compensation programs with 90% of the votes cast for approval of the Say-on-Pay proposal at the 2017 Annual Meeting of Shareholders. The Compensation Committee continues to examine our executive compensation program to ensure continued alignment between the interests of our executives and our shareholders and customers. We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs as described in the Executive Compensation section (including the CD&A and compensation tables) of this proxy statement beginning on page 30.

✓ Performance-based: 77% of CEO and 61% of Senior Officer 2017 pay opportunity is at risk
✓ Performance metrics align with business strategy:

Annual Incentive Pay under 2017 AIP
60% Incentive EPS	20% Customer Satisfaction	20% Reliability

Long-Term Incentive Performance Shares under 2017 LTIP
40% Earnings Growth	30% Relative TSR	30% FFO/Debt
✓ Market competitive pay mix of equity and cash:
Designed to attract and retain talented executives
Targets the median of 2017 Benchmark Data
Share ownership guidelines align with long-term shareholder value

Forward-Looking Statements

Statements made in this Proxy Statement that relate to future events or our expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates.  We assume no obligation to update this information.
Because actual results may differ materially from those expressed or implied by these forward-looking statements, we caution readers not to place undue reliance on these statements. Our business, financial condition, cash flows, and operating results are influenced by many factors, which are often beyond our control, that can cause actual results to differ from those expressed or implied by the forward-looking statements.  We describe risks and uncertainties that could cause actual results and events to differ materially in the “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis” sections of our Forms 10-K and 10-Q filed with the SEC.

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Corporate Governance Principles

In recognition of the importance of governance to the proper management of the Company, the Board has organized the various governance policies adopted and practiced over the years into a consolidated Corporate Governance Principles document so that investors, employees, customers, regulators, and the community may be aware of the policies followed by the Company. These principles have been approved by the full Board after analysis of policy considerations and peer benchmarks. With the goal of incorporating evolving best corporate governance principles, the Board requires the Nominating Committee to review the principles at least annually and recommend changes from time to time for consideration and adoption by the full Board.

The Corporate Governance Principles document can be found on PNM Resources’ website at http://www.pnmresources.com/corporate-governance.aspx. The principles document sets forth key practices and addresses the following:

Responsibilities of the Board Process for Director Nominations Director Qualifications Director Independence Planning/Oversight Functions	Stock Ownership Guidelines Director Service Director Compensation Leadership Structure Conflicts of Interest

Code of Ethics

We have adopted a code of ethics, Do the Right Thing: Principles of Business Conduct, which applies to all directors, officers (including the principal executive officer, principal financial officer, and principal accounting officer), and employees. Do the Right Thing is available in print to any shareholder who requests it by writing to the Ethics and Governance Department, PNM Resources, Inc., 414 Silver Avenue SW, MS-1285, Albuquerque, New Mexico 87102-3289. Do the Right Thing is also available on our website at http://www.pnmresources.com/corporate-governance.aspx. We will post any amendments to or waivers from our code of ethics (to the extent applicable to the Company’s executive officers and directors) at this location on our website.

Concerns relating to financial statement disclosures, accounting, internal accounting controls, auditing matters, or other matters involving violations of law are handled in accordance with the complaint procedures adopted by the Audit Committee that are posted on our website at http://www.pnmresources.com/corporate-governance.aspx. We have established an anonymous, confidential hotline through which employees and others may report concerns about our business practices.

Director Independence

In accordance with our Corporate Governance Principles, the Board has affirmatively determined that all current directors and the director nominees are independent of PNM Resources and its management (with the exception of Patricia K. Collawn). Ms. Collawn is considered an inside director because of her employment as the President and CEO of the Company.

In determining the independence of the non-employee members of the Board, the Board examined all direct and indirect relationships of these non-employee directors with the Company and determined that all such relationships complied with the specific independence criteria under applicable law and regulations, including the NYSE listing standards. In addition, the only direct or indirect relationships between PNM Resources and each current non-employee director nominee consist of service on the Board or a Board committee and being a shareholder or a retail utility customer of the Company.

Majority Voting for Directors

Our articles of incorporation and bylaws provide for the annual election of directors. As discussed under Question 12 on page 73, each director must receive the affirmative vote of a majority of our shares of common stock represented at the meeting and entitled to vote on the election.

Our Corporate Governance Principles also provide that any nominee in an uncontested election who does not receive the required affirmative majority vote must promptly submit his or her resignation for consideration by the Nominating Committee which shall make a recommendation to the full Board within a reasonable period of time. The director whose resignation is under consideration will abstain from participating in the Nominating Committee’s recommendation and the Board’s decision on this matter. If a resignation is not accepted by the Board, the director may continue to serve. Directors added to the Board during the course of the year will stand for election at the next annual meeting of shareholders.

In addition to the annual election of directors, the Board’s accountability to shareholders is enhanced by:

•	the rigorous nomination process conducted by the Nominating Committee (which includes consideration of director candidates proposed by shareholders); and

•	the Board’s policy that a substantial majority of the Board be independent and that all Board committees consist of independent members.

Shareholder Recommendations of Directors

Any shareholder may recommend potential nominees to the Nominating Committee for consideration for membership on the Board. Recommendations can be made by sending a written statement of the qualifications of the recommended individual to the Corporate Secretary, PNM Resources, Inc., 414 Silver Ave. SW, MS-1245, Albuquerque, NM 87102-3289. As discussed on page 13, the Nominating Committee will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates.

Proxy Access

In October 2017, we amended our bylaws to permit any shareholder (or group of no more than 20 shareholders) owning three percent or more of our common stock continuously for at least three years to nominate up to an aggregate limit of one candidate or 20 percent of our board (whichever is greater) for inclusion in the proxy statement. For the 2019 Annual Meeting of Shareholders notice of such nominee must be received no earlier than November 11, 2018 and no later than the close of business on December 11, 2018. Notice should be addressed to the Corporate Secretary, PNM Resources, Inc., 414 Silver Ave. SW, MS-1245, Albuquerque, NM 87102-3289. Requirements for such nominations and nominees are detailed in our bylaws, which are available on our website at http://www.pnmresources.com/corporate-governance.aspx.

Board Leadership Structure and Lead Director

We believe the Company and our shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular point in time. Under our Corporate Governance Principles and bylaws, the Board has the authority to combine or separate the positions of Chairman and CEO, as well as to determine whether, if the positions are separated, the Chairman should be an employee, non-employee, or an independent director. The Board has separated the two offices on four occasions since the 1980s.

The Board believes the most effective leadership structure for the Company at this time is one with a combined Chairman and CEO coupled with an independent lead director. The Chairman is Patricia K. Collawn, our President and CEO. Combining the roles of Chairman and CEO: (1) enhances the Board’s ability to provide strategic direction and communicate clearly and effectively with management; and (2) avoids creating a structure that would effectively duplicate the work of our lead director. Ms. Collawn’s knowledge of our utilities and of the significant risks, challenges, and opportunities for our industry, including climate change, technological innovation, cybersecurity, and regulatory outcomes, make her best suited to serve as Chairman and CEO and provide strong unified leadership for PNM Resources. As Chairman, Ms. Collawn also brings contemporary industry insights to the Board as a result of her leadership role in leading industry organizations, such as the Electric Power Research Institute (“EPRI”) and the Edison Electric Institute (“EEI”), both of which are instrumental in addressing policy, operational, and technological issues facing the utility industry.

The position of lead director and role of our Board committees (comprised entirely of independent directors) are designed to promote strong, independent oversight of our management and affairs. Our lead director, Bruce W. Wilkinson, performs the following functions:

•	approves Board meeting agendas and information sent to the Board;

•	approves meeting schedules to ensure sufficient time for discussion of all agenda items;

•	chairs all meetings of the independent directors, including executive sessions of the independent directors, and presides at all meetings of the Board in the absence of the Chairman;

•	works with committee chairs to ensure coordinated coverage of Board responsibilities;

•	ensures the Board is organized properly and functions effectively, independent of management;

•	in consultation with the Board, is authorized to retain independent advisors and consultants on behalf of the Board;

•	facilitates the annual self-evaluation of the Board and Board committees;

•	serves as a liaison for communications between (1) management and the independent directors, and (2) the Board and our shareholders and other interested parties; and

•	performs such other duties as the Board may from time to time delegate.

The lead director is elected by the independent directors, who review the role and functions of the lead director on an annual basis. The lead independent director receives an annual retainer of $20,000, in addition to his ordinary director compensation, for the additional services the lead independent director provides.

The lead director, with the above described duties, facilitates independent oversight of management. The balance of the lead director and combined Chairman and CEO positions ensures that the Board receives the information, experience and direction to effectively govern. The Board established this leadership structure because the Board believes it is effective, efficient, appropriate to PNM Resources’ size and complexity, and represents a cost-effective allocation of responsibilities. Further, the Board believes that having Ms. Collawn serve in the combined role of Chairman and CEO is in the best interests of our shareholders because:

•
Ms. Collawn’s thorough understanding of the particular challenges facing the regulated utility industry and the need to balance various stakeholder interests is critical at both the management and Board level and she is uniquely qualified to identify key strategic risks; and

•	Ms. Collawn’s combined role promotes unified leadership and direction and conveys the Board’s confidence in her leadership to shareholders, customers, and other stakeholders.

The Board has also determined that the cost and efficiency benefits of its leadership structure do not result in control over both management and corporate governance being overly invested in one person. The Board is confident that, as currently constituted, it will provide ample counterbalance to a combined Chairman and CEO and that it continues to provide suitable independent oversight of management. The independent directors on the Board are all accomplished professionals possessing substantial relevant experience to oversee our regulated utility businesses. The independent directors meet in separate session, excluding management, at each regular meeting of the Board. Any director has the right to submit items to be heard at any Board meeting. Finally, the independent directors outnumber the one non-independent director, the combined Chairman and CEO, by a large majority.

Board’s Role in Risk Oversight

Our management is responsible for managing risk and bringing to the Board’s attention the most significant risks facing the Company.  The Board has oversight responsibility for the processes established to identify, assess, mitigate, and monitor these risks.  Throughout the year, the Board reviews information regarding the potential significant risks facing the Company.  Each significant strategic risk is overseen by the full Board in order to facilitate more effective integrated risk and strategy oversight. Board oversight includes consideration of the various challenges and opportunities presented by these risks, plans to mitigate the risks, and the impact these risks may have on our strategy.

For many years, management has identified and reported to the full Board on multiple risks and opportunities related to climate change, including potential environmental regulation, technological innovation, and availability of fuel and water for operations. These significant risks are overseen by the full Board. In addition, the full Board approves certain Company investments in environmental equipment and grid modernization technologies. Other significant risks overseen by the full Board include safety, New Mexico stakeholder relationships, physical security, and cybersecurity.

The Board also allocates responsibility for oversight of other risks among the committees of the Board.  Our Board committees play an important role in risk oversight.  For example, the Finance Committee reviews and recommends to the full Board decisions regarding capital structure and oversees our management of risks associated with capital availability, liquidity, and costs thereof.  In addition, the Finance Committee monitors the execution of our energy supply, sales, and hedging programs.  The Audit Committee plays a central role in overseeing the integrity of our financial statements and reviewing and approving the performance of our internal audit function and independent auditors.  The Audit Committee also is regularly briefed on the Company’s North American Electric Reliability Corporation risks and risk mitigation programs. While the full Board annually reviews the CEO succession planning process, the Nominating Committee oversees risks related to succession planning for the Board, and the Compensation Committee oversees risks related to succession planning for Company officers. In addition, the Compensation Committee considers risks related to the attraction and retention of talent and risks related to the design of compensation programs and arrangements. In doing so, the Compensation Committee monitors the design and administration of our overall incentive programs to ensure that they incentivize strong individual and group performance and include appropriate safeguards to avoid unintended or excessive risk-taking by our employees.

In executing its risk oversight duties, the Board can and does access extensive internal and external expertise regarding our challenges and opportunities, including those related to climate change. For instance, the Board’s Chairman, Ms. Collawn, also serves on the board of EPRI, a non-profit research institute engaged in researching innovative climate change related technology and policy matters for the power industry. We are actively involved in multiple EPRI programs and have representatives on various committees of EEI focused on environmental risks and technological innovation.

The Board does not believe that its leadership structure (i.e., combining the Chairman and CEO roles, coupled with an independent lead director) detracts from its ability to effectively oversee risk management because a substantial majority of the Board is comprised of independent directors, each committee is comprised entirely of non-management independent directors, and the roles of the lead director and committees are designed to provide effective oversight of management.

Communication with the Board

Shareholders wishing to communicate with the Board or with a specific director may do so by writing to the Board or to the particular director and delivering the communication in person or mailing it to: Board of Directors, c/o Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1245, Albuquerque, New Mexico 87102-3289. All shareholder communications will be relayed to the Board or an appropriate committee of the Board. If the shareholder desires to communicate a concern directly with the Board without initial review by the Corporate Secretary, the concern should be submitted in writing, in a sealed envelope addressed to the Board, in care of the Corporate Secretary, with a notation indicating that it is to be opened only by the Board. The Corporate Secretary shall promptly forward the unopened envelope to the Board. From time to time, the Board may change the process for shareholder communications with the Board or its members. Please refer to our website http://www.pnmresources.com/corporate-governance.aspx for any changes in this process.

Shareholders and other interested parties wishing to communicate directly with the lead independent director or with the non-management or independent directors as a group may do so by writing to Lead Independent Director, c/o Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1245, Albuquerque, New Mexico 87102-3289.

Director Education

Our Corporate Governance Principles encourage all directors to participate in director continuing education programs. In addition, management monitors and reports to the directors significant corporate governance initiatives. The directors also receive a presentation on developments in corporate governance at least annually.

Director Service Policy

Our Director Service Policy provides that directors will not serve more than 12 years on the Board absent certain conditions. The policy requires directors serving more than 12 years, employee directors who leave the Company and directors who undergo a significant change in their business or professional career to submit resignations to the Board for acceptance at such time as the Board deems appropriate. The policy can be found on page 7 of the Corporate Governance Principles available on our website at http://www.pnmresources.com/corporate-governance.aspx.

Equity Compensation Awards Policy

The Board adopted the Equity Compensation Awards Policy to govern the granting of all forms of equity compensation. The policy provides that equity compensation awards shall only be made in compliance with the PEP and applicable laws and regulations. The PEP prohibits option repricing, incorporates, as a general rule, a “double trigger” vesting rule in connection with a change in control, and contains a “clawback” provision subjecting all awards issued under the PEP to potential forfeiture or recovery to the fullest extent called for by any clawback policy that may be adopted by the Company. The Equity Compensation Awards Policy provides that equity compensation awards are prospective only and sets forth additional good governance procedures for making equity awards when the regular schedule for the grant of equity compensation falls within a black-out period for trading in our securities under PNM Resources’ Insider Trading Policy. The Equity Compensation Awards Policy is available on our website at http://www.pnmresources.com/corporate-governance.aspx.

Related Person Transaction Policy

Our “Policy and Procedures Governing Related Party Transactions” is posted on our website at http://www.pnmresources.com/corporate-governance.aspx. The policy provides that all transactions with executive officers, directors or greater than 5% shareholders or any immediate family member of any of the foregoing (collectively referred to as “related persons”), where the aggregate amount involved is expected to exceed $120,000 per year, are subject to pre-approval or ratification by the Nominating Committee, or by the Board or another committee in the normal fulfillment of their respective charters and responsibilities. In determining whether to approve such transactions, the Nominating Committee will consider, among other factors, the extent of the related person’s interest in the transaction; the availability of other sources of comparable products or services; whether the terms are no less favorable than terms generally available in unaffiliated transactions under like circumstances; the benefit to the Company; and the aggregate value of the transaction at issue. Since January 1, 2017, we have not participated, and have no current plans to participate, in any transactions in which any related person has a material interest that would be subject to pre-approval under this policy or otherwise be reportable under applicable SEC Rules.

Insider Trading Policy Includes No Hedging or Pledging

The Company’s Insider Trading Policy prohibits all employees, officers, and directors from engaging in short sales of Company securities and states that speculative trading in Company stock is considered to be improper and inappropriate. In addition, the policy prohibits all directors, officers, and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sales contracts, or transactions that allow a person to lock in much of the value of his or her Company securities.  Further, our Insider Trading Policy prohibits all directors and executive officers, including our NEOs, from pledging Company securities as collateral for a loan.

Clawback Policy

The PEP provides that every award issued under the PEP is subject to potential forfeiture or recovery to the fullest extent called for by any future clawback policy. When the SEC adopts applicable rules, the Company intends to adopt a clawback policy that will be fully compliant with future NYSE listing standards.  In addition, (1) the PEP provides that all unvested and unpaid awards are subject to forfeiture for conduct which is demonstrably and materially injurious to the Company and (2) the LTIPs and AIPs provide that a recipient will forfeit unvested and unpaid incentive compensation awards issued under the PEP for any manipulation or attempted manipulation of the performance results for personal gain at the expense of customers, shareholders, other employees or the Company.

Sustainability

We are committed to integrating sustainability into our everyday actions to help create enduring value for our shareholders, our customers, and the communities we serve.  At PNM Resources, the term “sustainability” encompasses a broad range of important actions. It starts with our responsibility to deliver safe, reliable, affordable, and environmentally responsible energy to our customers and extends to areas that include: economic development and improving the quality of life in our communities; conservation and resources protection; corporate governance; and efficiency. Information about these activities, including a Climate Change Report describing the significant efforts PNM is making to reduce its carbon dioxide emissions, is available on our Sustainability Portal at http://www.pnmresources.com/about-us/sustainability-portal.aspx.

ADDITIONAL INFORMATION ABOUT OUR BOARD AND BOARD COMMITTEES

Board Meetings

The Chairman of the Board presides at all meetings of the shareholders and of the full Board. As discussed on page 7 under “Board Leadership Structure and Lead Director,” the lead independent director chairs meetings of the independent directors and assumes other duties designed to support the Board’s independent oversight of management. The lead independent director is nominated and approved by the independent directors annually. The independent directors meet at least four times a year without management present and will meet more often as the need arises. Bruce W. Wilkinson has served as the lead independent director since May 15, 2015.

In 2017, the full Board met five times. The independent directors held five regularly scheduled meetings in 2017. During 2017, all incumbent directors attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served.

Directors are expected to attend the Annual Meeting and, as stated in the Corporate Governance Principles, are responsible for attending all director meetings and for reviewing materials provided in advance of each meeting. Directors are expected to actively participate in Board and committee meetings. All directors attended the 2017 Annual Meeting held on May 16, 2017.

Board Committees and their Functions

The Board has four current standing committees: the Audit Committee, the Compensation Committee, the Finance Committee, and the Nominating Committee. All committee members are independent directors.

Each committee has a written charter that addresses the committee’s purpose and responsibilities. All current committee charters can be found at http://www.pnmresources.com/corporate-governance.aspx and are available in print without charge to any shareholder who requests it. The charters comply with applicable NYSE Listing Standards.

The following table provides 2017 membership and meeting information for each of the four Board committees.

Name	Audit Committee	Nominating Committee	Finance Committee	Compensation Committee
N. P. Becker		x	x
E. R. Conley			x	x
A. J. Fohrer	x			x*
S. M. Gutierrez		x*		x
M. T. Mullarkey	x*	x
D. K. Schwanz	x		x*
B. W. Wilkinson**	x			x
# Meetings in 2017	5	2	2	3
# Executive Sessions in 2017	3	—	—	2
*Committee Chair **Lead Independent Director

Effective February 23, 2018, the membership of each of the four standing committees in 2018 is as follows:

Audit Committee	Finance Committee
Alan J. Fohrer	Norman P. Becker*
Sidney M. Gutierrez	E. Renae Conley
Maureen T. Mullarkey*	Sidney M. Gutierrez
Donald K. Schwanz

Compensation Committee	Nominating Committee
Norman P. Becker	Maureen T. Mullarkey
E. Renae Conley	Donald K. Schwanz*
Alan J. Fohrer*	Bruce W. Wilkinson
Bruce W. Wilkinson
*Committee Chairs elected on February 23, 2018.

A summary of each current standing committee’s responsibilities is included below:

Audit and Ethics Committee

Membership:	Four independent, non-employee directors.
Functions:
Oversees the integrity of our financial statements, system of disclosure and internal controls regarding finance, accounting, legal, compliance, and ethics that management and the Board have established.
Ensures compliance with our legal and regulatory requirements.
Assesses and ensures the independent accountant’s qualifications and independence.
Reviews and approves the performance of our internal audit function and independent accountants.
Approves independent accountant services and fees for audit and non-audit services.
Oversees our management of risks as assigned by the Board.

Charter:
A current copy of the Audit Committee Charter may be found on our website at http://www.pnmresources.com/corporate-governance.aspx. The Audit Committee Charter prohibits any committee member from serving on the audit committees of more than two other publicly traded companies.

Evaluation:	The Audit Committee evaluated its 2017 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.
Financial Expert:
The Board has unanimously determined that all Audit Committee members are financially literate and that A. J. Fohrer, M. T. Mullarkey and D. K. Schwanz qualify as “audit committee financial experts” within the meaning of SEC regulations.

Compensation and Human Resources Committee

Membership:	Four independent, non-employee directors (including meeting the outside director rules under Section 162(m) of the Tax Code).
Functions:
Recommends the compensation philosophy, guidelines, and equity-based compensation for officers (emphasizing rewarding long-term results and maximizing shareholder value).
Establishes an appropriate compensation program for the CEO and reviews and approves corporate goals and objectives relevant to CEO compensation.
Evaluates CEO performance in light of corporate goals and objectives.
Reviews and recommends to the independent directors, the CEO’s annual compensation level and components.
Reviews and approves all components of compensation and stock ownership guidelines for all senior officers, giving due consideration to the CEO’s recommendations.
Monitors our affirmative action program.
Oversees our annual compensation risk assessment.

Charter:	A current copy of the Compensation Committee Charter may be found on our website at http://www.pnmresources.com/corporate-governance.aspx.
Interlocks and Insider Participation:	No member of the Compensation Committee had a relationship during 2017 that requires disclosure as a compensation committee interlock or as insider participation.
Evaluation:	The Compensation Committee evaluated its 2017 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.

Finance Committee

Membership:	Three independent, non-employee directors.
Functions:
Reviews and recommends to the Board decisions regarding our capital structure and financial strategy, including dividend policy.
Oversees our financial performance, capital expenditures, and investment procedures and policies.
Oversees our investments in subsidiaries, investment trusts and other corporate investments.
Oversees our management of risks as assigned by the Board.

Charter:	A current copy of the Finance Committee Charter may be found at http://www.pnmresources.com/corporate-governance.aspx.
Evaluation:	The Finance Committee evaluated its 2017 performance and confirmed that it fulfilled all of the responsibilites described in its Charter.

Nominating & Governance Committee

Membership:	Three independent, non-employee directors.
Functions:
Recommends candidates for election to the Board.
Develops policy on composition and size of the Board, as well as director tenure.
Develops director independence standards consistent with applicable laws or regulations.
Oversees the performance evaluation of the Board.
Recommends applicable revisions to the corporate governance principles.
Recommends Board compensation levels and stock ownership guidelines.
Oversees the Policy and Procedure Governing Related Party Transactions.
Oversees the Company’s management of risks as assigned by the Board.

Charter:	A current copy of the Nominating Committee Charter may be found at http://www.pnmresources.com/corporate-governance.aspx.
Interlocks and Insider Participation:	No member of the Nominating Committee had a relationship during 2017 that requires disclosure as a director compensation committee interlock or as insider participation.
Evaluation:	The Nominating Committee evaluated its 2017 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.

Director Candidates and Nominations:
The Nominating Committee will consider director candidates proposed by shareholders. Director candidates recommended by shareholders will be evaluated against the same criteria as nominees submitted by the Nominating Committee. Candidates must be highly qualified and exhibit both willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed description of the candidate’s qualifications, appropriate biographical information, and signed consent to serve to the Secretary of the Company, taking into consideration the criteria for new directors:

• directors should be individuals of the highest character and integrity and have inquiring minds, vision, the ability to work well with others, and exercise good judgment;

• directors should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

• directors should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

• directors should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;

• directors should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; and

• each director’s ownership interest should increase over time, consistent with the stock ownership guidelines and applicable insider trading restrictions, so that an appropriate amount of stock is accumulated.

General Board attributes and director qualifications can also be found on pages 3-4 of the current Corporate Governance Principles document posted at http://www.pnmresources.com/corporate-governance.aspx.

In addition, please see the answer to Question 27 on page 76 for information on how to submit a shareholder proposal for nomination of a director candidate in accordance with our bylaws and applicable SEC rules.

The Nominating Committee and the Board have no formal policy regarding diversity in recruiting directors. However, the Nominating Committee does consider diversity in identifying nominees for a balanced board with varied expertise including having accounting or related financial management expertise. For example, in the past, efforts were made to recruit more female nominees and to recruit candidates from Texas and New Mexico to reflect the geographic market served by the Company and our utility subsidiaries, PNM and TNMP. In addition, the Nominating Committee seeks to recruit nominees who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies. The Board’s gender diversity has been recognized by the 2020 Women On Boards campaign for the past seven years.

DIRECTOR COMPENSATION

Elements of Director Compensation

The Nominating Committee recommends non-employee director compensation levels and stock ownership guidelines for review and approval by the full Board. Ms. Collawn, our Chairman, President and CEO, is the only salaried employee serving on the Board and she receives no additional compensation for her Board service.

The general policy of the Board is to provide a reasonable director compensation package that will attract and retain highly qualified non-employee directors. The Nominating Committee reviews and compares the form and amount of director compensation on an annual basis to consider trends in director compensation and to recommend a total compensation amount that approximates the median of non-employee director compensation in similarly situated utility and energy companies, such as the PNMR Peer Group described on page 41 of this proxy statement.

As discussed in the 2017 proxy statement, director compensation was increased for 2017 based on a July 2016 Pay Governance analysis showing the compensation levels at that time were well below the median of the PNMR Peer Group and a market sample of S&P companies. At the Nominating Committee’s request, Pay Governance provided an additional anaylsis of alternative pay structures. Following discussion and review of the Pay Governance analysis and recommendations, including the continuing market trend toward simplicity, in December 2016, the Nominating Committee recommended and the Board approved the following changes for 2017 compensation: increasing the cash retainer from $60,000 to $80,000; increasing the market value of restricted stock rights from $75,000 to $90,000; and providing that attendance fees of $1,500 per meeting would only be payable for and after attending more than eight meetings annually of the full Board or of a particular committee. In addition, the vesting period for restricted stock rights granted on and after the 2017 Annual Meeting was set at one year to better align with the PNMR Peer Group and market data (instead of vesting equally over a three-year period). The 2017 annual compensation for non-employee directors consisted of the following cash and stock based compensation:

Annual Retainer (Cash and Equity):	$80,000 in cash paid in quarterly installments Restricted stock rights(1) with a market value of $90,000(2)
Lead Director Fee:	$20,000 paid in quarterly installments
Audit Committee Chair Retainer:	$10,000 paid in quarterly installments
Compensation Committee Chair Retainer:	$10,000 paid in quarterly installments
Finance Committee Chair Retainer:	$7,500 paid in quarterly installments
Nominating Committee Chair Retainer:	$7,500 paid in quarterly installments
Supplemental Meeting Fees:
$1,500 - payable for and after each meeting of a particular committee or the Board, as the case may be, attended by a committee member or non-employee director, in excess of eight committee or full Board meetings annually.

(1)    Restricted stock rights granted under the PEP for the 2017 annual retainer vest on the first anniversary of the grant date, subject to vesting acceleration upon certain events, including disability. These awards are typically made at our annual meeting of directors which follows our Annual Meeting, unless the meeting occurs during a black-out period for trading in the Company’s securities as specified in the Company’s Insider Trading Policy. As set forth under the Equity Compensation Awards Policy, under those circumstances, the Board will either (a) schedule a special meeting after the expiration of the black-out period, (b) make awards pursuant to a unanimous written consent executed after the expiration of the black-out period, or (c) pre-approve the equity awards with an effective date after the expiration of the black-out period. The date of the awards is the date on which the Board approves the awards, unless (i) the approval date is a non-trading day, in which case the date is the immediately preceding trading date or (ii) pre-approval occurs during a black-out period, in which case the grant date is the first trading date after the expiration of the black-out period. The PEP limits the maximum amount of shares that may be granted to any non-employee director during any calendar year to no more than 15,000 shares.

(2)    The amount of restricted stock rights is determined by dividing $90,000 by the closing price of our stock on the NYSE on the day of the grant. Thus, 2,452 restricted stock rights were granted on May 16, 2017 to each non-employee director, based on the closing price on that date of $36.70 per share.

In addition, all directors were reimbursed for any board-related expenses, such as travel expenses incurred to attend Board and Committee meetings and director education programs sponsored by educational and other institutions. Further, directors are indemnified by PNMR to the fullest extent permitted by law pursuant to our bylaws and indemnification agreements between the Company and each director. In December 2017, we adopted a program that allows directors to defer receipt of vested restricted stock rights awards granted on and after May 2018 to the earlier of (1) the five-year anniversary of termination of service with the Board or (2) a date certain or termination of service anniversary selected by the director. No retirement or other benefit plans are available to directors.

In November 2017, Pay Governance prepared an analysis of director compensation that showed current compensation levels were slightly below the median of the PNMR Peer Group and competitive with the market. Following discussion and review of the Pay Governance analysis and recommendations, in December 2017, the Nominating Committee recommended and the Board approved making no changes to director compensation for 2018.

Stock Ownership and Retention Guidelines for Directors

The Board believes directors should be shareholders and have a financial stake in the Company to help align director financial interests with the financial interests of our longer term shareholders. The Board requires directors to attain a significant level of Company stock ownership over a reasonable period of time.

The Nominating Committee is responsible for recommending Board compensation levels and stock ownership and retention guidelines to the Board for approval. The current stock ownership guidelines provide that non-employee directors will hold an amount of shares (including unvested restricted stock rights) equal to five times the annual cash retainer within a reasonable period of time. In addition, each director is required to hold 100% of all vested restricted stock rights until his or her holdings exceed five times the annual cash retainer (sales of a portion of vested stock sufficient to satisfy related tax obligations are permitted). Further, directors must hold all restricted stock right awards for a period of six months after termination of Board service or until the director achieves the holding requirements. We believe these holding guidelines are appropriate because they continue to approximate the holding requirements of the PNMR Peer Group. All of the directors have met or we believe will meet in the applicable time frame their holding requirements under the guidelines. Similar stock ownership guidelines have been developed for executives and are discussed on page 43.

The guidelines are reviewed periodically for any appropriate changes as described on page 7 of the Corporate Governance Principles document available on PNM Resources’ website at http://www.pnmresources.com/corporate-governance.aspx.

Summary of Non-Employee Director Compensation in 2017

The following table summarizes the total compensation paid or earned by each of the non-employee directors for the year ended December 31, 2017.

DIRECTOR COMPENSATION IN 2017

Name(1)	Fees Earned Or Paid In Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
N. P. Becker	80,000	87,634	—	—	—	—	167,634
E. R. Conley	80,000	87,634	—	—	—	—	167,634
A. J. Fohrer	90,000	87,634	—	—	—	—	177,634
S. M. Gutierrez	87,500	87,634	—	—	—	—	175,134
M. T. Mullarkey	90,000	87,634	—	—	—	—	177,634
D. K. Schwanz	87,500	87,634	—	—	—	—	175,134
B. W. Wilkinson	100,000	87,634	—	—	—	—	187,634
(1)Patricia K. Collawn does not receive any director compensation because she is our President and CEO.

(2)The following table provides additional information about fees earned or paid in cash to non-employee directors in 2017:
Name	Annual Retainer ($)	Committee Chair Fee ($)	Committee Meeting Fees ($)	Lead Independent Director Fee ($)	Total ($)
N. P. Becker	80,000	—	—	—	80,000
E. R. Conley	80,000	—	—	—	80,000
A. J. Fohrer	80,000	10,000	—	—	90,000
S. M. Gutierrez	80,000	7,500	—	—	87,500
M. T. Mullarkey	80,000	10,000	—	—	90,000
D. K. Schwanz	80,000	7,500	—	—	87,500
B. W. Wilkinson	80,000	—	—	20,000	100,000

 (3) Represents the grant date fair value of $35.74 per restricted stock right calculated in accordance with FASB ASC Topic 718 of the 2,452 restricted stock rights awarded under the PEP to each non-employee director on May 16, 2017. The assumptions used in determining the grant date fair value of restricted stock rights are set forth in Note 13 of the consolidated financial statements in PNMR’s Annual Report on Form 10-K for the year ended December 31, 2017. As of December 31, 2017, (1) Mr. Becker, who joined the Board in May 2016, had 4,011 outstanding restricted stock rights, and (2) the remaining current non-employee directors listed on the table above had 4,938 outstanding restricted stock rights. The actual value that a director may realize on the vesting of the restricted stock rights will depend on the market price of our common stock at the date of settlement and ultimately, the value received by the director on the sale of stock. The outstanding restricted stock rights granted under the PEP in May 2017 vest on May 16, 2018, whereas the outstanding May 2015 and May 2016 awards vest in three equal annual installments beginning on the first anniversary of the grant, subject to vesting acceleration upon certain events including completion of an elected annual term and disability. As discussed above under “Stock Ownership and Retention Guidelines for Directors,” directors will hold 100% of the annual restricted stock rights award until they hold stock equal to the required multiple of annual cash retainer (provided that sales of a portion of vested stock sufficient to satisfy related tax obligations are permitted). The amount of restricted stock rights is held until six months after termination of Board Service or until the director achieves the holding requirements.

OWNERSHIP OF OUR COMMON STOCK

Five Percent Shareholders

The following table contains information regarding the only persons and groups we know of that beneficially owned more than 5% of our common stock based on reports filed by such persons with the SEC as of March 29, 2018.

Name and Address	Voting Authority			Dispositive Authority
	Sole	Shared	None	Sole	Shared	Total Amount	Percentage of Class
BlackRock, Inc. (1) 55 East 52nd Street New York, NY 10022	8,754,718	—	—	8,926,954	—	8,926,954	11.2%
GAMCO Investors, Inc. et al (2) One Corporate Center Rye, NY 10580-1435	(2)	—	—	(2)	—	5,788,350	7.27%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	1,447,587	—	—	6,443,996	—	6,443,996	8.0%
The Vanguard Group (4) 100 Vanguard Blvd. Malvern, PA 192355	98,456	27,383	—	8,695,733	108,280	8,804,013	11.05%

(1) As reported on Schedule 13G/A filed January 19, 2018 with the SEC by BlackRock, Inc. as the parent holding company or control person of thirteen subsidiaries.

(2) As reported on Schedule 13D/A filed October 26, 2015 with the SEC by GAMCO Investors, Inc. et al. This filing reported that Gabelli Funds, LLC beneficially owned 3,098,000 shares (3.89%) with sole voting and sole dispositive power; GAMCO Asset Management Inc. beneficially owned 2,491,550 shares with sole voting power and 2,681,350 shares (3.37%) with sole dispositive power; and MJG-IV Limited Partnership beneficially owned 9,000 shares (0.01%) with sole voting and dispositive powers. The filing reported that Mario J. Gabelli is deemed to have beneficial ownership of the securities beneficially owned by each of the foregoing persons.

(3) As reported on Schedule 13G/A filed February 14, 2018 with the SEC by T. Rowe Price Associates, Inc.

(4) As reported on Schedule 13G/A filed February 9, 2018 with the SEC by The Vanguard Group.

Executive Officers and Directors

The Board believes that our directors and executive officers should be shareholders and have a significant long-term financial stake in the Company. The stock ownership guidelines for directors and officers are discussed on pages 15 and 43 of this proxy statement. The following table shows the amount of PNM Resources common stock owned by our current directors, the named executive officers, and our directors and executive officers as a group as of March 29, 2018.

Name	Amount and Nature of Shares Beneficially Owned (a)
	Aggregate No. of Shares Held (b)	Right to Acquire within 60 Days (c)	Percent of Shares Beneficially Owned
Non-Employee Directors:
Norman P. Becker	3,280	4,011	*
E. Renae Conley	10,472	4,938	*
Alan J. Fohrer	13,900	4,938	*
Sidney M. Gutierrez	2,636	4,938	*
Maureen T. Mullarkey	4,988	4,938	*
Donald K. Schwanz	28,868	4,938	*
Bruce W. Wilkinson	38,455	5,938	*
NEOs:
Patricia K. Collawn	445,027	168,851	*
Charles N. Eldred	108,289	15,655	*
Patrick V. Apodaca	65,620	4,918	*
Ronald N. Darnell	25,055	3,370	*
Joseph D. Tarry	10,398	2,224	*
Directors and Executive Officers as a Group (13 persons)	763,678	232,346	1.25

(a) Beneficial ownership means the sole or shared power to vote, or to direct the voting of a security and/or investment power with respect to a security.

(b) The amounts shown are shares held in the individual’s name, individually or jointly with others, or in the name of a bank, broker, or nominee for the individual’s account.

(c) The number of shares directors and executive officers have a right to acquire through (1) stock option exercises within 60 days after March 29, 2018, (2) potential accelerated vesting (upon retirement or disability) under the PEP of restricted stock right awards, and (3) the number of shares that executive officers have a right to acquire through the ESP II upon the participant’s termination of employment. As of February 28, 2018, the number of shares reported in this column include the following ESP II share rights held by our NEOs: P. K. Collawn - 77,280 and C. N. Eldred - 7,030.

*Less than 1% of PNM Resources outstanding shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file certain reports of ownership and changes in ownership with the SEC within two business days of a transaction. We believe all applicable filing requirements were met for all of our executive officers and directors.

PROPOSAL 1: ELECT AS DIRECTORS THE EIGHT DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT
(PROPOSAL 1 on your Proxy Card)

General Information

Each of the eight director nominees presented below was recommended by the Nominating Committee and nominated by the Board for election as directors to serve for a one-year term that expires at the Annual Meeting in 2019 and until their successors are elected and qualified.

The eight nominees are current members of the eight-member Board who were elected by the shareholders at the 2017 Annual Meeting and are standing for re-election. Each of the eight nominees has consented to being nominated and to serve if elected. We do not know of any reason why any nominee would be unable to serve. However, should any nominee become unable to serve for any reason, the proxies may be voted for a substitute nominee selected by the Board upon the recommendation of the Nominating Committee, or the Board may reduce the size of the Board.

All of the director nominees are independent directors, except Ms. Collawn, our Chairman, President and CEO. As shown by the following biographies, each nominee has valuable skills and experiences that, taken together, provide us with the variety and depth of knowledge and judgment necessary to provide effective oversight of our electric utility and related businesses.

Below each nominee’s biography, we have included an assessment of the skills and experience of each such nominee. We have also included a chart that covers the assessment for the full Board after the biographies below. The noted age of each director is as of March 31, 2018.

Directors Nominated This Year For One-Year Terms Expiring in 2019

NORMAN P. BECKER
Director since May 2016
President and CEO, New Mexico Mutual Casualty Company, 2008-present

Mr. Becker, age 62, is a resident of Albuquerque, New Mexico, and has more than 30 years of insurance and health care industry experience. He currently serves as president and CEO of New Mexico Mutual Casualty Company, an insurance provider, a position he has held since 2008. Mr. Becker previously served as senior vice president of Manuel Lujan Agencies, an insurance agency, and as president of Lovelace Health System, a system of hospitals and medical centers in greater Albuquerque. His former roles include 20 years with Blue Cross Blue Shield plans, with the last seven of those years as president and CEO of Blue Cross Blue Shield of New Mexico.

Mr. Becker also has extensive community and public interest involvement and serves or has served in leadership roles at United Way of Central New Mexico, Blue Cross and Blue Shield Association, the First Community Bank Advisory Board, the National Hispanic Cultural Center, the Albuquerque Hispano Chamber of Commerce, the NM Hospitals and Health Systems Association, the Bank of Albuquerque Community Board, and the Greater Albuquerque Chamber of Commerce. Mr. Becker earned his master’s degree in Health Administration from the University of Colorado.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience • Finance/Capital Allocation Experience • Financial Expertise/Literacy Experience • Risk Management Experience	• Regulated Industry Experience • Cybersecurity Experience • Corporate Governance Experience • Customer and Community Experience

Mr. Becker’s qualifications to serve as director include his extensive leadership experience within a highly regulated industry, strong record of community and business involvement, and business contacts and relationships within PNM’s service area. Mr.

Becker brings valuable insight to our Board as a result of his broad range of business skills and financial expertise, as well as his expertise and exposure to an industry that has multiple stakeholders, including customers and regulators. Mr. Becker currently serves as chair of the Finance Committee and as a member of the Compensation Committee. In 2017, Mr. Becker served on the Finance Committee and the Nominating Committee.

PATRICIA K. COLLAWN
Director since March 1, 2010, Chairman since 2012
President and CEO, PNM Resources, Inc. since 2010

Ms. Collawn, age 59, is a resident of Albuquerque, New Mexico, and is Chairman, President and CEO of PNM Resources and PNM, and Chairman and CEO of TNMP, having previously served as the President and Chief Operating Officer (2008-2010) and as Utilities President (2007-2008) of PNM Resources. Ms. Collawn also serves as a director of CTS Corporation, a NYSE-listed global designer and manufacturer of sensors, actuators and electronic components, and serves as chairman of its compensation committee and as a member of its nominating and governance committee. Ms. Collawn has more than 20 years of utility and energy industry experience, having also served as President and CEO of Public Service Company of Colorado, an Xcel Energy, Inc. subsidiary.

Ms. Collawn was appointed to serve as the first female chairman of the board of directors of the Edison Electric Institute (“EEI”), a national association of investor-owned electric companies, having previously served as the organization’s vice chairman since 2015. EEI develops programs to drive change in the electric power industry and communities they serve to deliver safe, reliable, affordable and cleaner energy, including facilitating the smart city revolution to help drive efficiencies, improve sustainability, and enhance quality of life. Ms. Collawn is a director and has also served as chairman of the Electric Power Research Institute (“EPRI”), an independent, nonprofit center for public interest energy and environmental research, including sustainability and carbon reduction matters for the electric industry.

Ms. Collawn currently serves as the chair of the New Mexico Partnership, the official business recruiting arm for the state of New Mexico, contracted by the New Mexico Economic Development Department to promote businesses locating and expanding in New Mexico. She is incoming chair of the Greater Albuquerque Chamber of Commerce. Ms. Collawn is also the former chair of the Kirtland Partnership Committee, and the former chair of the United Way of Central New Mexico. Ms. Collawn earned her M.B.A. from Harvard Business School.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience
• Finance/Capital Allocation Experience
• Financial Expertise/Literacy Experience
• Risk Management Experience
• Environmental/Sustainability Experience
• Regulated Industry Experience

• Energy and Electric Utility Experience • Cybersecurity Expertise • Corporate Governance Experience • Customer and Community Experience • Labor and Human Resources Experience

Ms. Collawn’s knowledge of our business and the utility industry, her understanding of the complex regulatory structure of the utility industry and her substantial operations experience qualify her to be the Chairman of the Board and enable her to provide valuable perspectives on many issues facing the Company. Ms. Collawn’s service on the Board creates an important link between management and the Board that facilitates decisive and effective leadership. Her leadership roles with EEI and EPRI allow Ms. Collawn to keep the Board up to date on issues facing the entire utility industry, especially with respect to corporate governance, cybersecurity, environmental and sustainability matters, leadership, safety, strategy and technological matters.

E. RENAE CONLEY
Director since May 15, 2014
CEO, ER Solutions, LLC, since 2014

Ms. Conley, age 60, a resident of Chicago, Illinois, has over 30 years of business experience in significant leadership positions in finance, operations and human resources. Ms. Conley currently serves as CEO of ER Solutions, LLC, an energy consulting firm. As of August 2017, Ms. Conley also serves as a director of Advanced Disposal Services, Inc., a NYSE-listed integrated environmental services company, and is a member of its compensation committee and nominating and corporate governance committee. Additionally, in October of 2017, Ms. Conley joined the board of The Indiana Toll Road Concession LLC, a subsidiary of IFM Investors that operates and maintains the Indiana East-West Toll Road.

Ms. Conley previously served from 2010-2013 as executive vice president, human resources & administration, and chief diversity officer of Entergy Corporation (“Entergy”), a NYSE-listed integrated energy company. She also previously served as chairman, president and CEO of Entergy Gulf States Louisiana, an operating subsidiary of Entergy, that provides electric and natural gas service to the greater Baton Rouge area. Ms. Conley played a key role leading utility restoration efforts in Louisiana in the wake of a number of major hurricanes. Prior to joining Entergy, Ms. Conley worked for eighteen years for PSI Energy/Cinergy Corporation, where she held a variety of positions including president of Cincinnati Gas and Electric. Ms. Conley previously served on the board of directors of ChoicePoint, Corp., an identification and credential verification company publicly held prior to its acquisition by Reed Elsevier, and was a member of its audit committee.

Ms. Conley currently serves on the Ball State University Board of Trustees and the Ball State University Foundation. She is retired from the boards of directors of the New Orleans Branch of the Federal Reserve Bank of Atlanta and the National Action Council for Minorities in Engineering. Ms. Conley has a B.S. degree in accounting and an M.B.A., both from Ball State University.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience • Finance/Capital Allocation Experience • Financial Expertise/Literacy Experience • Risk Management Experience • Environmental/Sustainability Experience	• Regulated Industry Experience • Energy and Electric Utility Experience • Corporate Governance Experience • Customer and Community Experience • Labor and Human Resources Experience

Ms. Conley’s qualifications to serve as a director include her extensive utility and energy industry experience, including being CEO at her energy consulting company and directorships and executive officer positions at public energy companies, which give her important financial and regulatory insight into utility companies. Ms. Conley also brings valuable experience with respect to labor and human resources to the Board. Finally, Ms. Conley has over thirty years of finance, field operations and regulatory operations experience. Ms. Conley currently serves as a member of the Compensation Committee and the Finance Committee.

ALAN J. FOHRER
Director since March 1, 2012
Former Chairman and CEO, Southern California Edison

Mr. Fohrer, age 67, is a resident of Arcadia, California. On December 31, 2010, he retired as chairman and CEO of Southern California Edison (“SCE”), a subsidiary of Edison International (“Edison”) and one of the largest public electric utilities in the United States, having served as CEO since 2002 and as CEO and chairman since 2007. Mr. Fohrer played an important role in leading SCE following the California energy crisis and worked with regulators to establish a credible framework for energy markets in California. During this period, SCE was a leader in both renewable energy purchases and energy efficiency. He previously served as president and CEO of Edison Mission Energy, a subsidiary of Edison that owns and operates independent power facilities. He also previously served as executive vice president, treasurer and chief financial officer of both Edison and SCE. Mr. Fohrer is currently a director of TransAlta, Inc., a NYSE-listed company and Canada’s largest investor-owned power producer and wholesale marketer of electricity, and serves as chair of its audit and risk committee.

Over the past ten years, Mr. Fohrer represented the electric utility industry in significant regulatory and legislative proceedings. He co-chaired EEI’s energy delivery and reliability committees and also served on the boards of directors of the Institute of Nuclear Power Operations and the California Chamber of Commerce. Mr. Fohrer previously served as a director of Duratek, Inc., a publicly held nuclear services company, prior to its acquisition by Energy Solutions; Osmose Utility Services, Inc., a privately held company that provides maintenance and rehabilitation services and products to electric and telecommunications utilities; MWH Global Inc., a privately held global engineering and construction company focused on water and waste projects; and Synargo, Inc., a privately held waste management company. Currently, Mr. Fohrer sits on the board of directors of Blue Shield California, non-profit health insurance provider.

Mr. Fohrer is a member of the Viterbi School of Engineering Board of Councilors for the University of Southern California and vice chair of the California Science Centre Foundation, and a member of the Huntington Library Board of Overseers. Mr. Fohrer earned his B.Sc. and M.Sc. degrees in civil engineering from the University of Southern California and received an M.B.A. from California State University, Los Angeles.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience
• Finance/Capital Allocation Experience
• Financial Expertise/Literacy Experience
• Risk Management Experience
• Environmental/Sustainability Experience
• Regulated Industry Experience

• Energy and Electric Utility Experience • Cybersecurity Experience • Corporate Governance Experience • Customer and Community Experience • Labor and Human Resources Experience

Mr. Fohrer’s qualifications to serve as a director include his extensive financial and leadership experience with public energy and utility companies. In addition, Mr. Fohrer has significant experience with nuclear operations and with the legislative and regulatory challenges facing energy and utility companies. Mr. Fohrer’s background with sustainability and cybersecurity matters also makes him a valuable director on our Board. Mr. Fohrer currently serves as a member of the Audit Committee and as chair of the Compensation Committee.

SIDNEY M. GUTIERREZ
Director since May 12, 2015
CEO of Rocket Crafters, Inc. since 2015, chairman since 2013, and director since 2012

Mr. Gutierrez, age 66, is a resident of Albuquerque, New Mexico. He retired as a Colonel after serving as a fighter pilot and test pilot in the Air Force and as an astronaut and Space Shuttle Mission Commander with NASA. He currently serves as CEO and chairman of Rocket Crafters, Inc., a development-stage company engaged in rocket propulsion research and development, launch vehicle design-engineering and launch service logistics planning and development.

After retiring from NASA, Mr. Gutierrez spent over 20 years at Sandia National Laboratories (“Sandia”) where he served in various senior leadership positions and led many complex, high technology efforts, including research on nuclear power reactors, solar and wind energy, advanced fuel cycles and nuclear fuel waste disposal. As the director of the Environmental, Safety and Health Programs at Sandia, he was responsible for leading a lab-wide safety effort that cut the lab’s accident rate in half.

Mr. Gutierrez has also served on several national advisory panels for NASA, reporting to the President and both houses of Congress. He served on the board of directors of TNMP before it was acquired by PNM Resources. Mr. Gutierrez is actively engaged in community and other non-profit entities, including as a board member of Road Runner Food Bank, Goodwill Industries of New Mexico, New Mexico Institute of Mining and Technology and the New Mexico Spaceport Authority. Mr. Gutierrez has a B.S. in Aeronautical Engineering (Distinguished Graduate) from the United States Air Force Academy and an M.A. in Management from Webster University.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience • Financial Expertise/Literacy Experience • Risk Management Experience • Environmental/Sustainability Experience • Energy and Electric Utility Experience	• Cybersecurity Experience • Corporate Governance Experience • Customer and Community Experience • Labor and Human Resources Experience

Mr. Gutierrez’s qualifications to serve as a director includes his expertise with respect to technology systems based on his engineering background and his significant experience with nuclear energy and operations, and renewable and sustainable energy. Mr. Gutierrez also has an extensive background in safety improvements and reliability, and a thorough knowledge of the risk management principles related to security threats including cybersecurity and Supervisory Control and Data Acquisition (SCADA). Mr. Gutierrez currently serves as a member of the Audit Committee and the Finance Committee. In 2017, Mr. Gutierrez served on the Compensation Committee and as chair of the Nominating Committee.

MAUREEN T. MULLARKEY
Director since May 15, 2014
Partner, Blue Heron Investments, LLC, since 2010

Ms. Mullarkey, age 58, is a resident of Reno, Nevada and currently serves as a partner of a private investment firm. She retired in 2007 as executive vice president and chief financial officer of International Game Technology (“IGT”), a public company that is a leading supplier of gaming equipment and technology, where she held a variety of financial and executive management positions in her 19 years with the company. While at IGT, she directed investor relations, finance, accounting, treasury management, tax, information systems and enterprise resource planning functions. Previously, Ms. Mullarkey served as a director of NV Energy, Inc., a public energy company, from 2008 until the company was sold in 2012 to Mid-American Energy Holdings Company, a subsidiary of Berkshire Hathaway, Inc. Ms. Mullarkey is currently a director of Everi Holdings, Inc., a NASDAQ listed company of businesses that deliver products and services to the gaming industry.

In her community, Ms. Mullarkey serves on the boards of the Nevada Museum of Art and the University of Nevada, Reno Foundation. Previously she served on the board of the Desert Research Institute and was as an advisory member of the Community Foundation of Western Nevada. She also served on the board of directors of The Nevada Women’s Fund and the University of Nevada Reno’s College of Business advisory board. She also served as an Entrepreneur in Residence with The Nevada Institute for Renewable Energy Commercialization. Ms. Mullarkey has a B.S. from the University of Texas and an M.B.A. from the University of Nevada, Reno.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience • Finance/Capital Allocation Experience • Financial Expertise/Literacy Experience • Risk Management Experience	• Environmental/Sustainability Experience • Regulated Industry Experience • Energy and Electric Utility Experience • Corporate Governance Experience

Ms. Mullarkey’s qualifications to serve as a director include her extensive financial expertise and literacy gained after years of serving as a senior executive of a public technology company, and years of leadership as a director of a public energy company. Ms. Mullarkey also brings to the Board strategic and operational leadership and expertise related to technology. In addition, as a former director of a public energy company, Ms. Mullarkey brings to the Board sustainable and renewable energy experience. Ms. Mullarkey currently serves as chair of the Audit Committee and as a member of the Nominating Committee.

DONALD K. SCHWANZ
Director since July 29, 2008
Former Chairman and CEO, CTS Corporation

Mr. Schwanz, age 73, is a resident of Scottsdale, Arizona, and retired in 2007 as chairman and CEO of CTS Corporation, a NYSE-listed global designer and manufacturer of sensors, actuators and electronic components. He joined CTS in 2001, serving as chief operating officer and then president before serving as CEO. Prior to joining CTS, Mr. Schwanz held various management and senior executive roles at Honeywell for over twenty years, where he last served as President of the Industrial Controls Business, a $2.8 billion global business specializing in process control systems. Prior to that, he was president of Honeywell’s Space and Aviation Controls business, the leading global supplier of avionics for commercial and business aircraft. Mr. Schwanz began his business career with Sperry Univac, Inc., where he held positions in program management, project engineering, sales and sales support.

Mr. Schwanz served as a director of Multi-Fineline Electronix, Inc., a producer of flexible printed circuits and flexible circuit assemblies and a public company traded on the NASDAQ Global Select Market until it was acquired by Suzhou Dongshan Precision Manufacturing Co., Ltd. in 2016. Mr. Schwanz served on its audit, compensation, and nominating and governance committees.

Mr. Schwanz is a 1966 graduate of the Massachusetts Institute of Technology where he received his B.S. in mechanical engineering. He received an M.B.A. from the Harvard Business School in 1968.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience • Finance/Capital Allocation Experience • Financial Expertise/Literacy Experience • Risk Management Experience	• Corporate Governance Experience • Customer and Community Experience • Labor and Human Resources Experience
Mr. Schwanz’s qualifications to serve as a director include his years of leadership at CTS Corporation as well as his extensive executive service at Honeywell. This leadership experience provides Mr. Schwanz with strategic and operational experience, financial expertise and knowledge of finance and capital allocation. His engineering, operations, manufacturing and business experience have provided him with expertise relevant to the operation of the Company's businesses. Mr. Schwanz currently serves as a member of the Audit Committee and as chair of the Nominating Committee. In 2017, Mr. Schwanz served as a member of the Audit Committee and as chair of the Finance Committee.

BRUCE W. WILKINSON
Director since May 18, 2010
Former Chairman and CEO, McDermott International, Inc.

Mr. Wilkinson, age 73, is a resident of Houston, Texas. Before retiring in 2008, Mr. Wilkinson served as chairman and CEO of McDermott International, Inc., a NYSE-listed provider of integrated engineering, procurement, construction and installation services for offshore and subsea field developments worldwide. He previously served as president and chief operating officer of McDermott.

Mr. Wilkinson also served from 2002 until its acquisition by Schlumberger Limted in 2016, as a director of Cameron International Corporation (formerly known as Cooper Cameron Corp.), which was a NYSE-listed global provider of pressure control, processing, flow control and compression systems as well as project management and aftermarket services for the oil and gas and process industries. During this time, Mr. Wilkinson served as its lead director, chairman of its nominating and governance committee and as a member of its compensation committee.

Mr. Wilkinson previously served as chairman and CEO of Chemical Logistics Corporation, a company formed to consolidate chemical distribution companies; president and CEO of Tyler Corporation, a diversified manufacturing and service company; interim president and CEO of Proler International, Inc., a ferrous metals recycling company; and chairman and CEO of CRSS, Inc., a global engineering and construction company. He has also been a principal of Ancora Partners LLC.

Mr. Wilkinson earned a B.A. and a J.D. from the University of Oklahoma and an L.L.M. from the University of London.

Specific Qualifications/Attributes:

• Leadership and Strategy Experience • Financial/Capital Allocation Expertise • Financial Expertise/Literacy Experience • Risk Management Experience	• Energy and Electric Utility Experience • Corporate Governance Experience • Customer and Community Experience • Labor and Human Resources Experience

Mr. Wilkinson’s qualifications to serve as a director include his significant leadership and strategic experiences with publicly traded energy companies and several private companies and a detailed understanding of the energy and power industry. He also brings to the Board extensive engineering and construction experience as well as financial expertise and literacy. In addition, Mr. Wilkinson’s background in the law provides him an understanding of the regulatory and legal framework in which a public energy company operates. Mr. Wilkinson currently serves as lead director and presides over meetings of the independent directors in executive session. He also currently serves as a member of the Compensation Committee and the Nominating Committee. In 2017, Mr. Wilkinson served as a member of the Audit Committee and Compensation Committee.

Summary of Director Qualifications and Experience	**Norman P. Becker**	**Patricia K. Collawn**	**E. Renae Conley**	**Alan J. Fohrer**	**Sidney M. Gutierrez**	**Maureen T. Mullarkey**	**Donald K. Schwanz**	**Bruce W. Wilkinson (Lead Director)**
Years Served on the Board	2	8	4	6	3	4	10	8
LEADERSHIP AND STRATEGY experience is important in overseeing management and driving growth.	•	•	•	•	•	•	•	•
FINANCE/CAPITAL ALLOCATION experience is important in evaluating our financial statements and capital structure.	•	•	•	•		•	•	•
FINANCIAL EXPERTISE/LITERACY experience is important in understanding and overseeing our financial reporting and internal controls.	•	•	•	•	•	•	•	•
RISK MANAGEMENT experience is important in evaluating significant risks and providing effective oversight of risk management processes.	•	•	•	•	•	•	•	•
ENVIRONMENTAL/SUSTAINABILITY experience is important in assessing environmental compliance and overseeing responsible, long-term value creation.		•	•	•	•	•		
REGULATED INDUSTRY experience is important to overseeing a business in a heavily regulated industry.	•	•	•	•		•		
ENERGY AND ELECTRIC UTILITY experience is important in developing, implementing and assessing our operating plan and business strategy, and providing our customers safe, reliable and affordable electricity from various generation sources, including nuclear.		•	•	•	•	•		•
CYBERSECURITY experience is important in providing effective oversight of related risk management procedures to safeguard our generation, transmission and distribution assets.	•	•		•	•			
CORPORATE GOVERNANCE experience is important in providing accountability and transparency and protecting shareholder interests.	•	•	•	•	•	•	•	•
CUSTOMER AND COMMUNITY experience is important in addressing the interests and needs of our many stakeholders.	•	•	•	•	•		•	•
LABOR AND HUMAN RESOURCES experience is important in attracting, motivating and retaining top candidates and maintaining good relations with union employees.		•	•	•	•		•	•

The Board of Directors unanimously recommends a vote FOR each director nominee.

PROPOSAL 2: RATIFY APPOINTMENT OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2018
(PROPOSAL 2 on your Proxy Card)

The Board is recommending that the shareholders ratify the selection of KPMG as our independent public registered accountants for 2018. The Audit Committee has performed its annual evaluation of the quality and cost of services provided by KPMG and an assessment of auditor independence. The Audit Committee reported to the Board complete satisfaction with the services provided by KPMG and recommended that KPMG be selected as our independent registered public accountants for 2018. The Board agrees with the Audit Committee’s recommendations, as described in the Audit Committee Report contained in this proxy statement.

In determining whether to recommend to the full Board the reappointment of KPMG as our independent auditor, the Audit Committee annually considers several factors including:

•	the length of time KPMG has been engaged;

•	the firm’s independence and objectivity;

•	KPMG’s capability and expertise in handling our electric utility businesses, including the expertise and capability of the lead audit partner;

•	historical and recent performance, including the extent and quality of KPMG’s communications with the Audit Committee, and the results of a management survey of KPMG’s overall performance;

•	data related to audit quality and performance, including recent Public Company Accounting Oversight Board inspection reports on the firm; and

•	the appropriateness of KPMG’s fees.

In accordance with SEC rules, independent audit partners are subject to rotation requirements limiting their number of consecutive years of service to our Company to no more than five. In 2017, the Audit Committee approved the selection of a new lead audit partner with KPMG who will assume oversight of our external audit of PNM Resources effective for the 2018 audit.

We are not required to have shareholders ratify the selection of KPMG as our independent auditor but are doing so because we believe it is a matter of good corporate governance. Representatives of KPMG will be available at the Annual Meeting where they will have the opportunity to make statements and respond to appropriate questions by shareholders. If shareholders fail to ratify the appointment of KPMG, the Audit Committee will consider other auditors for 2019. Because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment of KPMG as independent public accountants for 2018 will stand even if shareholders fail to ratify our selection unless the Audit Committee determines there is a compelling reason for a change. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of PNM Resources and its shareholders.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2018.

AUDIT AND ETHICS COMMITTEE REPORT

The primary function of our Audit and Ethics Committee (“Audit Committee”) is oversight of the Company’s financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. Our Audit Committee acts under a charter, which can be found on the PNM Resources web site at http://www.pnmresources.com/corporate-governance.aspx. We review the adequacy of the charter at least annually. Each member of the Audit Committee is independent as required by the applicable listing standards of the New York Stock Exchange and Securities and Exchange Commission (“SEC”). Three current members are audit committee financial experts under SEC rules. We held five meetings in 2017 with KPMG LLP (“KPMG”), the Company’s principal independent registered public accounting firm for 2017, and one meeting to date in 2018 at which we reviewed extensive reports and had discussions with the independent auditors, internal auditors, and other members of management.
In carrying out our responsibilities, we look to management and the independent auditors. The Company’s management is responsible for the preparation and fair presentation of the Company’s financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether such financial statements are fairly stated in conformity with generally accepted accounting principles. In addition, the independent auditors are responsible for auditing the Company’s internal control over financial reporting and for expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).
In performing our oversight function, we reviewed and discussed the consolidated financial statements with management and KPMG, the independent auditors. Management and KPMG informed us that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. We discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. We discussed with KPMG the matters required to be discussed by the independent auditors with the Committee under the rules and standards adopted by the PCAOB. In addition, we reviewed and discussed management’s report on internal controls over financial reporting and the related audit performed by KPMG which confirmed the effectiveness of the Company’s internal controls over financial reporting.
We received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with us concerning independence, and we discussed the firm’s independence with KPMG.
We discussed with the Company’s internal auditors and KPMG the overall scope and plans for their respective audits. We met with the internal auditors and the independent auditors at each regularly scheduled meeting, both with and without management present. Discussions included the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
We have also assessed the performance of the independent auditors and have appointed KPMG to audit the Company’s financial statements for 2018, subject to shareholder ratification of that appointment.
Based on the reviews and discussions referred to above, reliance on management and KPMG, and subject to the limitations of our role described above, we recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission.

Audit and Ethics Committee
Maureen T. Mullarkey, Chair
Alan J. Fohrer
Sidney M. Gutierrez (2018 member)
Donald K. Schwanz
Bruce W. Wilkinson (2017 member)

INDEPENDENT AUDITOR FEES

Audit Fees for 2017 and 2016

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2017 and December 31, 2016 by KPMG, our principal independent registered public accounting firm.

Fees	Fiscal Year Ended (in thousands) ($)
	2017	2016
Audit Fees	1,757	1,881
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	241	167
Total Fees	1,998	2,048

Audit Fees are primarily for the audit of our annual financial statements, review of financial statements included in our 10-Q filings and the annual Sarbanes-Oxley Audit, and statutory and regulatory filings.

     All Other Fees are for accounting consultation related to the adoption and implementation of the new revenue and lease accounting standards.

All fees have been approved by the Audit Committee. The reported aggregate fees billed for professional services include travel related expenses to perform the services and applicable gross receipts taxes.

The Audit Committee requires the independent registered public accounting firm selected to audit the Company’s financial statements to obtain the approval of the Audit Committee before performing any non-audit services permitted by applicable law so that the Audit Committee may determine whether the provision of such services is compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Thus, the Audit Committee preapproves all audit services and all permitted non-audit services performed by the principal accounting firm.

PROPOSAL 3: APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(PROPOSAL 3 on your Proxy Card)

Shareholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as Say-on-Pay):

“RESOLVED, that the shareholders of PNM Resources, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the PNM Resources, Inc. 2018 proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).”

Background on Proposal

In accordance with Section 14A of the Exchange Act, shareholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our NEOs.

As described in the Compensation Discussion and Analysis, which begins on page 30, we believe attracting, motivating and retaining talented executives is critical to the achievement of our financial and strategic objectives. Our executive compensation program is designed with that premise in mind. Our basic philosophy is that our NEOs should be paid for performance, as determined by a combination of corporate performance measures and individual performance. For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2017, please refer to the CD&A. The Summary of 2017 NEO Compensation, including the Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow the CD&A, beginning on page 46, provide additional information about the compensation that we paid to our NEOs in 2017.

Section 14A also requires that, at least once every six years, shareholders be given the opportunity to vote on an advisory basis regarding the frequency (i.e., annually, every two years, or every three years) of future shareholder advisory votes on the compensation of our NEOs. At the 2017 Annual Meeting, the shareholders indicated a preference for holding Say-on-Pay advisory votes on an annual basis as recommended by the Board. Thus, the advisory vote in Proposal 3 reflects the approved annual frequency.

Effects of Advisory Say-on-Pay Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

The Board of Directors unanimously recommends a vote FOR approval of the advisory resolution set forth above approving the compensation of our named executive officers.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) should be read together with the Summary Compensation Table (“SCT”) and other tables that are presented beginning on page 47.  Please note that this CD&A contains information about our corporate goals.  We have included this information for the limited purpose of enabling investors and other readers of this CD&A to better understand our executive compensation philosophy, policies, programs and practices. This information should not be understood to represent our management’s estimates, or our future results or other guidance, and we specifically caution investors and other readers not to apply this information to other contexts.

This CD&A informs our shareholders about our compensation philosophy and decision-making process. It also explains the compensation-related actions taken, and factors considered, with respect to 2017 compensation for the NEOs. Based on 2017 positions and compensation levels, our NEOs are:

•	Patricia K. Collawn, Chairman, President and CEO

•	Charles N. Eldred, EVP and CFO

•	Patrick V. Apodaca, SVP, General Counsel and Secretary

•	Ronald N. Darnell, SVP, Public Policy

•	Joseph D. Tarry, VP, Finance and Controller

The Compensation Committee is composed entirely of independent directors and is responsible for approving and overseeing our executive compensation philosophy, policies, programs and practices.

OVERVIEW

2017 Performance and Resulting Performance-Based Compensation

Our 2017 performance demonstrates continued alignment of our strategic goals with an executive compensation strategy that is grounded in pay for performance, taking into account both short-term and long-term performance goals. The Company achieved certain performance goals set forth in its annual and long-term incentive plans (AIP and LTIP) and the Compensation Committee approved incentive awards for our Officers based on the following results for 2017:

AIP Performance for 2017

•	Incentive EPS of $1.94 per share in 2017, maximum performance goal level for 2017, an increase of 17.6% when compared to 2016 Incentive EPS, which was $1.65 per share.

•	Reliability performance metric results were below the threshold performance goal.

•
Customer Satisfaction is comprised of two performance metrics. The performance metric related to the Research and Polling Survey achieved target level. The performance metric related to J.D. Power Customer Satisfaction result was below threshold level.

As in previous years, the 2017 AIP specifies that no awards would be made unless the Company achieved the applicable threshold level of performance for Incentive EPS determined by the Compensation Committee. Incentive EPS is based on a non-GAAP performance metric designed to measure the financial performance of the Company’s core business. Potential awards are earned under the 2017 AIP based on the Incentive EPS performance measure and two operational objectives, specifically reliability and customer satisfaction. These two operational performance goals are designed to align our compensation program with the interests of our customers and shareholders.

The Compensation Committee approved annual cash incentive awards under the 2017 AIP based on corporate performance against these established goals. For the year ended December 31, 2017, the Company’s aggregate performance goal results for the 2017 AIP, as noted on page 49, was above target performance level. See the detail of the annual goals and achievement levels, Senior Officer NEOs Incentive Goals and Results, on page 49. The Company’s 2017 annual incentive awards are described in more detail in the Cash Compensation - Annual Incentive Awards section of Elements of Executive Compensation.

LTIP Performance for 2015-2017 under the 2015 LTIP

The Company’s long-term incentive awards are tied to long-term shareholder returns to promote an appropriate focus on creating sustainable shareholder value. Incentive performance goals for the 2015-2017 performance period of the 2015 LTIP were comprised of the Company’s relative TSR (based on the Company’s performance compared to the S&P 400 MidCap Utilities Index), FFO/Debt Ratio and Earnings Growth. The performance goal level results, noted below, are for the 3-year performance period, 2015-2017:

•
Relative TSR was 55.4%, which ranked the Company at the 73rd percentile of the S&P 400 MidCap Utilities Index, compared to the Company’s target relative TSR of 50th percentile for the same performance period. This performance exceeded the target level.

•	The FFO/Debt Ratio was 16.4%, compared to the Company’s target FFO/Debt Ratio of 18% for the same performance period. This performance exceeded the threshold level.

•	Earnings Growth was 8.1%, compared to the Company’s target Earnings Growth of 5%. This performance exceeded the target level.

As of December 31, 2017, the Company’s aggregate performance goal results, noted above, for the 2015-2017 performance period were above target performance levels. See the detail of the long term-goals and achievement levels, TSR, FFO/Debt Ratio and Earnings Growth Achievement as of December 31, 2017 on page 52. The Company’s long-term incentives are described in more detail in the Equity Compensation - Long-Term Incentive Awards section of Elements of Executive Compensation.

Return to Shareholders

The Company is committed to achieving financial results that consistently provide a positive return to shareholders over time. In accordance with SEC requirements, the Company prepares a performance graph each year for inclusion in the materials provided to shareholders. The performance graph below is provided because of its relevance to the Company’s performance and is also being provided with the annual shareholder letter from our Chairman, President and CEO. The performance graph illustrates how a $100 investment in the Company’s common stock on December 31, 2012 would have grown to $225.41 by December 31, 2017, with all dividends reinvested. The chart also compares the TSR on the Company’s common stock to the same investment in the S&P 500 Index and the S&P 400 MidCap Utilities Index. The S&P 500 Index is provided for general comparison purposes, as it is in the annual performance graph, but it is not used by the Compensation Committee for any compensation decisions, benchmarking or determination of incentive awards. For the applicable year, LTIP potential performance share awards are earned based on the Company’s TSR performance relative to the S&P 400 MidCap Utilities Index, which is also shown in the performance graph. For further discussion of the LTIP, please refer to the Equity Compensation - Long-Term Incentive Awards section of Elements of Executive Compensation.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

	2012	2013	2014	2015	2016	2017
PNM Resources	$100.00	$120.90	$152.55	$161.94	$186.45	$225.41
S&P 500 Index	$100.00	$132.31	$150.35	$152.47	$170.59	$207.74
S&P 400 MidCap Utilities Index	$100.00	$126.89	$150.64	$141.76	$180.28	$200.28

Data Source: Bloomberg.
Historical performance does not necessarily predict future results. PNM Resources’ common stock is traded on the NYSE.

Compensation Philosophy and Objectives

Our long term success depends upon our ability to provide safe, reliable, affordable, environmentally responsible and sustainable energy and services to our customers and invest wisely for present and future shareholder return.  Achievement of these outcomes depends upon our success in attracting, motivating and retaining highly talented professionals.  Our executive compensation program is designed to promote and support the overall objective of enhancing shareholder value and is based on a philosophy designed to:

•Attract and retain highly qualified, motivated and experienced executives,

•	Provide total compensation opportunities that are market competitive and reflect the size and financial resources of our Company,
•Pay our NEOs for performance based on corporate and business area measures,
•Link corporate compensation goals to the interests of our shareholders, and
•Recognize and reward outstanding Company and individual performance.

The Company’s compensation strategy is grounded in pay for performance, which is reflected in the way we have structured base pay, short-term incentives and long-term incentives. This philosophy applies to PNMR employees, with a more significant level of variability and compensation at risk for Officers. As illustrated on the next page, the TDC target opportunity for our Senior Officers and the VP is primarily comprised of short-term and long-term incentive compensation that is “at risk.” These charts illustrate the mix of pay opportunity for 2017 for our CEO and the average opportunity for our other NEOs (EVP, SVPs and VP), in each case assuming these NEOs were paid under our incentive compensation plans at the target level for 2017. The average opportunity for each officer level was derived from the average dollar amount of each component for all individuals within the respective officer level. These amounts do not include the CEO Performance-Based Retention Grant or the CFO Performance-Based Retention Grant discussed on page 39.

CEO
23%
25%
52%
Base Salary
At risk:
Short-Term Incentive
Long-Term Incentive

EVP/SVPs
37%
39%
24%
Base Salary
At risk:
Short-Term Incentive
Long-Term Incentive

VP
26%
53%
21%
Base Salary
At risk:
Short-Term Incentive
Long-Term Incentive

The Compensation Committee also considers other factors in determining the compensation of our Senior Officers, such as their respective qualifications, experience, expertise, performance and results of their business area, as well as the market competitiveness of the compensation opportunity.  The relative importance of these factors may vary from year to year and from Senior Officer to Senior Officer. As a result, the Compensation Committee evaluates each component of pay in the context of each Senior Officer’s total compensation.

EXECUTIVE COMPENSATION PRACTICES

The Compensation Committee strives to ensure that we compensate our NEOs consistent with shareholder interests. Highlights of our practices to sustain good governance alignment with shareholder interests include the following:

What We Do

•
Pay for Performance – PNMR’s pay for performance philosophy is emphasized through variability in compensation. A significant portion of executive pay is considered “at risk” and is based on actual Company performance against both short-term and long-term performance goals. TDC varies depending on the Company’s achievement of financial and non-financial objectives and long-term incentive compensation is designed to closely align with shareholders’ interests.

•
Independent Compensation Committee – The Compensation Committee is comprised entirely of independent directors. Year-end results and related performance pay are reviewed and approved by the Compensation Committee for the Senior Officers while the independent members of the Board review and approve the CEO’s compensation.

•
Independent Compensation Consultant – The Compensation Committee uses an independent compensation consultant, Pay Governance, to regularly review and evaluate the Company’s compensation program, to include periodic review of the PNMR Peer Group and to provide regular briefings regarding key trends and pending regulations. Pay Governance only provides services to the Board and its committees. No other services are provided to the Company by Pay Governance.

•	Capped Incentive Award Payout – Awards are capped at a maximum payout under both our AIP and LTIPs.

•
Reasonable Change in Control Severance Provisions (Retention Plan) – We have implemented change in control provisions for our executives that we believe are reasonable and customary. The change in control provisions provide for acceleration of payment only if a change in control actually occurs and the executive’s employment is terminated.

More discussion appears in the Payments Made Upon a Change in Control section of Summary of 2017 NEO Compensation.

•
“Double Trigger” Change in Control Severance Benefits – The PEP generally provides for double trigger vesting following a change in control. More discussion appears in the Payments Made Upon a Change in Control section of Summary of 2017 NEO Compensation.

•
Clawback Provisions – Pursuant to the PEP, all PEP awards to Officers, including the AIP and LTIP awards, are subject to potential clawback, or forfeiture to the fullest extent as called for by any clawback policy that may be adopted by the Company. Additionally, the PEP and/or related award documents provide that (1) all unvested and unpaid awards are subject to forfeiture for conduct which is demonstrably and materially injurious to the Company, and (2) a recipient will forfeit unvested and unpaid incentive compensation awards for any manipulation or attempted manipulation of the performance results for personal gain at the expense of customers, shareholders, other employees or the Company.

•
Hiring and Retention of High-Achieving Executives – The objectives of rewarding performance and retention are balanced to ensure that high-achieving, marketable executives remain motivated and committed to the Company.

•
Tally Sheets – The Compensation Committee reviews tally sheets that include compensation, benefits and retirement benefits for our Senior Officers prior to making annual executive compensation decisions.

•
Mitigation of Undue Risk – Management and the Compensation Committee evaluate, through an annual risk assessment process, whether the Company’s compensation programs for employees, including NEOs, create risks that are reasonably likely to have a material adverse effect on the Company. Based on the risk analysis undertaken in 2017, the Compensation Committee does not believe that the policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Examples of the features that assist in mitigating risk include the PEP forfeiture provisions noted above and equity ownership holding guidelines. More discussion appears in the Board’s Role in Risk Oversight section on page 8.

•	Conservative Perquisites – Perquisites for our Officers are modest and serve a reasonable business purpose.

•
Equity Ownership Holding Guidelines – The Compensation Committee believes that rewarding the NEOs with equity compensation supports retention and helps align management with the best interests of our shareholders, our customers and the Company. Therefore, the Company has equity ownership holding guidelines for all Officers requiring that they hold from one (1) to five (5) times base salary in PNMR shares depending on the Officer’s position. See the Equity Ownership Holding Guidelines section of Additional Information.

•
Minimal Dilution – As the Company’s practice is to only use shares that are acquired on the open market to satisfy awards under the PEP, our equity compensation practices result in minimal dilution. More discussion appears in the Equity Compensation section Elements of Executive Compensation.

What We Don’t Do

•	No employment contracts with our CEO or other NEOs.

•	No individual change in control agreements with our CEO or other NEOs.

•	No discounted stock options or SARs.

•	No excise tax gross-ups.

•	No repricing of stock options or SARs without prior shareholder consent.

•	No share recycling of stock options or SARs.

•	No evergreen provisions within the PEP.

•	No dividends or dividend equivalents on unearned restricted shares or performance shares.

•
No hedging or monetization transactions (such as zero-cost collars and forward sales contracts, which would allow for locking in much of the value of Company securities) are permitted by Officers, directors or employees.

•	No short sales of Company securities by any Officer, director or employee.

•	No pledging of Company securities by Officers, including NEOs, or directors.

Results of 2017 Say-on-Pay: Strong Shareholder Support

Our shareholders cast an advisory Say-on-Pay vote on executive compensation at the May 2017 Annual Meeting. The holders of 90% of the shares, present in person or by proxy and entitled to vote at the 2017 Annual Meeting, approved, on an advisory basis, the compensation of our NEOs disclosed in our 2017 proxy statement. The Compensation Committee reviewed the outcome of the advisory vote and considered it to be high approval by our shareholders.  Therefore, the Compensation Committee determined that significant changes to our executive compensation programs were not warranted and accordingly our current compensation philosophy remains consistent with the prior year.  At our 2018 Annual Meeting, shareholders will have the opportunity to cast an advisory Say-on-Pay vote regarding the compensation of our NEOs, as disclosed in this CD&A and the accompanying tables.

Also, at the 2017 Annual Meeting, our shareholders had the opportunity to indicate a preference for the frequency of future Say-on-Pay votes. The Board recommended an annual Say-on-Pay vote. The holders of 87% of the shares, present in person or by proxy and entitled to vote at the 2017 Annual Meeting, approved the Board’s recommendation to hold future Say-on-Pay advisory votes on an annual basis.

The Compensation Committee and management continue to review our executive compensation practices and policies at regular intervals to ensure alignment with competitive pay practices.  As noted in the 2017 Compensation Actions section below, the Compensation Committee supported changes to the executive compensation program, as recommended by management and the independent compensation consultant.

2017 Compensation Actions

The following changes were made to our 2017 executive compensation program to further align the structure of the program with shareholders’ interests and current market practices:

Base Salary

At its February 2017 meeting, the Compensation Committee approved an increase in base salaries for the Senior Officers, with the independent members of the Board approving an increase for our CEO. In addition, the EVP and CFO approved an increase in the base salary of VP, Finance and Controller.

Annual Incentive Awards

The Compensation Committee approved the 2017 AIP for the performance period January 1, 2017 to December 31, 2017. The 2017 annual incentive award opportunities were unchanged from the prior year. The performance metrics for the Senior Officers are: Incentive EPS (weighted 60%), customer satisfaction (weighted 20%) and reliability (weighted 20%). Reliability was added to the performance metrics to promote system reliability for customers by a performance goal that measures the duration of interruptions on the electric system. The Company continues to focus on customer satisfaction by aligning operations and programs to improve the customer experience and to better serve our customers’ evolving needs in a rapidly changing energy landscape. For the VP, Finance and Controller, 60% of the annual incentive award is based on the performance metrics for Senior Officers (as described above) and 40% is based on business area goals approved by the EVP and CFO. The business area goals for the VP, Finance and Controller, are set forth on page 50.

Long-Term Incentive Awards

The Compensation Committee also approved the 2017 LTIP for the 3-year performance period, 2017-2019 (incentives, if earned, will be awarded in 2020) to support long-term performance and to align the executive compensation program with industry trends and market practices. The 2017 LTIP award mix is comprised 70% of performance shares (based on Earnings Growth, weighted at 40%, relative TSR, weighted at 30% and FFO/Debt Ratio, weighted at 30%) and 30% of time-vested restricted stock right awards (vesting equally over a 3-year period). The 2017 LTIP reflects a greater focus on Earnings Growth. As previously disclosed in the 2017 proxy statement, the 2017 long-term incentive target award opportunity for the CEO was increased from 225% to 230% and the SVP of Public Policy was increased from 75% to 85%. The VP, Finance and Controller 2017 long-term incentive target award opportunity was increased from 45% to 50%.

Elements of Executive Compensation

Our executive compensation program is designed to maintain an appropriate and competitive balance between fixed pay (base salary) and variable pay incentives (annual and long-term incentives) under our AIP and LTIP, respectively. The program consists of three core elements that comprise TDC – base salary, annual cash incentive awards and long-term incentive awards that are targeted at the median level of compensation paid to executive officers of similar companies in the 2017 Benchmark Data (as described in the Role of the Independent Compensation Consultant section of Administration and Resources).  The annual and long-term incentives are structured to reward the achievement of strategic, financial and operational performance goals.  As the NEO with the highest level of responsibility, the CEO has the greatest variability in TDC as previously noted on page 33. The targets for each element of compensation are separately set at approximately the median range and then appropriate adjustments are made based on each NEO’s performance, experience and strategic role to the Company. If the Compensation Committee increases a Senior Officer’s base salary, it also considers the resulting impact on annual and long-term performance-based incentive compensation levels and benefits. Following is a summary of compensation and benefits provided to our Officers.

Compensation Component	Key Characteristics	Purpose
Base Salary	• Fixed amount of cash compensation based on an Officer’s role, experience and responsibilities
•    Compensate Officers for scope of responsibilities, previous experience, individual performance and business area performance
•    Provide base compensation at a level consistent with our compensation philosophy

Annual Incentive Awards
•   Variable annual cash incentive based on corporate performance metrics with threshold, target and maximum opportunities for each Officer. Incentive EPS threshold must be achieved to receive any incentives and awards are capped at a maximum award level
• Reward and motivate Officers for achieving annual financial and operating goals across the organization • Link annual pay with annual performance
Long-Term Incentive Awards
•   Variable compensation incentive based on long-term corporate performance metrics, typically with a 3-year performance period and generally granted annually. Awards are a combination of performance shares and time-vested restricted stock right awards. Amounts actually earned will vary based on corporate performance and the Officer's position
• Reward Officers for achieving long-term business objectives by tying incentives to long-term performance • Align the interests of the Officers and the shareholders • Enhance retention of Officers
Deferred Compensation and Retirement Benefits	• Deferred compensation and other retirement benefits	• Enhance recruitment and retention by aligning benefits with competitive market practices • Provide for future retirement of Officers
Supplemental Benefits & Perquisites
•   Generally limited to perquisites such as officer life insurance, long term disability, executive physicals and the ECP. The ECP is limited to $23,000 for the CEO, $18,000 for the EVP and SVPs and $12,000 for VPs
• Align with market practices
Potential Severance Benefits and Change in Control	• Amounts payable only if employment is terminated under certain conditions
•    Support the objective assessment and execution of potential changes to the Company’s strategy and structure by our Officers
•    Enhance retention of management by reducing concerns about employment continuity

As described on page 39 in Equity Compensation, the CEO and CFO also have performance-based retention awards.

Cash Compensation

Base Salary

Base salary is the fixed component of compensation paid to compensate each NEO for effectively discharging the duties and responsibilities of his or her position.  An NEO’s base salary is determined by considering a variety of factors, including, but not limited to:

•	Scope of responsibilities,

•	Previous experience,

•	Individual performance,

•	Base salaries for comparable NEOs within the PNMR Peer Group,

•	Published compensation surveys and proprietary survey data such as the Willis Towers Watson Executive Compensation Data Base (“CDB”) General Industry Survey Report - U.S., and

•	Recommendations from the Compensation Committee’s independent compensation consultant.

The Compensation Committee considers all of these factors in recommending the base salary of the CEO (which is approved by the independent members of the Board) and in setting the base salary of all other Senior Officers. The base salary of the VP, Finance and Controller is set by the EVP and CFO after reviewing a similar variety of factors. Salary adjustments, if any, are based on the median of base salaries revealed by benchmarking comparable positions, described in the Role of the Independent Compensation Consultant section of Administration and Resources, as well as the Company’s performance, internal pay equity among the Officers and the Compensation Committee’s evaluation of the individual Senior Officer’s performance.  Performance is primarily measured on the basis of corporate and individual performance, with applicable goals and objectives being established at the beginning of each year.

Base salaries are reviewed annually. After reviewing the 2017 Benchmark Data, recommendations from management and Pay Governance and considering the Company’s performance, strategic objectives and each individual’s performance in 2016, the Compensation Committee in 2017 increased the base salaries for the Senior Officers as follows (effective March 2017): Ms. Collawn from $800,000 to $824,000; Mr. Eldred from $458,640 to $472,399; Mr. Apodaca from $337,558 to $345,997; and Mr. Darnell from $257,187 to $273,904. In addition, after reviewing the 2017 Benchmark Data, and in consideration of the factors noted above, the EVP and CFO increased the base salary of our VP, Finance and Controller, Mr. Tarry, from $288,444 to $297,097.
Annual Incentive Awards
The AIP provides annual cash incentives to reward the NEOs for the achievement of annual financial and operating goals and to reinforce the Company’s pay for performance philosophy.  Our philosophy is to set the AIP award opportunities at the approximate median for NEOs in comparable positions based on a benchmarking analysis, which for 2017 consisted of the 2017 Benchmark Data.  The 2017 financial and operating performance goals and performance results are illustrated on page 49. The target performance goals are rigorous but reasonably achievable. Maximum performance levels are designed to be difficult to achieve. The Company and the Senior Officers achieved the 2017 AIP performance goals at maximum level for the Incentive EPS performance goal (weighted 60%) and below threshold level for the reliability performance goal (weighted 20%). The Customer Satisfaction performance goal (weighted 20%) is comprised of two performance metrics, weighted equally. The performance metric related to the Research and Polling Survey was achieved at the target level. The performance metric related to J.D. Power Customer Satisfaction result was below threshold performance level. See page 49 for the corporate scorecard table in the Senior Officer NEOs Incentive Goals and Results section. The 2017 AIP performance goals for the VP, Finance and Controller, were weighted 60% for achievement of the Incentive EPS, reliability and customer satisfaction performance goals, noted above, and 40% for the additional specific goals listed on page 50. The VP, Finance and Controller achieved an aggregate 2017 AIP award at the 130% performance level.
No incentive award is paid for achieving performance that is below the Incentive EPS threshold level and annual incentive awards are capped at the maximum opportunity, 200% of target. The Compensation Committee did not have the discretion to increase AIP awards for NEOs who are covered employees under Section 162(m) of the Tax Code. For 2017, the Compensation Committee did not exercise its negative discretion to decrease awards to any NEO. Straight-line interpolation determines the bonus payout for performance that falls between threshold and target or between target and maximum levels. Performance results and related annual incentive awards for the 2017 performance period were reviewed and approved by the Compensation Committee, and by the independent members of the Board for the CEO, at its meeting in February 2018. More detail can be found in the Senior Officer NEOs Incentive Goals and Results section of Summary of 2017 NEO Compensation.

2017 NEO ANNUAL INCENTIVE AWARD OPPORTUNITIES

Position	Threshold Opportunity*	Target Opportunity*	Maximum Opportunity*
CEO	55%	110%	220%
EVP	35%	70%	140%
SVP	27.5%	55%	110%
VP	20%	40%	80%
*As a percentage of base salary

Equity Compensation

The Company has not used newly issued shares or treasury shares to satisfy any equity awards granted under the PEP. Because the Company’s past and current practice is to only use shares acquired on the open market to satisfy awards of earned performance shares and vested restricted stock right awards, the satisfaction of these awards does not increase the number of shares outstanding and does not have a dilutive impact on our shareholders. However, the awards are considered to be dilutive securities in the computation of earnings per share during the period from granting of the award until the satisfaction of the awards being earned or becoming vested. The dilutive impact of these awards on earnings per share has not been significant.

Long-Term Incentive Awards

•	Settlement of 2015 LTIP Awards for the Performance Period 2015-2017

The long-term incentive award opportunities under the LTIPs provide equity incentives tied to 3-year performance measures designed to support long-term goals. The NEOs earned long-term incentive awards as of the end of 2017 under the 2015 LTIP for the 2015-2017 performance period. As described in the 2016 proxy statement, the 2015 LTIP award mix was comprised of 70% performance shares and 30% time-vested restricted stock right awards. The performance share awards under the 2015 LTIP were based on three performance measures: relative TSR, weighted at 40% (based on Company performance compared to the S&P 400 MidCap Utilities Index), FFO/Debt Ratio, weighted at 35% (targets are determined by the Board based on the Company’s long-range operating plan) and Earnings Growth, weighted at 25% (targets are determined by the Board based on the Company’s long-range operating plan). For the 2015 LTIP (2015-2017 performance period), the Company and the NEOs achieved above target level aggregate performance, based on achieving the relative TSR performance goal at above target level, the FFO/Debt performance goal at slightly above threshold level and the Earnings Growth performance goal at above target level. The Earnings Growth measure is a non-GAAP adjusted diluted earnings per share measure calculated in a similar manner as the Incentive EPS is calculated under the AIP, except that the Earnings Growth for the 2015 LTIP is measured over a 3-year period. The time-vested restricted stock right awards (that vest equally over a 3-year period) were awarded in March 2018, following the end of the performance period, in amounts based on each NEO’s position and base salary. Performance results and related performance shares and restricted stock right awards received by the NEOs in March 2018, under the 2015 LTIP, were reviewed and approved by the Compensation Committee and the independent members of the Board for the CEO at its meeting in February 2018. More detail can be found in the Long-Term Incentive Awards section of Summary of 2017 NEO Compensation.

•	2017 LTIP Award Opportunities for the Performance Period 2017-2019

In February 2017, the Compensation Committee approved the 2017 LTIP for the 3-year performance period of 2017-2019; incentives, if earned, will be awarded in 2020. The 2017 LTIP award mix is comprised of 70% performance shares and 30% time-vested restricted stock right awards. The time-vested restricted stock right awards, which may be awarded following the end of the 2017-2019 performance period, will vest equally over a 3-year period. The time-vested restricted stock right awards will be granted, if at all, in amounts that will depend upon the Officer’s position and base salary. The performance share award opportunities under the 2017 LTIP are based on three performance measures: Earnings Growth, weighted at 40% (targets are determined by the Board based on the Company’s long-range operating plan), relative TSR, weighted at 30% (based on Company performance compared to the S&P 400 MidCap Utilities Index), and FFO/Debt Ratio, weighted at 30% (targets are determined by the Board based on the Company’s long-range operating plan). The Earnings Growth measure is a non-GAAP adjusted diluted earnings per share measure calculated in a similar manner as the Incentive EPS is calculated under the AIP, except that the Earnings Growth for the 2017 LTIP will be measured over a 3-year period. Together, these three performance measures under the 2017 LTIP are designed to align our NEOs’ and other Officers’ interests with the long-term interests of the Company and its shareholders by tying incentives to Earnings Growth, stock performance and credit metric objectives. The performance share and restricted stock right awards opportunities, including the threshold, target and maximum levels determined by the Compensation Committee for Earnings Growth, relative TSR and FFO/Debt under the 2017 LTIP, are set forth under the Long-Term Incentive Awards section of Summary of 2017 NEO Compensation. The Compensation Committee does not have the discretion to increase or decrease actual LTIP awards for NEOs who are covered employees under Section 162(m) of the Tax Code as it applies to the 2017 LTIP.

Long-Term Incentives – Special Performance-Based Awards, Retention Grants

The Compensation Committee has selectively used special awards to provide additional incentive to certain Officers. The special awards, described below, are all tied to performance metrics to ensure that the specified officer is accountable for corporate performance.

▪2015 CEO Performance-Based Retention Grant

As previously described in the 2015-2017 proxy statements, in March 2015, the Company entered into a special performance-based retention grant (the “2015 CEO Retention Grant”) with Ms. Collawn, the CEO, based on the Compensation Committee’s recommendation and the independent directors’ approval. Given Ms. Collawn’s continued performance and contributions to the Company, the 2015 CEO Retention Grant is intended to incentivize Ms. Collawn to meet certain performance measures and to remain in her current position for an extended period of time. For a detailed summary of the terms and conditions of the 2015 CEO Retention Grant, refer to the 2016 proxy statement. A portion of the 2015 CEO Retention Grant, namely 17,953 performance shares, was subject to accelerated vesting if the Company achieved a 3% or more compounded annual rate of Earnings Growth by December 31, 2017. In February 2018, the Compensation Committee and the independent members of the Board determined that the Company achieved the relevant performance level of Earnings Growth for the accelerated vesting and approved the granting of 17,953 performance shares to Ms. Collawn under the PEP. If the Company achieves the compounded annual rate of Earnings Growth by December 31, 2019, the remaining portion of the CEO Performance-Based Retention Grant (35,906 shares) will vest and be awarded in 2020 under the PEP. With certain exceptions, Ms. Collawn must remain employed by the Company, as of the remaining vesting date, to receive the remaining portion of this grant.

▪2015 CFO Performance-Based Retention Grant

Also, as previously described in the Company’s 2015-2017 proxy statements, the Compensation Committee recommended, and the independent directors approved, a special performance-based retention grant (the “2015 CFO Retention Grant”) to the Company’s EVP and CFO, Mr. Eldred, in 2014. The 2015 CFO Retention Grant was intended to incentivize Mr. Eldred to remain in his current position for a period of time to allow for the retirement of the then PNM Resources VP, Controller and the VP, Treasurer and a successful transition to the current VP, Finance and Controller and VP and Treasurer and is intended to reward him for the Company’s performance during the performance period based on the Company’s Earnings Growth. For a detailed summary of the terms and conditions of the 2015 CFO Retention Grant, refer to the 2016 proxy statement. As of December 31, 2016, the specified performance measure, for the performance period January 1, 2015 through December 31, 2016, was achieved and disclosed in the 2017 proxy statement. Mr. Eldred was awarded a retention bonus and restricted stock right award as approved by the Compensation Committee and the Board. The specified performance measure for the performance period, January 1, 2015 through December 31, 2017, was to achieve a 9% rate of Earnings Growth. As of December 31, 2017, the specified performance measure was achieved, and Mr. Eldred was awarded a retention bonus equal to $200,000 (paid by allocating discretionary credits to his account under the ESP II) and restricted stock rights award equal to $275,000 divided by the fair market value of one share of the Company’s stock of $35.85 per share as of the grant date of March 2, 2018. The shares payable pursuant to the 2015 CFO Retention Grant are issued under the PEP.

Deferred Compensation

Deferred Compensation and Retirement Benefits

Our NEOs participate in the Company’s RSP (a broad-based 401(k) plan) and a non-qualified supplemental deferred compensation plan (the ESP II – which runs side-by-side with the RSP). These programs are described in more detail beginning on page 57.

Supplemental Benefits

Supplemental Benefits and Perquisites

In order to attract and retain key executive talent in an increasingly competitive marketplace, the Company provides its NEOs reasonable supplemental benefits that make up a small component of their overall compensation and benefits. The 2017 supplemental benefits include: company-paid premiums for life insurance for certain Officers, long term disability insurance, executive physicals (for the Senior Officers only) and the ECP (e.g., reimbursement for personal financial management and estate planning services). Company-paid premiums for officer life insurance were closed to any Officers hired on or after September 25, 2011. For Ms. Collawn, the Company also provides home security. The 2017 supplemental benefits are set forth in footnote 5 of the SCT on page 48.

Post Termination Compensation

Potential Severance Benefits

The Company offers severance benefits to the NEOs to mitigate the possible difficulty they may have finding comparable employment, within a reasonable period of time, following a separation from service.  Under our Severance Plan, benefits are only payable if the NEO’s position is eliminated through no fault of his or her own.  The Severance Plan and related benefits are described in more detail on page 61.

Potential Change in Control Benefits

The Company also recognizes, as is the case with many publicly-held companies, the possibility of a change in control. A change in control, combined with the uncertainty and the questions that it may raise, may potentially result in the departure or distraction of key management to the detriment of the Company and our shareholders. This could also impact the Company’s ability to continue to provide efficient and reliable utility services to our customers.  The Company and the Compensation Committee have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Company’s key management to their assigned duties and to facilitate recruitment of future employees without distraction in the face of potentially challenging circumstances arising from the possibility of a change in control of the Company.  The Company and the Compensation Committee have also concluded that it is appropriate to provide competitive and fair compensation and benefits to employees terminated under these circumstances through our Retention Plan.

The Retention Plan provides the NEOs with benefits if their employment is terminated, under certain circumstances, within 24 months following a change in control of the Company.  The purpose of our Retention Plan is to better align the NEOs’ interests with the interests of our shareholders and to provide the NEOs with reasonable protection from loss of employment resulting from a change in control.  The provision of benefits pursuant to the Retention Plan also facilitates our recruitment and retention of talented NEOs by providing reasonable and expected protections.  Our Retention Plan and change in control benefits are described in more detail beginning on page 61.

ADMINISTRATION AND RESOURCES

Roles of the Compensation Committee, Board of Directors and Executive Officers

Pursuant to its role as assigned by the Board, the Compensation Committee is primarily responsible for the design and administration of our executive compensation program.  Additionally, our Board, our Senior Officers and an independent compensation consultant play important roles. The Compensation Committee establishes and periodically reviews all elements of our executive compensation program.  The ultimate responsibility for determining the level of compensation paid to each of the NEOs, other than the CEO and the base salary of our VP, Finance and Controller, resides with the Compensation Committee.  The Compensation Committee makes a recommendation to our independent directors of the Board (a group that includes, but is not limited to, the members of the Compensation Committee) regarding the level of the CEO’s compensation and the final decision is made by the independent directors. The Board, based on the recommendations of the Compensation Committee, approves all equity compensation plans and equity awards for Officers.  In setting (or recommending in the case of the CEO) specific compensation levels, the Compensation Committee considers the CEO’s evaluation of the Senior Officers and the self-evaluation prepared by the CEO. The independent members of the Board take into consideration their evaluation of the CEO’s performance when approving or setting the CEO specific compensation levels. The CEO recommends corporate-level performance goals to the Compensation Committee for approval.  The CEO provides regular input to the Compensation Committee with respect to the overall structure of the executive compensation program, including how the program can be effectively aligned with the Company’s financial and strategic objectives. However, the final decision related to the executive compensation program rests with the Compensation Committee, with approval of the independent members of the Board, for all Officer equity plans, Officer equity awards and CEO compensation. Our EVP and CFO determines the base salary of our VP, Finance and Controller.

Role of the Independent Compensation Consultant

Pursuant to its charter, the Compensation Committee selects and retains an independent compensation consultant (at the Company’s expense) whose services include: providing peer group and market compensation data, providing information on trends and regulatory issues affecting executive pay, performing competitive market analysis, recommending compensation program and plan changes and recommending Officer compensation structure and levels.  In May 2013, the Compensation Committee selected Pay Governance to be its independent compensation consultant pursuant to the Compensation Committee’s Policy Governing Fees and Services for Executive Compensation Consultants. Prior to engaging Pay Governance, and then on an annual basis, most recently at its November 2017 meeting, the Compensation Committee evaluated Pay Governance’s independence as its compensation consultant by considering each of the independence factors specified by the NYSE and the SEC. Based on the evaluation, the Compensation Committee determined that no conflict of interest exists that would prevent Pay Governance from independently advising the Compensation Committee. On occasion, the independent compensation consultant provides information to the members of management, but all its services are provided and performed at the request of and pursuant to instructions provided by the Compensation Committee or the Nominating Committee. None of the NEOs are present during the Compensation Committee’s discussions with the independent consultant regarding his or her individual compensation. During 2017, no services were provided to the Company by Pay Governance, other than the services that are described in this proxy statement.

The Compensation Committee strives to provide target compensation opportunities that are at the median TDC of the appropriate benchmark group of companies, which reflect the market within which PNMR competes for executive talent. Information referenced in 2016 to assist in setting 2017 compensation levels was obtained and analyzed as follows:

•
Management engaged Willis Towers Watson to perform a competitive assessment of the Company’s executive compensation program, including compensation opportunity levels for the CEO and other NEOs (the “Willis Towers Watson study”). Pay Governance reviewed the approach and the findings of the Willis Towers Watson study.

•
The Willis Towers Watson study compared our NEO compensation to (1) market data for the PNMR Peer Group described below and (2) market data from the companies (listed in Appendix A) comprising the Willis Towers Watson 2016 Executive CDB General Industry Survey Report - U.S. of general industry companies with data regressed to companies similarly sized to PNMR.

•
For corporate-function roles, such as those of our NEOs, talent may be recruited by or lost to companies that are similar in size to the Company, which may or may not be in the utility/energy sector. Therefore, to determine overall market compensation levels, the benchmark analysis used these two market databases, weighted respectively at 75% for the PNMR Peer Group and 25% for the Willis Towers Watson 2016 Executive CDB General Industry Survey Report - U.S. of similarly sized companies (collectively, the “2017 Benchmark Data”).

•
The median compensation levels of the 2017 Benchmark Data were the primary reference points used by the Compensation Committee to evaluate executive compensation. The Compensation Committee used these figures to benchmark TCC and TDC paid to the NEOs (both individually and as a group) to similar types and elements of compensation paid to executives holding comparable positions in the marketplace.

•	The 2017 Benchmark Data for TDC showed that the compensation levels for each of our NEOs were approximately at median or below.

PNMR Peer Group

Our peer group has been generally consistent from year to year and adjusted as needed for changes in the peer group due to mergers and acquisitions. It was developed to reflect the competitive market in which we might compete for talent. Prior to setting compensation levels for 2017, the Compensation Committee reviewed the PNMR Peer Group and confirmed that it continued to be an appropriate peer group, based on the following criteria:

1.	Ownership structure (publicly-traded),
2.	Business focus (electric utility and multi-utility companies),
3.	Size (between one-third and three times the Company’s size in terms of revenues),
4.	Organizational complexity,
5.	Operational characteristics (such as nuclear generation ownership, multi-state regulated utilities), and
6.	Likely competition for executive talent.

The following table lists the companies that comprised the PNMR Peer Group, as discussed above, referenced in late 2016, for purposes of setting 2017 pay levels.

PNMR PEER GROUP

ALLETE, Inc.	IDACORP, Inc.
Alliant Energy Corporation	NorthWestern Corporation
Avista Corporation	OGE Energy Corporation
Black Hills Corporation	Pinnacle West Capital Corporation
Cleco Corporation *	Portland General Electrical Company
El Paso Electric Company	TECO Energy, Inc. **
Great Plains Energy, Inc.	Vectren Corporation
Hawaiian Electric Industries, Inc.	Westar Energy, Inc.
* Cleco Corporation was acquired in April 2016 by a group of North American Infrastructure investors. ** TECO Energy, Inc. was acquired in July 2016 by Emera, Inc. of Nova Scotia.

2018 COMPENSATION ACTIONS

In February 2018, the Compensation Committee approved the 2018 AIP and the 2018 LTIP. The Compensation Committee also approved increases in the base salaries payable to the NEOs. The base salary increases were based on corporate and individual performance and on the current median base salaries for the corresponding executive positions in the 2018 Benchmark Data. The 2018 base salary increases are as follows: Ms. Collawn from $824,000 to $865,200; Mr. Eldred from $472,399 to $496,019; Mr. Apodaca from $345,997 to $352,917; Mr. Darnell from $273,904 to $285,000 and Mr. Tarry from $297,097 to $307,495. The 2018 Benchmark Data and performance measures for 2018 compensation levels will be described in the 2018 proxy statement.
The 2018 AIP includes a financial goal of Incentive EPS (weighted 60%) and two operational goals, customer satisfaction (weighted 20%) and reliability (weighted 20%). No incentive award will be paid for achieving performance that is below the Incentive EPS threshold level and incentive awards, if earned, will be capped at the maximum opportunity. Straight-line interpolation will determine the bonus payout for performance that falls between threshold and target or target and maximum levels. Mr. Eldred’s target AIP award was increased from 70% to 75%.

The Compensation Committee also approved the 2018 LTIP for the 3-year performance period of 2018-2020 to align with industry trends and market practices. The 2018 LTIP is based on three performance measures: Earnings Growth (targets are determined by the Board based on the Company’s long-range operating plan), relative TSR (based on Company performance compared to the S&P 400 MidCap Utilities Index), and FFO/Debt Ratio (targets are determined by the Board based on the Company’s long-range operating plan), weighted 50%, 25% and 25%, respectively. The threshold, target and maximum levels have been approved by the Compensation Committee for Earnings Growth, relative TSR and FFO/Debt Ratio performance measures for the 2018 LTIP. The 2018 LTIP award mix is comprised of 70% performance shares and 30% time-vested restricted stock right awards. Any time-vested restricted stock right awards that are actually awarded pursuant to the 2018 LTIP will be awarded in 2021 following the end of the performance period and will vest over three years. The CEO’s target opportunity was increased from 230% to 250%. The EVP and CFO target opportunity was increased from 110% to 125%. The EVP and CFO, Mr. Eldred, will be entitled to a full performance share award based on performance during the performance period, January 1, 2018 to December 31, 2020, regardless of his period of employment during the performance period.

Detailed information regarding the 2018 AIP and 2018 LTIP, including the performance goals and our NEO’s respective award opportunities thereunder, was disclosed in the Current Report on Form 8-K filed by the Company on February 26, 2018.

ADDITIONAL INFORMATION

Corporate Governance

The Company and the Compensation Committee continue to monitor corporate governance best practices and give consideration to incorporating them into our compensation processes and policies, as appropriate.

Sustainability

The Company’s sustainability programs are described on page 10 of this proxy statement. The Board and the Compensation Committee believe that its compensation program and corporate governance requirements motivate our Officers to operate the

Company’s businesses in a sustainable manner that balances the interests of our customers and other stakeholders while creating long-term value for shareholders. The Board and the Compensation Committee also believe that our current compensation program, which emphasizes incentive-driven pay earned over the long-term based on PNM Resources’ stock performance and credit metric objectives, creates a strong incentive for the Senior Officers to operate the Company’s business in a sustainable manner. Our share price performance and financial strength are likely to be enhanced by our utility subsidiaries delivering sustainable, diverse and affordable power in ways that protect the environment and increase the use of renewable energy.

Clawbacks

All PEP awards, including AIP and LTIP awards, are subject to potential forfeiture or recovery to the fullest extent called for by any clawback policy that may be adopted by the Company. The clawback provisions may be applicable to all PEP awards, including the AIP and the LTIPs. As examples only, the awards subject to the clawback provision would include annual incentive awards, performance cash awards, performance shares and restricted stock right awards. The Company currently complies with the Sarbanes-Oxley Act of 2002, as it relates to clawbacks. The Company also plans to implement an executive compensation clawback policy that will, at a minimum, fully comply with the final rules to be issued by the SEC and NYSE pursuant to the Dodd-Frank Act.

The PEP and/or related award documents also provide that all unvested and unpaid awards are subject to forfeiture for conduct which is demonstrably and materially injurious to the Company and that a recipient will forfeit unvested and unpaid incentive compensation awards issued under the PEP for any manipulation or attempted manipulation of the performance results for personal gain at the expense of customers, shareholders, other employees or the Company.

Insider Trading Policy; No Hedging or Pledging of Company Stock

As discussed on page 9 of this proxy statement, the Company’s Insider Trading Policy prohibits all Officers, directors and employees from engaging in hedging or monetization transactions that allow a person to lock in much of the value of his or her Company securities, such as zero-cost collars and forward sales contracts. Further, our Insider Trading Policy prohibits all directors and executive officers, including the NEOs, from pledging Company securities as collateral for a loan.

Double Trigger Vesting Following a Change in Control

The PEP includes, as a general rule, double trigger vesting following a change in control.  Double trigger vesting results only if an NEO is terminated without cause or is constructively terminated following a change in control. See Payments Made Upon a Change in Control beginning on page 61.

CEO and Officer Succession Planning

The Board, including the members of the Compensation Committee, reviews the CEO and Officer succession planning on an annual basis. The succession planning process is designed to ensure that internal candidates are identified and developed well before the position may need to be filled. The succession planning process addresses both short-term and long-term potential succession needs.

Equity Ownership Holding Guidelines

To maintain alignment between our NEOs and shareholders, the Company continues to provide equity-based compensation and has adopted ownership holding guidelines. Ownership holding guidelines provide that each NEO should own PNMR equity having a value equal to a specified multiple of the NEO’s base salary.  The multiples range from one (1) to five (5) times base salary, depending upon the position of the NEO.  The ownership holding guidelines also require that each NEO retain 100% of any equity he or she receives under our PEP (after withholding to satisfy tax obligations) until he or she has achieved the applicable guideline multiple.

The Compensation Committee believes these guidelines further align the interests of NEOs with the interests of shareholders by ensuring that the NEOs maintain a significant long-term stake in the Company and are subject to the risks of equity ownership.  All equity that the Officer holds either directly or indirectly, in addition to any unvested restricted stock right awards and any earned performance shares and hypothetical investment in the PNM Resources, Inc. Common Stock Fund held in the ESP II, count toward compliance with the ownership holding guidelines.  The Compensation Committee reviews compliance with the ownership holding requirements on an annual basis for all NEOs and did so most recently at its February 22, 2018 meeting. As of December 31, 2017, the NEO equity ownership holdings were as noted below:

2017 EQUITY OWNERSHIP HOLDING GUIDELINES

NEO	Holding Requirement*	Percent of Holding Requirement**	Ownership Guidelines Met
P. K. Collawn	5X	454%	Yes
C. N. Eldred	3X	313%	Yes
P. V. Apodaca	3X	252%	Yes
R. N. Darnell	3X	135%	Yes
J. D. Tarry	1X	171%	Yes
*As a multiple of base salary
**Based on 12/29/2017 closing price on the NYSE of $40.45

As of December 31, 2017, all of the NEOs exceeded the applicable ownership holding requirements.  The current holdings of each NEO are shown on page 18.

Impact of Tax and Accounting Requirements

Effective for tax years beginning after December 31, 2017, the Tax Cuts and Jobs Act of 2017 (the “TCJA”) repealed the performance-based compensation exception to the deduction limit for compensation in Section 162(m) of the Tax Code. However, under transition rules, certain performance-based compensation payable after 2017 remains exempt from the deduction limit to the extent it was subject to a written binding contract in effect as of November 2, 2017 and has not been materially modified.

The Compensation Committee evaluates costs, cash flow implications and the deductibility of compensation to maximize financial efficiencies.  Furthermore, prior to the enactment of the TCJA, the Compensation Committee considered the objective of having the incentive-based compensation components qualify for the performance-based compensation exception to the limits on the deductibility of compensation imposed by Section 162(m).

Section 162(m) generally limits the Company’s income tax deduction for compensation paid to each ‘covered employee’ (as defined in the Tax Code) to $1 million.  Compensation that qualified for the pre-TCJA performance-based compensation exception was not subject to this limitation.  Generally, in order to qualify as performance-based, the payment of the compensation must have been contingent on the achievement of certain objective performance goals.  The Compensation Committee strives to qualify certain components of our executive compensation program for the performance-based compensation exception.  However, the Compensation Committee chose to forgo the deduction in other situations or with respect to certain awards (e.g., time-vested restricted stock right awards), if it determined such action to be in the best business interest of the Company to recognize and motivate Officers as circumstances warranted. In 2017, we incurred compensation for our NEOs of approximately $0.3 million that was not designed to comply with the performance-based compensation exception and may not be deductible for tax purposes.

The 2017 AIP, 2017 LTIP, prior LTIPs as well as the 2015 CEO Performance-Based Retention Grant were intended to comply with the performance-based compensation exception under Section 162(m). However, due to the enactment of TCJA and limited guidance with respect to transition rules and the complexity of the Section 162(m) requirements, the Company cannot guarantee that the compensation will in fact qualify.

Adjustments for Certain Items

Consistent with past practice and based on criteria determined at the beginning of the performance period, the Compensation Committee may, subject to compliance with an applicable plan or award agreement(s) as well as applicable law or regulations, adjust the performance measures underlying certain incentive compensation awards to eliminate the effects of certain items.  The adjustments are intended to ensure that award payments are based on the underlying performance of the Company’s core business and are not artificially inflated or deflated due to such effects in the award year.  The adjustments made for 2017 award calculations for Incentive EPS, Earnings Growth and the FFO/Debt Ratio are reflected in the definitions of Incentive EPS, Earnings Growth and FFO/Debt Ratio set forth in the Glossary.  These defined terms are used solely for measuring performance for compensation purposes and should not be considered earnings guidance by the Company.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on such review and discussion, recommended to the Board its inclusion into the 2018 proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

The Compensation Committee is pleased to submit this report to the Company’s shareholders.

Members of the Compensation Committee:

Alan J. Fohrer, Chair
Norman P. Becker
E. Renae Conley
Bruce W. Wilkinson

SUMMARY OF 2017 NEO COMPENSATION

ANALYSIS OF 2017 NEO COMPENSATION

Base Salary

The following 2017 base salaries for the NEOs were approved in February of 2017. The effective date of the salaries noted below was March 25, 2017.

NEO BASE SALARY

NEO	2017 Base Salary
Patricia K. Collawn	$824,000
Chairman, President and CEO
Charles N. Eldred	$472,399
EVP and CFO
Patrick V. Apodaca	$345,997
SVP, General Counsel and Secretary
Ronald N. Darnell	$273,904
SVP, Public Policy
Joseph D. Tarry	$297,097
VP, Finance and Controller

SUMMARY OF EXECUTIVE COMPENSATION

The table following summarizes the total compensation paid to or earned by the NEOs for the years ending December 31, 2017, 2016 and 2015.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(1)		(2)		(3)	(4)	(5)
Patricia K. Collawn, Chairman, President and CEO	2017	817,539	—	1,724,548	—	1,144,000	—	739,835	4,425,922
	2016	791,923	—	1,539,856	—	974,050	—	677,328	3,983,157
	2015	770,000	—	3,004,064	—	870,100	—	600,057	5,244,221
Charles N. Eldred, EVP and CFO	2017	468,695	—	484,957	—	417,362	—	579,349	1,950,363
	2016	452,760	—	441,784	—	351,624	—	396,244	1,642,412
	2015	436,800	—	805,301	—	345,509	—	444,720	2,032,330
Patrick V. Apodaca, SVP, General Counsel and Secretary	2017	343,725	—	275,787	—	241,354	—	97,006	957,872
	2016	335,776	—	258,624	—	209,319	—	133,249	936,968
	2015	326,696	—	246,602	—	195,884	—	233,583	1,002,765
Ronald N. Darnell, SVP, Public Policy	2017	269,403	—	203,010	—	183,889	—	149,891	806,193
	2016	255,829	—	173,870	—	159,481	—	144,248	733,428
	2015	252,144	—	174,093	—	156,707	—	124,066	707,010
Joseph D. Tarry, VP, Finance and Controller	2017	294,768	—	134,624	—	149,991	13,912	96,630	689,925

(1)     2017 salary amounts include cash compensation earned by each NEO during 2017, as well as any amounts earned in 2017, but contributed into the RSP and the ESP II. For amounts deferred pursuant to the ESP II, see the 2017 Non-Qualified Deferred Compensation Table.

(2)    Represents the grant date fair value of all stock awards calculated in accordance with FASB ASC Topic 718. For 2017, the amount indicated is the aggregate grant date fair value of all grants of (A) time-vested restricted stock rights granted on March 3, 2017 (shown as RSA in the GPBA Table) and (B) performance share awards (shown as PS in the GPBA Table), based on target performance, which the Company considered the probable outcome on the grant date. The assumptions used in determining the grant date fair value of stock awards are set forth in Note 13 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.  The actual cash value that the NEO may realize on the vesting of the restricted stock rights or performance shares will depend on the number of shares that ultimately vest, the market price of our common stock at the date of vesting, and ultimately, the value received by the employee on the sale of the stock.  Time-vested restricted stock right awards vest over a three-year period beginning on March 7th following the first anniversary of the grant date.  The following table shows the grant date fair value of all 2017 stock awards assuming maximum performance of the 2017 LTIP performance share awards (shown as PS in the GPBA table) and the actual RSA awards shown in the GPBA Table. As discussed above, column (e) of the SCT assumes target performance of PS awards. Both column (e) of the SCT and the following table also include the grant date fair value of the actual RSA awards.

Grant Date Fair Value Assuming Maximum

Name	Grant Date Fair Value of Actual RSA, Maximum PS Awards ($)
P. K. Collawn	2,983,981
C. N. Eldred	830,288
P. V. Apodaca	472,181
R. N. Darnell	352,657
J. D. Tarry	233,335

(3)     Column (g) of the SCT for 2017 reflects the actual amount of annual incentive cash awards earned in 2017 under the 2017 AIP (shown as AIP awards in the GPBA Table).

(4)    There are no above-market or preferential rate earnings to report for the ESP II. Reflects the $2,078 change in present value of the accumulated benefits under the ERP and the $11,834 change in the present value of the post-retirement medical benefits. Only Mr. Tarry participates in the ERP and is eligible for post-retirement medical benefits.

(5)    The following table reflects the types and dollar amounts of perquisites, additional compensation and other personal benefits provided to the NEOs during 2017.  For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to the Company of providing the perquisite or other personal benefit to the NEOs. The NEOs paid any taxes associated with these benefits without reimbursement from the Company.

All Other Compensation Table

Name	Payment of Officer & Management Life Premium ($)	Payment of Long- Term Disability Premium ($)	ECP Amounts ($)	RSP Company Contri- butions ($)	ESP II Company Contri- butions ($)	Executive Physicals ($)	ESP II Make-Up Payment ($)	Security ($)	All Other Compensation (Total) ($)
			(a)		(b) (d)	(c)	(e)
P. K. Collawn	8,435	1,485	23,000	38,117	667,830	—	—	968	739,835
C. N. Eldred	19,068	1,485	18,000	36,000	504,796	—	—	—	579,349
P. V. Apodaca	480	1,485	18,000	36,000	41,041	—	—	—	97,006
R. N. Darnell	6,962	1,466	18,000	36,106	80,359	6,998		—	149,891
J. D. Tarry	480	1,485	12,000	28,350	17,209	—	37,106	—	96,630

(a) Reflects the amounts received by the NEOs under the ECP (described in the Glossary).

(b) Amounts are reflected in column (c) of the 2017 Non-Qualified Deferred Compensation table on page 60.

(c) The Company paid for an executive physical as part of the Annual Executive Physical Program.

(d) For Mr. Eldred, includes the CFO Performance-Based Retention Grant award of $175,000, paid by allocating discretionary credits to his ESP II account as previously disclosed in the 2017 proxy statement.

(e) In 2013, certain changes were made to the ESP II, as disclosed in the 2014 proxy statement. As a result of those changes, certain VPs received a lump sum payment to minimize any potentially adverse impact related to those ESP II changes.

Annual Incentive Awards

The objective of the 2017 AIP was to motivate the NEOs to achieve certain performance goals tied to the Company’s financial and operational results as well as individual business area goals for Mr. Tarry. In order to ensure that awards were funded by the Company’s earnings, no awards were to be made under the 2017 AIP unless the Company achieved Incentive EPS of at least $1.77.  Maximum awards were to be made at Incentive EPS levels of $1.90 or higher.  In 2017, the Company’s Incentive EPS for the NEOs was $1.94 resulting in achievement of maximum performance level. The Company did not achieve threshold performance level for the reliability goal. Customer Satisfaction is comprised of two customer satisfaction performance metrics. The achievement of the customer satisfaction performance metric related to the Research and Polling Survey was at the target performance level. The customer satisfaction performance metric related to J.D. Power Customer Satisfaction was below threshold performance level. See the performance results noted on the corporate scorecard below.

The 2017 AIP plan goals were established for all NEOs in order to achieve alignment with the corporate strategy of the Company.  A more detailed description of each listed NEO’s award opportunities and performance goals under the 2017 AIP, as well as the actual awards approved in February 2018, are set forth below.

Senior Officer NEOs Incentive Goals and Results

The NEOs subject to the following performance goals are Ms. Collawn, Mr. Eldred, Mr. Apodaca and Mr. Darnell.

CORPORATE SCORECARD

Goal	Weight	Threshold 50%	Target 100%	Maximum 200%	2017 Results	Weighted Results
PNMR Incentive EPS	60% of Scorecard	≥$1.77/share	≥$1.82/share	≥$1.90/share	$1.94/share (200% of target award level)[1]	120%
Customer Satisfaction (measured by J.D. Power Customer Satisfaction) (percentile or average score)	10% of Scorecard	39.7 percentile or 680 average score	45.6 percentile or 685 average score	54.4 percentile or 700 average score	9th percentile or 659 average score (0% of target award level)	0%
Customer Satisfaction (measured by Research and Polling Survey) (weighted average score)	10% of Scorecard	7.4	7.5	7.7	7.5 (100% of target award level)	10%
Reliability (measured by PNM & TNMP SAIDI) (weighted respectively, 60%/40%)	20% of Scorecard	84.2	78.8	68.8	94.3 (0% of target award level)	0%
Aggregate Performance Results						130%
1 Based on linear interpolation, the $1.94/share performance results in a 200% multiplier for the Incentive EPS goal. When the 60% weighting is applied, this results in a 120% weighted score.

Under the 2017 AIP, Ms. Collawn was eligible to receive a target level award of 110% of her base salary as of January 1, 2017.  Based on Ms. Collawn’s aggregate performance results, she received an award equal to 143% of her base salary.

Under the 2017 AIP, Mr. Eldred was eligible to receive a target level award of 70% of his base salary as of January 1, 2017.  Based on Mr. Eldred’s aggregate performance results, he received an award equal to 91% of his base salary.

Under the 2017 AIP, Mr. Apodaca and Mr. Darnell were eligible to receive a target level award of 55% of each of their base salaries as of January 1, 2017.  Based on the aggregate performance results, each received an award equal to 71.5% of his base salary.

VP Incentive Goals and Results

The NEO subject to the following incentive target is Mr. Tarry, VP, Finance and Controller. The basis for Mr. Tarry’s award opportunity is 60% achievement of the Corporate Scorecard table noted previously and 40% of the Chief Financial Officer Business Area goals listed below.

VP, FINANCE AND CONTROLLER SCORECARD

Goals	Weight	Threshold	Target	Maximum	2017 Result	Weighted Results
CFO OSHA Recordable Incident Rate	5% of scorecard	1.01	0.68	0.00	0.41 (140% of target award level)	7%
Warehouse Accuracy	20% of scorecard	96%	97%	100%	97.3% (110% of target award level)	22%
Actual Operations & Maintenance compared to Annual Operating Plan Budget (“AOP”)	10% of scorecard	N/A	Achieve 0 - 1% below AOP	Achieve 1.0% - 2.0% under 2017 AOP Budget. No Award if > 2.0% under	1.6% (200% of target award level)	20%
Actual October - December Operations & Maintenance compared to Quarter 3 Reforecast	5% of scorecard	N/A	Achieve within +/-2% of October - December Quarter 3 Reforecast	Achieve +/-1% of October - December Quarter 3 Reforecast	-0.7% (200% of target award level)	10%
NERC Compliance Violations Index (“CVI”)	5% of scorecard	Audit findings with CVI <=0.1039	Audit findings with CVI <= 0.0519	Zero findings identified	0.0650 (87.5% of target award, rounded up to 5% weighted result)	5%
Mission Critical System Availability	10% of scorecard	99.96%	99.97%	99.99%	99.98% (150% of target award level)	15%
Business Critical System Availability	5% of scorecard	99.94%	99.95%	99.98%	99.99% (200% of target award level)	10%
Investor Relations (% of Institutional Investors with low or medium turnover)	15% of scorecard	Average of 80% of low + medium turnover investors using December 31, March 31, June 30, and September 30	Average of 85% of low + medium turnover investors using December 31, March 31, June 30, and September 30 AND the addition of a new low/medium investor in the top 25 shareholders	Average of 95% of low + medium turnover using December 31, March 31, June 30, and September 30 AND the addition of two or more new low/medium investors in the top 25 shareholders	93.9% (189% of target award level)	28%
Electric Rate Case	25% of scorecard	Senior Management will determine goal achievement based on the final NMPRC order meeting company objectives.			Threshold (50% of target award level)	13%
Aggregate Performance Results						130%

Under the 2017AIP, Mr. Tarry was eligible to receive a target award of 40% of his base salary. Based on Mr. Tarry’s aggregate performance results of both the Corporate and the CFO scorecards, he received an award equal to 52% of his base salary.

Long-Term Incentive Awards

2017 LTIP Award Opportunities for the Performance Period 2017-2019

Consistent with our pay for performance philosophy, 70% of the NEO’s total 2017 long-term incentive compensation opportunities are dependent upon the Company’s achievement of three performance goals (Earnings Growth, relative TSR and FFO/Debt Ratio) over the 2017-2019 performance period. No performance shares (shown as PS in the GPBA Table) will be earned by or paid to our NEOs if actual performance over the 2017-2019 performance period is below the threshold levels set forth in the following table.  The remaining 30% of the total 2017 long-term incentive compensation for NEOs is comprised of time-vested restricted stock rights awarded at the end of the performance period that vest over a three-year period. A prorated award will not be paid to an Officer who separates from service in the first half of the performance period for any reason other than a qualifying change in control termination. After the first half of the performance period, a prorated award will be paid to an Officer who separates from service due to death, disability, retirement or impaction, which will be calculated based on actual performance and the number of full months of service completed by the Officer during the performance period. In the case of a qualifying change in control termination, the performance shares vest pro rata at the end of the performance period subject to the attainment of the performance goals.

2017 LTIP PERFORMANCE GOAL TABLE

Corporate Goal	Weight	Threshold	Target	Maximum
Earnings Growth	40%	≥3.0%	≥4.0%	≥8.0%
Relative TSR	30%	≥35th percentile	>50th percentile	>95th percentile
FFO/Debt Ratio	30%	≥15%	≥16%	≥18%

2017 NEO LONG-TERM INCENTIVE AWARD OPPORTUNITIES

Position	Threshold Opportunity*	Target Opportunity*	Maximum Opportunity*
CEO	149.5%	230%	391%
EVP	71.5%	110%	187%
SVP	55.25%	85%	144.5%
VP	32.5%	50%	85%
*As a percentage of base salary. Amounts include the following time-vested restricted stock right award opportunities for each NEO (also expressed as a percentage of base salary): CEO, 69%; EVP, 33%; SVP, 25.5% and VP, 15%. Such award opportunities were determined based on the NEOs' respective positions and base salaries.

LTIP Awards Earned for the Performance Period 2015-2017

In 2015, the Compensation Committee approved the 2015 LTIP for the 3-year performance period of 2015-2017. Information regarding the threshold, target and maximum performance targets for the 2015-2017 performance period under the 2015 LTIP for relative TSR (relative to the S&P 400 MidCap Utilities Index), FFO/Debt Ratio and Earnings Growth and the actual 2015-2017 performance are set forth in the table following.

TSR, FFO/DEBT RATIO AND EARNINGS GROWTH ACHIEVEMENT AS OF DECEMBER 31, 2017

Corporate Goal	Weight	Threshold	Target	Maximum	2015-2017 Actual Results	Weighted Results
Relative TSR	40%	>35th percentile	>50th percentile	>95th percentile	73rd percentile (151% of target award level)	60%
FFO/Debt Ratio	35%	≥16.0%	≥18.0%	≥19.0%	16.4%	21%
Earnings Growth	25%	≥3.0%	≥5.0%	≥11.0%	8.1%	38%

The amount of performance share awards payable at threshold, target and maximum performance was set forth in the GPBA Table in the 2016 proxy statement.  In February 2018, the performance share awards for the 2015-2017 performance period were determined to be earned at above target level, 119% of target, based on the above actual aggregate performance results for the 2015-2017 performance period.

2015 NEO LONG-TERM INCENTIVE AWARD OPPORTUNITIES

Position	Threshold Opportunity*	Target Opportunity*	Maximum Opportunity*
CEO	146.25%	225%	382.5%
EVP	71.5%	110%	187%
SVP	55.25%	85%	144.5%
SVP, Public Policy	48.75%	75%	127.5%
VP	29.25%	45%	76.5%
*As a percentage of base salary. Amounts include the following time-vested restricted stock right award opportunities for each NEO (also expressed as a percentage of base salary): CEO, 67.5%; EVP, 33%; SVP, 25.5%; SVP for Public Policy, 22.5% and VP, 13.5%. Such award opportunities were determined based on the NEOs' respective positions and base salaries.

Actual performance shares received by the NEOs under the 2015 LTIP are shown on the Outstanding Equity Award Table on page 54 and actual RSAs granted are shown under the 2014 LTIP on the GPBA table on page 53.

Grants of Plan Based Awards in 2017

The following table discloses the 2017 grants of awards to our NEOs, all of which were made under the PEP:  (1) annual incentive plan award levels under the 2017 AIP (shown below as AIP) and (2) the following equity awards made under the LTIP: (a) time-

vested restricted stock right awards (RSA) awarded under the 2014 LTIP at the end of the 3-year performance period, (b) performance share award opportunity (PS) based on Earnings Growth, relative TSR and FFO/Debt Ratio performance measures over the 2017-2019 performance period of the 2017 LTIP, as well as the grant date fair value of all such equity awards.  Time-vested restricted stock right awards, granted on March 3, 2017, vest in three equal annual installments beginning on March 7, 2018. A uniform vesting date of March 7th was adopted for RSAs granted on and after 2016.

GRANTS OF PLAN BASED AWARDS IN 2017

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
											(1)
P. K. Collawn	AIP 2/23/17	440,000	880,000	1,760,000	—	—	—	—	—	—	—
	PS 3/3/17	—	—	—	17,741	35,482	70,964	—	—	—	1,259,434
	RSA 3/3/17	—	—	—	—	—	—	13,884	—	—	465,114
C. N. Eldred	AIP 2/23/17	160,524	321,048	642,096	—	—	—	—	—	—	—
	PS 3/3/17	—	—	—	4,864	9,728	19,457	—	—	—	345,295
	RSA 3/3/17	—	—	—	—	—	—	4,169	—	—	139,662
P. V. Apodaca	AIP 2/23/17	92,828	185,657	371,314	—	—	—	—	—	—	—
	PS 3/3/17	—	—	—	2,766	5,532	11,065	—	—	—	196,358
	RSA 3/3/17	—	—	—	—	—	—	2,371	—	—	79,429
R. N. Darnell	AIP 2/23/17	70,726	141,453	282,906	—	—	—	—	—	—	—
	PS 3/3/17	—	—	—	2,107	4,215	8,431	—	—	—	149,611
	RSA 3/3/17	—	—	—	—	—	—	1,594	—	—	53,399
J. D. Tarry	AIP 2/23/17	57,689	115,378	230,755	—	—	—	—	—	—	—
	PS 3/3/17	—	—	—	1,390	2,781	5,562	—	—	—	98,712
	RSA 3/3/17	—	—	—	—	—	—	1,072	—	—	35,912
(1) Represents the grant date fair value of the equity awards, based on target performance for PS awards and actual amount of RSA awards, determined in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of stock awards are set forth in Note 13 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. For information about the grant date fair value assuming maximum performance of PS awards, see footnote 2 to the SCT.

Outstanding Equity Awards

The following table includes certain information about the following outstanding equity awards (as of December 31, 2017) made under the PEP to the NEOs: (1) stock options, (2) time-vested restricted stock rights that vest equally over three years from the grant date, (3) performance share awards granted on February 26, 2015 under the 2015 LTIP reflecting the amount of actual above target performance achieved for the 2015-2017 performance period, (4) performance share award opportunities granted on March 2, 2016 under the 2016 LTIP, assuming target performance is achieved for the 2016-2018 performance period, (5) performance share award opportunities granted on March 3, 2017 under the 2017 LTIP (shown as PS in the GPBA Table above), assuming maximum performance is achieved for the 2017-2019 performance period, (6) the 2015 CEO Retention Grant awarded to Ms. Collawn (showing the actual accelerated vesting as of year end of the 17,953 shares delivered to her in March 2018 and the remaining 35,906 shares assuming achievement of the relevant performance measures), and (7) the remaining restricted stock rights award earned by Mr. Eldred under his 2015 CFO Retention Grant.

OUTSTANDING EQUITY AWARDS AT 2017 YEAR-END

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer-cised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		(1)		(2)			(3)	(4)	(5)	(4)
P. K. Collawn		—	—	—	—	—	—	—	—	—
		—	—	—	—	—	—	—	—	—
	8/14/2008	4,000	—	—	10.56	8/14/2018	—	—	—	—
	2/17/2009	90,000	—	—	7.98	2/17/2019	—	—	—	—
	8/5/2009	4,000	—	—	12.48	8/5/2019	—	—	—	—
	2/26/2010	38,000	—	—	12.22	2/26/2020	—	—	—	—
	3/1/2010	20,000	—	—	12.40	3/1/2020	—	—	—	—
		—	—	—	—	—	—	—	—	—
		—	—	—	—	—	—	—	—	—
		—	—	—	—	—	—	—	—	—
	2/26/2015	—	—	—	—	—	51,975	2,102,389
	3/4/2015	—	—	—	—	—	5,529	223,648	—	—
	2/26/2015 (6)	—	—	—	—	—	17,953	726,199	35,906	1,452,398
	3/2/2016	—	—	—	—	—	9,603	388,441	37,815	1,529,617
	3/3/2017	—	—	—	—	—	13,884	561,608	70,964	2,870,494
C. N. Eldred		—	—	—	—	—	—	—	—	—
		—	—	—	—	—	—	—	—	—
	2/26/2015	—	—	—	—	—	14,414	583,046	—	—
	3/4/2015	—	—	—	—	—	1,568	63,426	—	—
	1/1/2015 (7)	—	—	—	—	—	—	275,000	—	—
		—	—	—	—	—	—	—	—	—
		—	—	—	—	—	—	—	—	—
	3/2/2016	—	—	—	—	—	2,996	121,188	10,487	424,199
	3/3/2017	—	—	—	—	—	4,169	168,636	19,457	787,036

OUTSTANDING EQUITY AWARDS AT 2017 YEAR-END (Continued)

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer-cised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		(1)		(2)			(3)	(4)	(5)	(4)
P. V. Apodaca		—	—	—	—	—	—	—	—	—
		—	—	—	—	—	—	—	—	—
	2/26/2015	—	—	—	—	—	8,036	325,056	—	—
	3/4/2015	—	—	—	—	—	962	38,913	—	—
	3/2/2016	—	—	—	—	—	1,754	70,949	6,139	248,323
	3/3/2017	—	—	—	—	—	2,371	95,907	11,065	447,579
R. N. Darnell		—	—	—	—	—	—	—	—	—
		—	—	—	—	—	—	—	—	—
	2/26/2015	—	—	—	—	—	5,673	229,473	—	—
	3/4/2015	—	—	—	—	—	679	27,466	—	—
	3/2/2016	—	—	—	—	—	1,179	47,691	4,127	166,937
	3/3/2017	—	—	—	—	—	1,594	64,477	8,431	341,034
J. D. Tarry		—	—	—	—	—	—	—	—	—
		—	—	—	—	—	—	—	—	—
	2/26/2015	—	—	—	—	—	3,552	143,678	—	—
	3/4/2015	—	—	—	—	—	425	17,191	—	—
	3/2/2016	—	—	—	—	—	785	31,753	2,750	111,238
	3/3/2017	—	—	—	—	—	1,072	43,362	5,562	224,983

(1)    The exercise price of stock options granted under the PEP is the closing market price on the NYSE on the date of the grant. Stock options awarded under the PEP vested over a three-year period.

(2)     As of December 31, 2017, no equity incentive options have been granted under the PEP.

(3)    One share of our common stock underlies each restricted stock right and performance share. Time-vested restricted stock right awards vest over a three-year period beginning on the grant date. The restricted stock right shown with a grant date of March 4, 2015 vested on March 4, 2018. One-half of the restricted stock right shown with a grant date of March 2, 2016 vested on March 7, 2018 and the remaining one-half will vest on March 7, 2019. One-third of the restricted stock right shown with a grant date of March 3, 2017 vested on March 7, 2018 and the remaining two-thirds will vest in equal amounts on March 7, 2019 and March 7, 2020.

 (4)     Based on the closing price of $40.45 for our common stock, as quoted on the NYSE on December 29, 2017, the last trading day of fiscal year 2017.

(5)    Unvested and contingent performance share awards listed in column (i) for the 2016-2018 performance period granted on March 2, 2016 are reflected at the target performance level because, as of December 31, 2017, actual performance to date is above threshold and below target and for the 2017-2019 performance period granted on March 3, 2017 are reflected at the maximum performance level because, as of December 31, 2017, actual performance to date is above target and below maximum.

(6) The table reflects the actual accelerated vesting of 17,953 shares and the remaining 35,906 shares assuming achievement of the relevant performance measures under the 2015 CEO Retention Grant.

(7)    The table reflects that Mr. Eldred earned the $275,000 restricted stock rights as of December 31, 2017 under the 2015 CFO Retention Grant (and on March 2, 2018 Mr. Eldred Received 7,670 shares based on the March 2, 2018 grant date market price of $35.85 per share). For more information, refer to page 39 of this proxy statement.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the NEOs’ exercise of vested stock options during 2017, as well as the vesting during 2017 of performance shares and restricted stock rights held by the NEOs. Options and restricted stock rights were awarded under the PEP.

OPTION EXERCISES AND STOCK VESTED DURING 2017

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
		(1)		(2)
P. K. Collawn	28,000	618,720	140,233	5,090,938
C. N. Eldred	—	—	14,825	538,297
P. V. Apodaca	5,333	150,444	6,997	254,079
R. N. Darnell	—	—	5,040	183,011
J. D. Tarry	—	—	2,905	105,491

(1)    Amount indicated is the aggregate dollar value realized upon the exercise of stock options based on the number of options exercised multiplied by the difference between the market price on the exercise date and the exercise price.

(2)    Amounts indicated are the aggregate dollar value realized upon the vesting of performance shares and restricted stock right awards based on the number of shares acquired on vesting multiplied by the closing price of our common stock on the delivery date, as quoted on the NYSE.

CEO Pay Ratio

Beginning in 2018, most publicly-traded organizations, including PNM Resources, are required to disclose the ratio between the CEO’s pay and the pay of its median employee. Our CEO pay ratio is a reasonable estimate of the CEO’s pay as a multiple of the amount of pay received by the median employee. It is calculated in a manner consistent with the SEC rules based on our payroll records and methodologies described below. The SEC rules for identifying median compensation allow companies to use a variety of methodologies. As a result, the pay ratio reported by others may not be comparable to our reported pay ratio.

As previously disclosed, the Officer’s compensation is based on several factors, including an annual competitive assessment of compensation that includes benchmarking; beginning on page 40 is a more detailed description. There is a more significant level of variability and compensation at risk for our Officers, which includes our NEOs, as it is based on actual Company performance. PNMR pays a competitive wage designed to attract and retain qualified employees. As the CEO has the most variability and at risk compensation, the CEO pay ratio may vary over time, as a significant percent of the CEO’s compensation is performance based as compared to the median employee’s compensation.

PNM Resources determined its CEO pay ratio for 2017 using the following steps:

1) The Company defined the relevant employee population, which included all employees of PNM Resources, Inc. and its affiliates as of December 22, 2017.
2) The Company identified its median employee for purposes of calculating the CEO pay ratio using a consistently applied compensation measure of target total cash compensation, inclusive of overtime and differentials, paid in 2017 to each member of the employee population.
3) The CEO pay ratio was determined by comparing the total CEO 2017 compensation reported in the SCT on page 47 to the total compensation paid to the median employee of $103,864 (which consisted of, as applicable, base salary, overtime and differentials, bonuses, cash incentive awards, equity grants, benefits from applicable defined benefit plan and post-retirement medical plans, qualified and non-qualified retirement benefit contributions, executive physicals, life insurance premiums, long term disability premiums, ECP amounts, payments for personal security and other compensation payments). For further detail regarding the elements of the total CEO 2017 compensation, see the SCT on page 47.

As a result of the process described above and the resulting calculations, the CEO pay ratio was 43:1 in 2017, meaning that the CEO’s total compensation for the year ending December 31, 2017 was approximately 43 times the total compensation paid to the Company’s median employee in 2017.

Retirement Benefits

Tax-Qualified Retirement Plans Available to all Eligible Employees

The retirement benefits under the tax-qualified plans for NEOs are the same as those available for other eligible employees of the Company.  The RSP is a 401(k) plan that allows before-tax and after-tax contributions by employees and Company-matching and age-based contributions.  The age-based contributions provide for varying contribution rates, from 3% to 10%, depending on the employee’s age, with the highest contribution rate applying to those employees who are 55 or greater. Employees direct their own investments in the RSP. The RSP includes a Roth 401(k) feature, which allows an employee to make post-tax contributions that do not reduce the employee’s current taxable income. Withdrawals and other distributions from the Roth 401(k) feature are generally tax free.

Age-based contributions are made regardless of whether the employee defers compensation into the RSP. All of the Company’s contributions to the RSP are in cash, not shares of common stock.  Employees may invest in shares of PNM Resources common stock by allocating up to 20% of their respective RSP account balances into a Company stock fund, which is one of 23 investment options under the RSP.  All contributions made under the RSP vest immediately.

The RSP results in individual participant balances that reflect a combination of: (1) the employee deferring a portion of cash compensation; (2) annual matching contributions made on behalf of the employee; (3) the age-based contributions made on behalf of the employee in an amount ranging from 3% to 10% of eligible compensation; (4) the annual contributions and deferred amounts being invested at the direction of the employee (the same investment choices are available to all employees); and (5) as in (4), the continuing reinvestment of the investment returns until the accounts are paid out.  This means that similarly situated employees, including the NEOs, may have materially different account balances because of a combination of factors including: the number of years they have participated in the RSP, the amount of money contributed, or compensation deferred, at the election of the employee from year to year and the investments chosen by the employee. The RSP does not guarantee minimum returns or above-market returns and an employee’s returns are dependent upon actual investment results.

The ERP is a non-contributory defined benefit pension plan. The ERP provides retirement income based on the employee’s highest three-year average pay as of 1997, social security covered compensation and the length of service upon separation. Compensation consists of base salary and includes any amount voluntarily deferred under the RSP.

Generally, compensation for these purposes does not include bonuses, payments for accrued vacation, or overtime pay. The ERP was closed to employees hired on or after January 1, 1998. Prior to January 1, 1998, employees who had at least one year of service and who had attained the age of 21 were eligible to become participants. The ERP was amended as of January 1, 1998, to limit an employee’s credited service to the credited service earned as of December 31, 1997, plus a limited amount of future service. The amount of credited service after December 31, 1997 is based on the employee’s age and years of credited service as of December 31, 1997, but all credited service accruals ceased as of January 1, 2008. Participants in the ERP continue to accrue

“total services,” which is the service measure used for purposes of determining an employee’s vesting and eligibility for early and other retirement benefits. An employee’s earnings used for ERP benefit calculations were frozen as of December 31, 1997.

The maximum number of years generally taken into account for purposes of calculating benefits is 32.5. Under limited circumstances, an employee working beyond age 62 could earn an additional 3% retirement benefit. Service begins accumulating from the date of hire, and vesting occurs after five years of total service.

Pension Benefits Table

The table below shows the actuarial present value of accumulated benefits payable to the NEO who is a participant under the ERP using interest rate and mortality rate assumptions consistent with those used in our financial statements. See Note 12 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, regarding certain assumptions underlying ERP benefits.

PENSION BENEFITS 2017

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
J. D. Tarry	ERP	21	14,004	—

Non-Qualified Deferred Compensation

Non-Tax Qualified Retirement Plans

The Tax Code imposes a limitation on the amount of compensation that can be considered when determining the amount of the matching contributions and age-based contributions to the RSP.  The Tax Code also limits the maximum amount that can be contributed by any participant as well as employer contributions and other amounts that can be allocated to any participant’s account.

We adopted the ESP in 1998 to address these Tax Code limitations.  The ESP was a non-qualified deferred compensation plan that provided Officers with an opportunity to supplement their retirement savings and to receive the full employer contributions that would be available in the absence of the limitations imposed by the Tax Code.  We froze the ESP in December 2004 when the Compensation Committee recommended, and the Board adopted, the ESP II, a non-qualified supplemental deferred compensation plan.  Effective December 17, 2008, the ESP was merged into the ESP II. The ESP II runs side-by-side with the RSP.

For plan years beginning on and after January 1, 2014, matching credits under the ESP II are limited only to a participant that has “excess compensation,” which is compensation in excess of the limit imposed by Section 401(a)(17) of the Tax Code ($270,000 in 2017) for the relevant plan year. The matching credit is in an amount equal to 75% of the participant’s supplemental deferrals, provided that the matching credit shall not exceed an amount equal to 75% of the first 6% of excess compensation. A participant shall be eligible to receive a matching credit under the ESP II only if such participant has met the service requirements necessary to receive RSP matching contributions for that plan year. Additionally, when a participant reaches the annual compensation limit under the Tax Code in the RSP, our age-based contribution continues to the ESP II.

Certain participants (including the NEOs) also receive a supplemental target contribution in the ESP II.  In general, these contributions have been set to achieve competitive retirement pay replacement ratios of between 40% and 50% of pre-retirement income depending on years of service and age at retirement.  These contributions are individually scheduled, actuarially-calculated contributions designed to reach target replacement ratios at a retirement age of 65.  Additionally, the Compensation Committee may elect to make discretionary credits or discretionary contributions to the ESP II for a participant during a plan year in any amount, and on such terms and conditions, as the Compensation Committee deems appropriate.

Upon enrollment in the ESP II, participants make an election regarding the form of their distribution.  They may elect to receive a lump sum payment, installment payments or an annuity.  For distribution elections made after December 31, 2014, the ESP II Plan distribution options no longer include annuities and installment payments are limited to five or ten years.

Participants become entitled to a distribution under the ESP II upon their separation from service, death, disability or upon a specified date elected by the participant, subject to the requirements of Section 409A of the Tax Code. Effective for amounts credited to participant accounts for plan years beginning on or after January 1, 2015, the specified date distribution option is not available. Participants also may elect to have the portion of their account that is hypothetically invested in a Company stock fund distributed in shares of our common stock in lieu of cash. ESP II amounts are subject to the same vesting and investment provisions as under the RSP, with the exception of the supplemental credit account under the ESP II, which has a two-year vesting requirement that may be accelerated.  Participants’ accounts in the ESP II are unfunded obligations, including the increases and decreases based on “investment” of the balances reflected as hypothetical returns equal to the actual returns of investments designated by a participant or the Company.  Unless the participant, while employed by the Company, elects to receive all or a portion of his or her accounts on a specified date, benefits payable under the ESP II will be paid, as a general rule, within 90 days of the participant’s separation from service, death or disability, subject to the requirements of Section 409A of the Tax Code.  Participants hypothetically invest their deferrals and employer contributions in the ESP II in the same investment options as are available under the RSP.  Participants may change their investment selections on a daily basis.  The following table shows the funds available under the RSP and their annual rate of return for the calendar year ended December 31, 2017, as reported by the administrator of the RSP.

Fund Name	Rate of Return - 2017%
Vanguard Institutional Index Fund Institutional Shares	21.79
Vanguard Institutional Target Retirement 2015 Fund	11.50
Vanguard Institutional Target Retirement 2020 Fund	14.13
Vanguard Institutional Target Retirement 2025 Fund	15.94
Vanguard Institutional Target Retirement 2030 Fund	17.57
Vanguard Institutional Target Retirement 2035 Fund	19.14
Vanguard Institutional Target Retirement 2040 Fund	20.73
Vanguard Institutional Target Retirement 2045 Fund	21.47
Vanguard Institutional Target Retirement 2050 Fund	21.47
Vanguard Institutional Target Retirement 2055 Fund	21.47
Vanguard Institutional Target Retirement 2060 Fund	21.42
Vanguard Institutional Target Retirement 2065 Fund	—
Vanguard Institutional Target Retirement Income Fund	8.54
Metropolitan West Total Return Bond Fund P Class	3.49
PNM Resources, Inc. Common Stock Fund	20.74
Vanguard Prime Money Market Fund Admiral Share	1.08
Vanguard PRIMECAP Fund Admiral Shares	29.60
Pzena International Expanded Value ACWI (ex U.S.) Fund; I Class Tier I	24.89
Vanguard Retirement Savings Trust III	1.91
Victory Integrity Small/Mid-Cap Value Fund; Class Y	18.38
Vanguard Wellington Fund Admiral Shares	14.82
Wells Fargo Discovery Fund - Institutional Class	29.48
Vanguard Windsor II Fund Admiral Shares	16.89

As a general rule, supplemental contributions to the ESP II vest after two years. The unvested ESP II Company supplemental contribution is subject to accelerated vesting and payment upon certain termination events discussed below under Potential Payments Upon Termination or Change in Control.

2017 NON-QUALIFIED DEFERRED COMPENSATION

(a)		(b)	(c)	(d)	(e)	(f)
Name		Executive Contributions in Last Year (2017) ($)	Company Contributions in Last Year (2017) ($)	Aggregate Earnings (Loss) in Last Year (2017) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Year End (2017) ($)
		(1)	(2)
P. K. Collawn	ESP II	107,495	667,830	784,491	—	6,091,929
C. N. Eldred	ESP II	152,357	504,796	703,389	—	4,725,683
P. V. Apodaca	ESP II	215,268	41,041	153,787	—	1,586,387
R. N. Darnell	ESP II	25,733	80,359	25,167	—	325,680
J. D. Tarry	ESP II	17,686	17,209	38,496	—	244,051

(1) The amounts in this column are included in the “Salary” column (c) of the SCT on page 47.

(2) The amounts in this column are included as a component of “All Other Compensation” in column (i) of the SCT and consist of the following 2017 Company contributions to the ESP II:

ESP II COMPANY CONTRIBUTIONS

Name	Matching ($)	Age-Based ($)	Supplemental ($) (1)	Total ($)
P. K. Collawn	68,471	152,159	447,200	667,830
C. N. Eldred	24,764	55,032	425,000	504,796
P. V. Apodaca	12,737	28,304	—	41,041
R. N. Darnell	7,150	17,909	55,300	80,359
J. D. Tarry	7,375	9,834	—	17,209
(1) For Mr. Eldred, includes CFO Performance-Based Retention Grant award of $175,000, paid by allocating discretionary credits to his ESP II account as previously disclosed in the 2017 proxy statement.

Potential Payments Upon Termination or Change in Control

As discussed on page 40 under Post Termination Compensation, we believe that our executive officers are important for our success and it is important to align their interests with our shareholders in the event of a change in control by providing reasonable change in control benefits. The table beginning on page 63 illustrates the amounts payable to each of the NEOs in the event of a termination of his or her employment, whether voluntary or involuntary. Also included are additional payments in connection with his or her retirement, death, disability or involuntary termination following a change in control. The amounts shown:  (1) assume a termination effective as of December 31, 2017, (2) are based on the closing price of our common stock on December 29, 2017, as reported on the NYSE ($40.45), and (3) are estimates of the amounts that would be paid to each NEO based upon the amounts earned through the end of 2017.  The precise amount actually due to any NEO upon his or her termination can only be determined at the time of the termination.

On October 31, 2016, Mr. Talbot notified the Company of his intent to resign as SVP and Chief Operating Officer with an effective date of January 3, 2017. The Company eliminated Mr. Talbot’s position and reassigned his responsibilities. In connection with his departure, Mr. Talbot received cash severance payments, unvested restricted stock awards, and earned performance awards as generally described in the narrative and termination table in the 2017 proxy statement.

Payments Made Upon Termination

The table below does not include the following amounts earned through the assumed termination date of December 31, 2017: (1) base salary (disclosed in column (c) of the SCT), (2) accrued but unused paid time off, (3) amounts contributed by the NEO and vested amounts contributed by the Company under the RSP (our 401(k) plan available to all our employees) and ESP II (the year-end vested ESP II account balances are set forth above in the 2017 Non-Qualified Deferred Compensation table), and (4) outstanding vested stock options and restricted stock rights that were vested and delivered on or before December 31, 2017. If an NEO is terminated for “cause,” vested and unexercised stock options and any undelivered vested restricted stock rights or performance shares are forfeited. The 2017 Non-Qualified Deferred Compensation table indicates that there were no unvested Company contributions to the NEOs ESP II accounts as of December 31, 2017 and so the table below does not address the termination events that would result in accelerated vesting or forfeiture of any such unvested ESP II amounts.

Additional Payments Made Upon Retirement

In addition to the amounts described above, upon an NEO’s termination of employment because of retirement (upon the occurrence of a certain age and/or service conditions as defined in the relevant plan), all of his or her outstanding time-vested restricted stock rights granted under the PEP will immediately vest. Further, the Officer will be eligible to receive a pro rata portion of his or her performance share awards, granted under the applicable LTIP, if the Officer separates from service in the second half of the performance period and the relevant performance goals are attained at the end of the performance period.  As of December 31, 2017, all of our NEOs are retirement eligible under the PEP.

Additional Payments Made Upon Death or Disability

In addition to the amounts described above, if an NEO dies or becomes disabled, he or she will receive payments under our basic and supplemental life, accidental death and dismemberment and disability programs that are generally available to all employees. Additionally, if an NEO dies, he or she will receive payments under the management life insurance and, if applicable, officer life insurance.

Pursuant to the 2015 CEO Retention Grant and 2015 CFO Retention Grant, respectively, Ms. Collawn and Mr. Eldred are also eligible to receive a pro rata portion of the performance share, restricted stock rights and retention bonus awards payable to them thereunder (as applicable) upon their death or disability. In addition, certain AIP and LTIP awards provide for payment or vesting if an NEO dies or becomes disabled during the performance period or prior to the awards vesting.

Severance Payments

In addition to the amounts described above, if we terminate the employment of an NEO because we eliminate his or her position, the table beginning on page 63 reflects the amounts payable under our Severance Plan.  This plan covers all non-union employees (including the NEOs) who satisfy the Severance Plan’s service requirement and whose positions are eliminated.  Members of the Officer group (which includes all NEOs) are eligible, upon signing a customary release agreement, for a lump sum severance payment equal to 14 months of base salary plus one additional week of base salary for each year of service. The severance benefit is capped so as to not exceed the lump sum severance payment at a level equal to what an Officer would receive under the Retention Plan. Members of the Officer group also are eligible to receive reimbursement for placement assistance expenses (up to 5% of base salary) and continuation of certain insurance benefits and health care benefits for up to 12 months.  If an individual receives benefits under a Retention Plan as discussed below in the Payments Made Upon a Change in Control section, severance benefits are not available under the Severance Plan.

Payments Made Upon a Change in Control

In addition to the amounts described above (other than the severance pay), if an NEO’s employment is terminated within 24 months in connection with a change in control, either by us without cause or by the NEO due to a constructive termination, the NEO will receive additional payments and benefits (including special severance benefits) under the Retention Plan, which covers all of the Officers, including the NEOs.  Benefits are only payable if the Officer is not retained or immediately re-employed (“double trigger”) by the successor company following a change in control and if the termination is (1) by the Company for reasons other than cause, death or disability, or (2) by the Officer due to constructive termination.  The Officer must sign a customary release agreement to receive benefits. All Company Officers, including the NEOs, would receive the benefits provided under the Retention Plan as highlighted below. The benefits include:

•	A lump sum severance payment equal to two times current eligible compensation for the CEO, EVP and SVPs. The VPs will receive a lump sum severance equal to one and a half times eligible compensation;

•	Eligible compensation includes base salary, any cash award paid as a merit increase in lieu of base salary and the average of the AIP awards for the three calendar years immediately preceding;

•	A pro rata award of the Officer’s annual incentive based on the target award available under the applicable plan for the relevant performance period;

•
Health care, life and accidental death and dismemberment insurance benefits that are substantially similar to those received by the Officer immediately prior to termination of employment for a period of 24 months for the CEO, EVP and SVPs and 12 months for the VP;

•
Senior Officers, including the NEOs, as well as the VP, Finance and Controller, must sign a restrictive covenant agreement not to compete in order to participate in the Retention Plan. If an Officer signs a restrictive covenant agreement, the Officer will be compensated for the period of time during which the restrictions are in effect. If the Officer does not sign the agreement in a timely manner, then the Officer(s) will not be entitled to any benefits under the Retention Plan. All eligible NEOs have signed the required restrictive covenant agreements. As such, the period of time covered for which a Senior Officer will be compensated for the restrictive covenant, in the case of a change in control, is an amount equal to the Officer’s eligible compensation paid over a 12-month period. The VP, Finance and Controller will be compensated, in case of change in control, in an amount equal to 50% of the Officer’s eligible compensation paid over a six month period;

•	Reimbursement of reasonable legal fees and expenses incurred as a result of termination of employment; and

•
The PEP contains a double trigger vesting following a change in control. Upon a qualifying change in control termination (which requires a termination of employment by the Company for any reason other than cause, death, disability or a termination by an Officer due to constructive termination), all outstanding, unvested stock option awards, all time-vested restricted stock right awards will vest. A pro rata portion of any performance share awards granted under the PEP will fully vest, at the end of the performance period, subject to the attainment of the relevant performance goals. If the Board concludes the value of an award will be materially impaired following a change in control, then the award will fully vest immediately prior to (but contingent upon) the change in control.

•	The Company does not provide a gross up for excise taxes and utilizes the “best net” approach.

The Company also sponsors certain other plans in which the NEOs participate that contain provisions that are triggered by a change in control.  These include, for example, the ESP II, which provides that the participant will receive a pro rata amount of the annual employer contribution for the number of months of service during the year.  The LTIP also provides that each NEO will receive a pro rata award for the number of months of service during the performance period prior to the change in control event, subject, in the case of performance awards, to the attainment of the relevant performance goals. Finally, subject to certain conditions, the 2015 CEO Retention Grant and 2015 CFO Retention Grant all provide for payment of pro rata awards to Ms. Collawn and Mr. Eldred if their employment is terminated without cause (including a constructive termination in the case of Ms. Collawn) following a change in control.

A summary of the material provisions of the definition of “Change in Control” contained in the Retention Plan and related plans are as follows:

1.	Subject to certain exceptions, any person becomes the beneficial owner of 20% or more of the Company’s common stock;
2.
During any consecutive two-year period, the following individuals cease, for any reason, to constitute a majority of the Board: (i) directors who were directors at the beginning of the two-year period and (ii) any new directors whose election by the Board or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were elected at the beginning of the two-year period or whose election or nomination for election was previously so approved, but not including any such new directors designated by a person who entered into an agreement with the Company to effect a transaction described in parts 1, 3 or 4 of this definition summary;

3.
Our shareholders approve a merger or consolidation with another company, corporation or subsidiary that is not affiliated with us immediately before the change in control, unless the merger or consolidation results in the Company’s voting securities outstanding immediately before the merger or consolidation continuing to represent at least 60% of the Company’s combined voting power of such surviving entity outstanding immediately after such merger or consolidation; or

4.	The adoption of a plan of complete liquidation of the Company or any agreement for the sale or disposition of all or substantially all of the Company’s assets.

No change in control will be deemed to have occurred until all required regulatory approvals are obtained and the transaction that would otherwise be considered to be a change in control closes.

The following table summarizes the value of the termination payments and benefits that the NEO would have received if he or she had terminated employment on December 31, 2017, under the circumstances shown, and based on the terms of the relevant plans as of December 31, 2017. The table excludes amounts which are generally available to all our employees, such as (1) amounts accrued through December 31, 2017, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (2) vested account balances under the RSP.

CHANGE IN CONTROL, TERMINATION, RETIREMENT, OR IMPACTION

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(2)
P. K. Collawn
AIP (3)	1,144,000	—	1,144,000	1,144,000	880,000	1,144,000	1,144,000
Restricted Stock Rights (4)	1,173,697	—	1,173,697	1,173,697	1,173,697	1,173,697	1,173,697
2015-2017 Performance Shares (5)	2,102,389	—	2,102,389	2,102,389	2,102,389	2,102,389	2,102,389
2016-2018 Performance Shares (6)	901,590	—	901,590	901,590	901,590	901,590	901,590
2017-2019 Performance Shares (7)	—	—	—	—	745,494	—	—
2015 Retention Grant (8)	726,199	—	1,307,627	1,307,627	1,307,627	726,199	726,199
Health and Welfare Benefits	—	—	—	—	30,311	—	6,720
Life Insurance Proceeds (14)	—	—	—	1,400,000	—	—	—
Cash Severance (10) (11)	—	—	—	—	5,016,912	—	1,129,038
Legal Fees (12) and Outplacement Services (13)	—	—	—	—	20,000	—	41,200
Total P. K. Collawn	6,047,875	—	6,629,303	8,029,303	12,178,020	6,047,875	7,224,833
C. N. Eldred
AIP (3)	417,362	—	417,362	417,362	321,048	417,362	417,362
Restricted Stock Rights (4)	353,250	—	353,250	353,250	353,250	353,250	353,250
2015-2017 Performance Shares (5)	583,046	—	583,046	583,046	583,046	583,046	583,046
2016-2018 Performance Shares (6)	250,021	—	250,021	250,021	250,021	250,021	250,021
2017-2019 Performance Shares (7)	—	—	—	—	204,394	—	—
2015 Retention Grant (9)	475,000	—	475,000	475,000	475,000	475,000	475,000
Health and Welfare Benefits	—	—	—	—	58,343	—	10,104
Life Insurance Proceeds (14)	—	—	—	1,400,000	—	—	—
Cash Severance (10) (11)	—	—	—	—	2,400,568	—	660,148
Legal Fees (12) and Outplacement Services (13)	—	—	—	—	20,000	—	23,620
Total C. N. Eldred	2,078,679	—	2,078,679	3,478,679	4,665,670	2,078,679	2,772,551

CHANGE IN CONTROL, TERMINATION, RETIREMENT, OR IMPACTION (Continued)

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(2)
P. V. Apodaca
AIP (3)	241,354	—	241,354	241,354	185,657	241,354	241,354
Restricted Stock Rights (4)	205,769	—	205,769	205,769	205,769	205,769	205,769
2015-2017 Performance Shares (5)	325,056	—	325,056	325,056	325,056	325,056	325,056
2016-2018 Performance Shares (6)	146,348	—	146,348	146,348	146,348	146,348	146,348
2017-2019 Performance Shares (7)	—	—	—	—	116,213	—	—
Health and Welfare Benefits	—	—	—	—	29,503	—	14,271
Life Insurance Proceeds (14)	—	—	—	1,400,000	—	—	—
Cash Severance (10) (11)	—	—	—	—	1,601,454	—	456,893
Legal Fees (12) and Outplacement Services (13)	—	—	—	—	20,000	—	17,300
Total P. V. Apodaca	918,527	—	918,527	2,318,527	2,630,000	918,527	1,406,991
R. N. Darnell
AIP (3)	183,889	—	183,889	183,889	141,453	183,889	183,889
Restricted Stock Rights (4)	139,634	—	139,634	139,634	139,634	139,634	139,634
2015-2017 Performance Shares (5)	229,473	—	229,473	229,473	229,473	229,473	229,473
2016-2018 Performance Shares (6)	98,374	—	98,374	98,374	98,374	98,374	98,374
2017-2019 Performance Shares (7)	—	—	—	—	88,545	—	—
Health and Welfare Benefits	—	—	—	—	42,285	—	14,181
Life Insurance Proceeds (14)	—	—	—	900,000	—	—	—
Cash Severance (10) (11)	—	—	—	—	1,255,008	—	370,912
Legal Fees (12) and Outplacement Services (13)	—	—	—	—	20,000	—	13,695
Total R. N. Darnell	651,370	—	651,370	1,551,370	2,014,772	651,370	1,050,158
J. D. Tarry
AIP (3)	149,991	—	149,991	149,991	115,378	149,991	149,991
Restricted Stock Rights (4)	92,306	—	92,306	92,306	92,306	92,306	92,306
2015-2017 Performance Shares (5)	143,678	—	143,678	143,678	143,678	143,678	143,678
2016-2018 Performance Shares (6)	65,529	—	65,529	65,529	65,529	65,529	65,529
2017-2019 Performance Shares (7)	—	—	—	—	58,410	—	—
Health and Welfare Benefits	—	—	—	—	14,682	—	14,202
Life Insurance Proceeds (14)	—	—	—	400,000	—	—	—
Cash Severance (10) (11)	—	—	—	—	821,149	—	469,928
Legal Fees (12) and Outplacement Services (13)	—	—	—	—	20,000	—	14,855
Total J. D. Tarry	451,504	—	451,504	851,504	1,331,132	451,504	950,489

(1)Under the PEP, “Retirement” is defined as termination of employment and attainment of (a) age 45 and 20 years of service, (b) age 55 and 10 years of service, (c) age 59.5 or (d) any age and 30 years of service. As of December 31, 2017, all of the NEOs are eligible for retirement under the PEP.

(2) “Impaction” is defined under our Severance Plan, in relevant part, as the termination of employment as a result of the Company’s elimination of an executive’s position.

(3)The amount represented is the amount payable under the 2017 AIP, as set forth in column (g) of the SCT on page 47. The amount in the column entitled, “Constructive or without Cause Termination due to Change in Control” represents the award for which the Officer would have been entitled as noted in the Retention Plan. This amount represents the target award the Officer would be entitled to under the AIP.

(4)The amount represented is the value of all restricted stock rights that would vest under the PEP on an accelerated basis under certain termination events based on the closing market price of our common stock on December 29, 2017 ($40.45).

(5)The amounts shown are the amounts payable to our NEOs under the 2015 LTIP for the actual above target aggregate performance results earned for 2015-2017 based on the applicable relative TSR, FFO/Debt Ratio, and Earnings Growth performance measures. For performance shares, the number indicated assumes that the market price upon delivery in 2018 of such performance shares, was the same as the closing price on December 29, 2017 ($40.45).

(6)The amounts shown are a pro rata portion of the amounts payable, if at all, under the 2016 LTIP assuming the current forecasted level of performance and that the market price upon delivery will be the same as the closing price on December 29, 2017 ($40.45).

(7)The amounts shown are a pro rata portion of the amounts payable, if at all, under the 2017 LTIP, upon a constructive or without cause termination due to a change in control, assuming the current forecasted level of performance and that the market price upon delivery will be the same as the closing price on December 29, 2017 ($40.45).

(8)As disclosed on page 39, in 2015, the CEO was awarded the 2015 CEO Retention Grant. Ms. Collawn must continue employment through December 31, 2019 and meet certain performance goals to receive the performance shares awarded under the 2015 CEO Retention Grant. As noted on page 39, Ms. Collawn was eligible to receive accelerated vesting of 17,953 performance shares as of December 31, 2017 as the company achieved a compounded annual rate of Earnings Growth of at least 3%. The amount shown for voluntary termination, retirement and impaction represents the accelerated vesting of the 17,953 shares assuming the market price upon delivery will be the same as the closing price as of December 29, 2017 ($40.45). The remaining shares, 35,906, (53,859 less 17,953), will only be earned if the Company achieves the performance goals in the retention grant as of December 31, 2019. In certain circumstances, death, disability or a qualifying change in control termination, as defined by the PEP, provided the specific performance goals have been met as of the date of termination, Ms. Collawn would be eligible to receive a pro rata award. The amounts shown for death, disability or a qualifying change in control represent the value of the pro rata award that would have been payable to Ms. Collawn on December 31, 2017 had she died, become disabled or had a qualifying change in control termination.

(9)As disclosed on page 39, in 2015, the CFO was awarded the 2015 CFO Retention Grant. Mr. Eldred continued employment through December 31, 2017 and met certain performance goals to receive the remaining retention bonuses and restricted stock right awards contemplated by the 2015 CFO Retention Grant. Because the Company met the performance goals as of December 31, 2017, Mr. Eldred also would have been entitled to these amounts if he terminated employment for reasons other than cause on December 31, 2017.

(10) For constructive or without cause termination due to a change in control, represents (i) a lump sum severance payment equal to two times current eligible compensation for the CEO and Senior Officers and 1.5 times current eligible compensation for the VP and (ii) payment for a restrictive covenant agreement equal to one times eligible compensation paid over a 12-month period for the Senior Officers and for the VP an amount equal to 50% of the officer’s eligible compensation paid over a six month period.

(11) For impaction, represents a lump sum severance payment equal to 14 months of base salary plus one additional week of base salary for each year of service.

(12) The NEOs are eligible for reimbursement of reasonable legal expenses upon termination for change in control as of December 31, 2017. The amount shown in the table is a reasonable estimate of the amount that may be reimbursable.

(13) The Company will reimburse a participant for placement assistance expenses, up to a maximum of five percent (5%) of the participant’s base salary. Reimbursements pursuant to Impaction will only be for expenses incurred within nine (9) months following the participant’s separation from service.

(14) The amounts shown for life insurance proceeds consist of Officer Life and Management Life.

EQUITY COMPENSATION PLAN INFORMATON
The following table shows the total number of outstanding options and shares available for future issuances of options and all other equity awards under all of our equity compensation plans as of December 31, 2017.

EQUITY COMPENSATION PLAN INFORMATION As of December 31, 2017
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	804,710 (1)	9.98 (1)	9,327,217 (2)
Equity compensation plans not approved by security holders (ESP II) (3)	85,345	(3)	50,783
Total	890,055	(1)(3)	9,378,000

(1) Amount includes (a) 193,441 outstanding options issued under the Second Amended and Restated Omnibus Performance Equity Plan, as amended (“2009 PEP”) and (b) 189,045 unvested restricted stock awards and 422,224 contingent performance shares granted under the 2014 Performance Equity Plan, which replaced the 2009 PEP on May 15, 2014.

(2) The 2014 Performance Equity Plan has a fungible design that charges the authorized pool five (5) shares for each full value award. Thus, although 9,327,217 shares of the 13,500,000 authorized shares remained available for future issuance under the current PEP, as of December 31, 2017, only 1,865,443 full value awards may be issued in the future. Please note that the above figure does not include 7,670 shares that were granted on March 2, 2018 to the Company’s Executive Vice President and Chief Financial Officer, Mr. Eldred, pursuant to the 2015 CFO Retention Agreement as discussed in detail on page 39, based on the March 2, 2018 closing price of $35.85. If this grant was included in the above figure, it would reduce the amount of shares available for future issuance under the PEP by 38,350.

(3) Under the ESP II (as referenced under the Non-Tax Qualified Retirement Plans section on page 60, a participant may choose to invest his or her accounts in one or more of several hypothetical investment funds, including the PNM Resources Stock Fund, which provides for returns based on a hypothetical investment in shares of common stock of PNM Resources. A participant who chooses to invest in the PNM Resources Stock Fund may elect to settle that portion of his or her account in either common stock or cash. As reflected above in column (a), as of December 31, 2017, a total of 85,345 phantom shares of PNM Resources’ common stock were allocated to participants in the ESP II. Phantom shares are not included in the weighted average exercise price calculations of column (b). A total of 257,500 shares of common stock have been registered to date by PNM Resources for issuance under the ESP II. Column (c) above reflects that, as of December 31, 2017, 50,783 registered shares remained available for future issuance and settlement of phantom shares under the ESP II.

SHAREHOLDER PROPOSALS
PNM Resources has been notified that shareholders or their representatives intend to present the following two proposals for consideration at the Annual Meeting. We are presenting the proposals and supporting statements as they were submitted to us by the proponents. We do not necessarily agree with all of the statements contained in the proposals and the supporting statements, but we have limited our responses to the most important points and have not attempted to address all the statements with which we disagree. To ensure readers can easily distinguish between materials provided by the proponents, we have put a box around materials provided by the proponents. After careful consideration, the Board recommends that you vote “AGAINST” each of these shareholder proposals (Proposals 4-5) for the reasons set forth in the respective opposing statement following each shareholder proposal.
PROPOSAL 4: PNM TO PUBLISH ASSESSMENT OF PNM’S GENERATION PORTFOLIO
(PROPOSAL 4 on your Proxy Card)
Shareholder Proposal and Supporting Statement
The Max and Anna Levinson Foundation, P.O. Box 6309, Santa Fe, New Mexico 87502-6309, beneficial owner of 100 shares of PNM Resources’ common stock, has advised us that the foundation intends to submit the following proposal at the Annual Meeting. Information about two co-proponents of this proposal is available upon request.

WHEREAS:
In November 2016 the Paris Agreement entered into force. Its goal of keeping global temperature rise well below 2 degrees Celsius has already begun to shape national policy decisions globally. The International Energy Agency estimates that to meet this goal the global average carbon intensity of electricity production will need to drop by 90 percent, a large target. As shareholders, we would like to understand how Public Service Company of New Mexico's ("PNM") business planning takes into account risks and opportunities presented by global efforts to keep global temperatures within acceptable boundaries.
In June 2016, the credit rating agency Moody's indicated that they would begin analyzing carbon transition risk based on scenarios consistent with the Paris Agreement, and noted the high carbon risk exposure of the power sector.
Rapid expansion of low carbon technologies including distributed solar, battery storage, grid modernization, energy efficiency and electric vehicles provide challenges for utility business models but also opportunities for growth. Many large corporations are actively seeking to increase their use of renewable energy, providing a significant market opportunity for forward-thinking utilities. We believe the energy transition occurring has a significant impact on PNM, and thus we have asked for the company to take proactive steps.
A 2 degree scenario analysis of our company's current generation and future plans will generate a comprehensive picture of current and future risks and opportunities for our company going beyond routine planning. By assessing the impact of a 2 degree scenario on the company's full portfolio of power generation assets and planned capital expenditures through 2040, including the financial risks associated with such scenarios, the company can better plan for future regulatory, technological and market changes.
Numerous companies are doing such an assessment. Resources exist such as Recommendations of the Task Force on Climate-related Financial Disclosures.  www.fsb-tcfd.org/wp-content/uploads/2017/06/FINAL-TCFDReport-062817.pdf  The Task Force is comprised of 32 global members representing a broad range of economic sectors and financial markets.
In 2017, regarding the "2 degree scenario" resolution, PNM argued that such a study would duplicate information they were already required to provide to state and federal regulators. The SEC specifically rejected the company's arguments and the resolutions went ahead to a vote. PNM was confronted with very strong support for the "2 degree scenario" resolution, which received 49.9% of the vote. In a year where 2 degree scenario resolutions were presented at a number of companies and received support nationwide, PNM's percentage in favor was one of the highest, after only Occidental Petroleum (67%) and ExxonMobil (62%).
We believe there is a compelling self-interest for PNM and our shareholders to do the assessment.
RESOLVED: Shareholders request that PNM, with board oversight, publish an assessment (at reasonable cost and omitting proprietary information) of the long term impacts on the company's portfolio, of public policies and technological advances that are consistent with limiting global warming to no more than two degrees Celsius over pre-industrial levels.

The Company’s Opposing Statement to Shareholder Proposal (Proposal 4 on your proxy card)
The Board recommends that shareholders vote AGAINST Proposal 4 for the following reasons.
Climate change continues to pose risks and demand answers. We hear the voices of our stakeholders, including those who are concerned about greenhouse gas (“GHG”) emissions associated with PNM’s generation of electricity. PNM is responding by not only issuing a report, but more importantly, by taking real actions. PNM shut down two of the four coal units at its San Juan Generating Station in December 2017, resulting in GHG emission reductions of approximately 40% compared to 2012. This action alone reduces our GHG emissions by more than than the 28% proposed by the Clean Power Plan (“CPP”).

PNM also recently completed an assessment and adopted goals that support additional major changes to its generation portfolio-resulting in a plan to be coal-free in 2031 (pending regulatory approval). In addition, in response to the support a similar proposal received from our shareholders last year (45% approval under New Mexico law compared to the 49.9% stated in the supporting statement), management published, with Board oversight, a Climate Change Report on our Sustainability Portal that details these significant efforts. This new report expressly describes how PNM’s efforts align with the two degrees Celsius goal of the Paris Agreement. The Climate Change Report is located on our Sustainability Portal at http://www.pnmresources.com/about-us/sustainability-portal/climate-change-report.aspx. Highlights of this report include:

•
As described above, PNM expects its total 2018 annual carbon dioxide (“CO2”) emissions, which comprise the vast majority of PNM’s GHG emissions, to be reduced by approximately 40% over 2012 levels. (By itself, this 40% reduction exceeds the carbon reduction goals of the original U.S. commitment to the Paris Agreement to reduce GHG emissions by 26-28% from 2005 levels by 2025 and the reduction goals of the CPP.)

•
By 2030, PNM expects to achieve an annual reduction of approximately 60 percent in CO2 emissions over 2012 levels. This would far exceed the carbon reductions that the United States had previously voluntarily committed to the Paris Agreement (designed to limit global warming this century to well below 2° C). The previously planned implementation of the CPP was a key element in achieving these reductions. The CPP established 2030 CO2 emission reduction goals of 28% for the state of New Mexico and 32% for the country.

•	PNM plans to exit all coal generation by 2031.

•	By 2040, PNM's goal is to reduce annual CO2 emissions in 2040 by a total of 87 percent from 2012 levels.

As described in our Climate Change Report, PNM is taking action to build a clean, secure and sustainable energy future. PNM’s multi-part, long-term plan includes revisions to its generation portfolio, investing in renewable energy projects and promoting energy conservation and efficiency efforts. The significant efforts PNM is making to transition to a coal-free generation portfolio were developed through the 2017 Integrated Resource Plan (available at www.pnm.com/irp), which evaluated PNM’s generation assets over a 20-year planning horizon and outlined the responsible and cost-effective actions PNM is proposing to continue to reduce CO2 emissions and increase the use of cleaner energy resources.
Furthermore, PNM is a participant in EPRI’s “Understanding Climate Scenario and Goal Setting Activities” study (the “EPRI Study”) in which several other large energy companies are participants. The EPRI Study’s stated goals include developing a technical foundation for informed dialogue and decisions on climate scenarios and science based targets; providing insights to inform company options and key issues; facilitating a collaborative industry forum for discussing and sharing ideas; and informing member dialogue with stakeholders on emission reductions, alternatives and goals. PNM’s involvement with the EPRI Study further demonstrates its commitment to analyzing the various effects that its business and operations have on climate change.
The Board will continue to oversee current and timely reporting on the risks and opportunities relating to climate change. At this point in time, the Board believes that the analysis requested in the shareholder proposal is available in the Climate Change Report on our Sustainability Portal and the 2017 IRP. PNM has already conducted a relevant assessment, is moving forward to reduce its GHG emissions, has publicly reported in the Climate Change Report how changes to PNM’s generation portfolio align with the original U.S. Commitment to the 2 degrees Celsius goal of the Paris Agreement, and is participating in the EPRI Study to evaluate its GHG reduction targets against relevant science-based targets. Therefore, the subject matter of this proposal is already being addressed.

Accordingly, the Board of Directors unanimously recommends a vote AGAINST the shareholder proposal for PNM to publish an additional generation portfolio assessment.

PROPOSAL 5: ADOPT A POLICY TO REQUIRE AN INDEPENDENT CHAIR
(PROPOSAL 5 on your Proxy Card)
Shareholder Proposal and Supporting Statement
Robert Andrew Davis, P.O. Box 1354, Santa Fe, New Mexico 87504, owner of 100 shares of PNM Resources’ common stock, has advised us that he intends to submit the following proposal at the Annual Meeting:

RESOLVED: The shareholders request the Board of Directors to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. This policy would be phased in for the next CEO transition.

If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

SUPPORTING STATEMENT:

We believe:
The role of the CEO and management is to run the company.
The role of the Board of Directors is to provide independent oversight of management and the CEO.
There is a potential conflict of interest for a CEO to be her/his own overseer as Chair while managing the business.

PNM Resources' CEO Patricia Vincent-Collawn serves both as CEO and Chair of the Company’s Board of Directors. We believe the combination of these two roles in a single person weakens a corporation’s governance structure.

As Andrew Grove, Intel’s former chair, stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the Board. The Chairman runs the Board. How can the CEO be his own boss?”

In our view, shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board. The primary duty of a Board of Directors is to oversee the management of a company on behalf of shareholders. A combined CEO / Chair creates a potential conflict of interest, resulting in excessive management influence on the Board and weaker oversight of management.

Numerous institutional investors recommend separation of these two roles. For example, California’s Retirement System CalPERS’ Principles & Guidelines encourage separation, even with a lead director in place.

According to ISS “2015 Board Practices”, (April 2015), 53% of S&P 1,500 firms separate these two positions and the number of companies separating these roles is growing.

PNM Resources faces a series of special challenges and opportunities as the utility and energy sectors face a rapidly changing energy future and the additional challenges of climate change. It is therefore especially important that PNM’s Board governance model help strengthen and empower board oversight.

Chairing the Board is a time intensive responsibility. A separate Chair frees the CEO to manage the company and build effective business strategies.

Shareholder resolutions urging separation of CEO and Chair received approximately 30% in 2017. (Sullivan & Cromwell’s “2017 Proxy Review), an indication of strong investor support.

The Company’s Opposing Statement to Shareholder Proposal (Proposal 5 on your proxy card)
The Board recommends that shareholders vote AGAINST Proposal 5 for the following reasons.
As discussed further below:

•	Our corporate governance structure, including the composition of the Board, its independent committees and independent lead director, already provides effective independent oversight of management;

•
If adopted, the proposal would unnecessarily restrict the Board’s ability to select the director best suited to serve as Chairman of the Board based on criteria the Board deems to be in the best interests of the Company and our shareholders at that time; and

•	The Board believes that at this point in time, the most effective and efficient leadership structure is to combine the roles of Chairman and CEO and have a lead independent director.

Our corporate governance structure ensures that the candor and objectivity of the Board’s deliberations are not affected by whether its Chairman is independent or a member of management. All directors, except Ms. Collawn, are independent, and all Board committees are comprised entirely of independent directors. The roles and duties of the lead director, Board committees and committee chairs are designed to provide effective oversight of management.

The lead director, appointed by our independent directors to provide independent Board leadership, has clearly defined responsibilities designed to provide independent oversight of management on behalf of shareholders and to prevent conflicts of interest. The lead director’s responsibilities include:

•	approving Board meeting agendas and information sent to the Board;

•	approving meeting schedules to ensure sufficient time for discussion of all agenda items;

•	calling and chairing executive sessions and meetings of the independent directors, and presiding at all meetings in the absence of the chairman;

•	working with committee chairs to ensure coordinated coverage of Board responsibilities;

•	ensuring the Board is organized properly and functions effectively, independent of management;

•	in consultation with the Board, being authorized to retain independent advisors and consultants on behalf of the Board;

•	facilitating the annual self-evaluation of the Board and Board committees; and

•	serving as a supplemental channel for communications between (1) management and the independent directors and (2) the Board and the Company's shareholders and other interested parties.

Additionally, the Audit and Compensation Committees regularly meet in executive session and the Nominating and Finance Committees do so as needed. All committees have the authority and resources to hire independent consultants. Each committee chair reviews and approves all committee meeting agendas. The independent chair of the Compensation Committee leads the evaluation of the performance of our CEO.
Our shareholders are best served by a Board that has the flexibility to establish the most effective leadership structure that fits the needs of the Company at any particular point in time. Under our current bylaws and Corporate Governance Principles, the Board has the authority to combine or separate the positions of Chairman and CEO, as well as to determine whether, if the positions are separated, the Chairman should be an independent director. The Board believes that the decision as to who should serve as Chairman and CEO, and whether the offices should be combined or separated, is the proper responsibility of the Board. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities we face. They are, therefore, in the best position to evaluate the current and future needs of the Company, and to judge how the capabilities of our directors and executives can be most effectively organized to meet those needs. The Board believes that maintaining flexibility to decide the appropriate leadership structure of the Board (after taking into consideration succession planning, relevant skills and experiences of the CEO and directors and challenges facing the Company) is consistent with effective governance and best serves the shareholders’ interests. The Board has separated the two offices on four different occasions since the 1980s.
As described on page 7 of this proxy statement under “Board Leadership Structure and Lead Director,” the Board believes that at this time the most effective and efficient leadership structure for the Company is for Ms. Collawn to serve as both our CEO and Chairman. Ms. Collawn’s expertise makes her uniquely qualified to lead the Board in developing and monitoring the strategic direction of the Company. Her selection as Chairman is counterbalanced by the oversight role of our independent committees and executive sessions led by our lead independent director, Bruce W. Wilkinson. Given the unique nature of the regulated utility industry, Ms. Collawn’s combined CEO and Chairman role promotes unified leadership and direction for the Company and the necessary experience and skills to lead the Company in addressing financial, economic, environmental and regulatory issues, and to identify key strategic risks. Ms. Collawn’s thorough understanding of the particular challenges facing the regulated utility industry and of the need to balance various stakeholder interests is critical at both the management and Board level. Combining the roles of Chairman and CEO enhances the Board’s ability to communicate clearly and effectively with management. Additionally, the robust duties of our lead director facilitates the Board’s oversight of management and holding management accountable for execution of strategy and goals.
The balance of the lead director and combined Chairman and CEO positions ensures the Board receives the information, experience and direction to effectively govern. In addition, the Board believes this leadership structure is effective, efficient, and appropriate to PNM Resources’ size and complexity, and represents a cost-effective allocation of responsibilities. Furthermore, the Board has determined that cost and efficiency benefits of its leadership structure do not result in control over both management and corporate governance being overly invested in one person. The Board is confident that, as currently constituted, it will provide ample counterbalance to a combined Chairman and CEO and that it continues to provide suitable independent oversight of management.

The independent directors of the Board are all accomplished professionals possessing substantial relevant expertise to oversee our regulated utility businesses. The independent directors meet in separate session excluding management at each regular meeting of the Board. Any director has the right to submit items to the Board at any Board meeting.
The Board values its flexibility to select, on a case-by-case basis, the leadership arrangement best able to meet the Company's and shareholders’ needs based on the qualifications of the individuals available and circumstances existing at the time. Imposing an inflexible rule regarding the Chairman position which may be contrary to the Board’s determination of the appropriate governance model could disrupt or impede governance of the Company as well as the Board’s internal working relationships and decision making process. The Board believes the proposed policy would impose an unnecessary and potentially harmful restriction on the Board that is not in the best interests of the Company and our shareholders. Furthermore, the Board’s corporate governance structure provides effective independent oversight of management.
Accordingly, the Board of Directors unanimously recommends a vote AGAINST the shareholder proposal to adopt a policy to require an independent chair of the Board.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.    Why did I receive these proxy materials?

You are receiving these materials because you owned shares of our common stock as of April 2, 2018, and are therefore eligible to vote at the Annual Meeting. This proxy statement summarizes the information you need to know to vote at the Annual Meeting.

After reading the proxy statement, please promptly vote by telephone or Internet or by signing and returning the proxy card so that we can be assured of having a quorum present at the meeting and so your shares may be voted in accordance with your wishes. You do not need to attend the Annual Meeting to vote your shares.

2.    What is included in these proxy materials?

These proxy materials include:

•	Notice of Annual Meeting;

•	Our proxy statement for the Annual Meeting;

•	Our 2017 Annual Report on Form 10-K, which includes our consolidated financial statements;

•	A shareholder letter from Patricia K. Collawn, our Chairman, President and CEO, and the stock performance graph.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting. Proxy materials are available at:
www.proxyvote.com and www.pnmresources.com/asm/annual-proxy.cfm.

3.	Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials instead of printed proxy materials?

Most shareholders received a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a full set of printed proxy materials. The Notice provides access to proxy materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as costs associated with mailing these materials to shareholders.

On April 10, 2018, (1) we began mailing to our shareholders either (a) the Notice (which indicates how to access our proxy materials on the Internet), or (b) a printed copy of our proxy materials, and (2) posted our proxy materials on the website referenced in the Notice.

All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The Notice includes instructions on how to access the proxy materials over the Internet or how to request proxy materials in printed form by mail or electronically by email for this meeting and on an ongoing basis. Pursuant to applicable law, beneficial owners of shares held in the RSP (our 401(k) plan for employees) will automatically receive paper copies of the proxy materials by mail instead of the Notice. In addition, shareholders who previously requested printed proxy materials or electronic materials on an ongoing basis will receive the materials in the format requested.

4.    How may I obtain copies of the Annual Report on Form 10-K?

As stated above and reflected in the Notice, our Annual Report on Form 10-K for the year ended December 31, 2017 (previously filed with the SEC), was made available to shareholders beginning on April 10, 2018. Copies of the Annual Report on Form 10‑K are available without charge upon written request to Jimmie Blotter, Assistant Treasurer and Director, Investor Relations and Shareholder Services, Corporate Headquarters, Mail Stop 0905, Albuquerque, New Mexico 87158, or electronically at http://www.pnmresources.com/investors.aspx. You may also obtain our SEC filings through the Internet at http://www.pnmresources.com/investors.aspx or www.sec.gov.

5.    Who may vote at the Annual Meeting?

You may vote all of the shares of our common stock that you own at the close of business on the record date of April 2, 2018. On the record date, PNM Resources had 79,653,624 shares of common stock outstanding that are entitled to be voted at the Annual Meeting. You may cast one vote for each share of common stock held by you on all matters presented at the Annual Meeting.

6.    What proposals will be voted on at the Annual Meeting?

The following five proposals will be considered and voted on at the Annual Meeting:

Proposal	Description of Proposal	Proposal discussed on following pages:	Board Recommendation
PROPOSAL 1	Elect as directors the eight director nominees named in the proxy statement	19 - 25	FOR
PROPOSAL 2	Ratify appointment of KPMG LLP as our independent registered public accounting firm for 2018	26	FOR
PROPOSAL 3	Approve, on an advisory basis, the compensation of our NEOs	29	FOR
PROPOSAL 4	Shareholder proposal for PNM to publish assessment of PNM’s generation portfolio	67 - 68	AGAINST
PROPOSAL 5	Shareholder proposal for PNM to adopt a policy requiring an independent chair	69 - 71	AGAINST

7.    Will any other business be conducted at the Annual Meeting or will other matters be voted on?

As of the date of this proxy statement, we are unaware of any matter (other than the above five proposals) that may be properly presented at the Annual Meeting. If any other matter is properly presented for consideration at the meeting, including consideration of a motion to adjourn the meeting to another time or place, the proxy committee will vote on the matter in accordance with its judgment. Shareholders attending the meeting will directly vote on any such matters. If for any unseen reason any of our nominees is not available as a candidate for director, the proxy committee will vote your proxy for such other candidate or candidates as may be recommended by the Nominating Committee and nominated by the Board.

8.    How do I vote my shares?

For your convenience, we have established four easy methods for voting shares held in your name:

By Internet:
Access www.proxyvote.com and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)
Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be paid by the shareholder.

By Telephone:
For automated telephone voting, call 1-800-690-6903 (toll free) from any touch-tone telephone and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)

By Mail:	Request delivery of the proxy statement and proxy card by mail and then simply return your executed proxy card in the enclosed postage-paid envelope.
In Person:	You can attend and cast your vote at the Annual Meeting. For admission and in person voting requirements please see Question 19 below “Who may attend the Annual Meeting?”

Your shares will be voted in the manner you indicate. The telephone and Internet voting systems are available 24 hours a day. They will close at 11:59 p.m. Eastern Daylight Time on May 21, 2018. Please note that the voting deadline is earlier for voting shares held in our RSP, as described below under Question 15.

9.    What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By voting by telephone or the Internet, or by completing and mailing a printed proxy card, you are giving the proxy committee appointed by the Board, E. R.Conley, A. J. Fohrer, S. M. Gutierrez, the authority to vote your shares in the manner you indicate. If you are a shareholder of record and sign and return your proxy card without indicating how you want your shares to be voted, or if you vote by telephone or Internet in accordance with the Board of Directors’ voting recommendations, the proxy committee will vote your shares as follows:

•	FOR the election of the eight director nominees named in the proxy statement;

•	FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2018;

•	FOR the resolution approving the compensation of our NEOs, on an advisory basis, as disclosed in this proxy statement; and

•	AGAINST both shareholder proposals.

If you hold your shares in “street name” and do not provide specific voting instructions to your broker, a “broker non-vote” will result with respect to Proposals 1 and 3-5. More information about the implications of holding your shares in street name and broker non-votes is set forth in answers to Questions 12-13, and 16-18 below.

10.    Can I change my vote or revoke my proxy?

Yes. Any subsequent vote by any means will change your prior vote. The last vote actually received before the Annual Meeting will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.

11.    What constitutes a quorum and why is a quorum required?

A quorum of shareholders is necessary to conduct business at the Annual Meeting. If at least a majority of all of the PNM Resources common stock outstanding on the record date is represented at the Annual Meeting, in person or by proxy (by voting by telephone or on the Internet or by properly submitting a proxy card or voting instruction form by mail), a quorum will exist. Abstentions, withheld votes, and broker non-votes will be counted as present for quorum purposes.

12.    What vote is required to approve each proposal?

The existence of a quorum and the following votes are required for approval of each proposal at the Annual Meeting:

Proposal	Affirmative Vote Requirement	Effect of Abstentions and Broker Non-Votes (See Questions 16-18 below)
PROPOSAL 1 Elect eight director nominees named in the proxy statement	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Votes may be cast for or against each director nominee. Abstentions have the effect of a vote against the nominee, while broker non-votes will not be counted in calculating voting results.
PROPOSAL 2 Ratify appointment of KPMG as our independent registered public accounting firm for 2018	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Abstentions have the effect of a vote against the matter. Brokers may vote your “street name” shares on this routine matter without your instructions.
PROPOSAL 3 Approve, on an advisory basis, the compensation of our NEOs	Majority of shares present, in person or by proxy, and entitled to vote on the advisory matter	Abstentions have the effect of a vote against the matter, while broker non-votes will not be counted in calculating voting results.
PROPOSALS 4 - 5 Both Shareholder Proposals	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Abstentions have the effect of a vote against the matter, while broker non-votes will not be counted in calculating voting results.

13.    What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, the Company’s transfer agent, you are a “shareholder of record” with respect to those shares and the Notice was sent directly to you by PNM Resources.

If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, you are a “street name” holder and the Notice would have been forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

14.    Why did I receive more than one proxy card or notice?

You will receive multiple proxy cards or Notices if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. Each Notice and proxy card that you receive will contain a specific “control number” with the relevant information to vote the specific shares at issue. Note that the proxy card or Notice for shares registered in your name will include any shares you may hold in the PNMR Direct Plan, a dividend reinvestment and stock purchase plan. If your shares are held by a broker (i.e., in “street name”), you will receive a Notice on how to obtain your proxy materials and vote from your broker. You should vote according to the instructions on each Notice you receive and vote on, sign and return each proxy card you receive.

15.	How do I vote my RSP shares?

If you participate in the RSP, our 401(k) plan for our employees, and shares have been allocated to your account under the PNMR Stock Fund investment option, you will receive the following materials by mail:

•	the proxy materials; and

•	a separate vote authorization form and voting instructions for these RSP shares from the PNMR Corporate Investment Committee.

Please use the RSP vote authorization form to vote your RSP shares by telephone, Internet or mail. To allow sufficient time for the record holder of the RSP shares, The Vanguard Fiduciary Trust Company, to vote these shares, your voting instructions must be received by 9:00 a.m. Eastern Daylight Time on Monday, May 21, 2018.

16.	What happens if I don’t give my broker voting instructions for my “street name” shares?

You will receive proxy materials directly from your broker if your shares are not registered in your name, but are held by your broker as your “street name” shares. If you do not give your broker voting instructions, your brokerage firm may only vote your “street name” shares on certain “routine” matters. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. Ratification of the appointment of KPMG as independent public accountants for 2017 is considered the only routine matter for which brokerage firms may vote your shares without your voting instructions.

17.	What is a broker non-vote?

A broker non-vote occurs when a broker is not permitted under NYSE rules to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and no instruction is given. “Non-routine” matters include the election of directors, actions relating to equity compensation plans, and actions relating to executive compensation (including Say-on-Pay shareholder advisory votes). Thus, your “street name” shares cannot be voted on Proposals 1 and 3-5 without receipt of your voting instructions.

We encourage you to provide instructions to your broker by giving your proxy. This ensures that your shares will be voted in accordance with your wishes on all matters at the Annual Meeting.

18.    How are votes withheld, abstentions and broker non-votes treated?

As discussed in Questions 11 and 12, votes withheld and abstentions are deemed as present at the Annual Meeting, are counted for quorum purposes and will have the same effect as a vote against matters requiring a majority of shares present and entitled to vote on the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote and so do not have any effect on proposals which require a majority of shares present and entitled to vote on the matter.

19.    Who may attend the Annual Meeting?

Attendance is limited to shareholders of record or their legal proxy holder and beneficial owners as of April 2, 2018, and invited guests of the Company. If your shares are held in the name of your broker, bank, or other nominee, please bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares as of April 2, 2018. An authorized proxy must present proof that he or she is an authorized proxy of a shareholder. In all cases, government-issued photo identification is also required. Banners, signs, or attire considered inappropriate and potentially disruptive to the meeting will not be allowed. All attendees will be subject to a security search for safety and security reasons. A map of the meeting location and parking directions are contained on the back of this proxy statement. Rules of the meeting will be printed on the back of the agenda that will be given to you at the meeting. We thank you in advance for your patience and cooperation with these rules.

You may vote in person at the Annual Meeting if your shares are registered in your name. If you are a beneficial owner and your shares are held in “street name”, and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

20.	Will seating be limited at the 2018 Annual Meeting?

Yes. Seating will be limited and shareholders will be admitted on a first-come, first-served basis. Admission will begin 45 minutes before the start of the meeting.

21.	Will shareholders be given the opportunity to ask questions at the 2018 Annual Meeting?

Yes. The Chairman will answer questions asked by shareholders during a designated portion of the meeting. When speaking, shareholders must direct questions and comments to the Chairman and limit their remarks to matters that relate directly to the business of the meeting. For other rules, please see the back of the agenda that will be given to you at the meeting.

22.    May I listen to the Annual Meeting by Webcast?

Yes. Shareholders may listen to the Annual Meeting by webcast at: www.virtualshareholdermeeting.com/pnm2018.

While any member of the public may listen to the Annual Meeting by webcast, only verified shareholders will be able to submit questions via the webcast to a moderator during the meeting. New Mexico law does not allow shareholders who do not attend the meeting in person to vote during the Annual Meeting. Thus, shareholders who listen to the Annual Meeting by webcast will be unable to vote during the Annual Meeting, so please vote before the Annual Meeting if you are unable to attend the meeting in person.

23.    Can I vote my shares in person at the Annual Meeting?

If you are a “shareholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

24.    Who pays the cost of this proxy solicitation?

The enclosed proxy is being solicited on behalf of PNM Resources’ Board of Directors. This solicitation is being made by mail, but also may be made in person, by telephone or via the Internet. We have hired Georgeson, Inc. (“Georgeson”) to assist in the solicitation for an estimated fee of $9,500 plus any out-of-pocket expenses. PNM Resources will pay all costs related to solicitation. Broadridge Investor Communication Solutions, Inc. is tabulating the vote and providing the webcast hosting services for listening to the Annual Meeting.

25.    Is this proxy statement the only way that proxies are being solicited?

No. As stated above, we have retained Georgeson to aid in the solicitation of proxies. In addition to mailing these proxy materials, certain directors, officers, or employees of the Company may solicit proxies by telephone, facsimile, e-mail, or personal contact. They will not be specifically compensated for doing so.

26.    Where can I find voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and published in the Company’s Current Report on Form 8-K filed with the SEC within four business days after the date of the Annual Meeting. Such results will also be published on our website at www.pnmresources.com.

27.	May shareholders propose actions or nominees for consideration at next year’s annual meeting of shareholders?

Yes, you may submit proposals or director nominations for consideration at future shareholder meetings as follows:

•
Proposals Included in the 2019 Proxy Statement. For a shareholder proposal (other than a director nomination) to be included in the Company’s proxy statement for next year’s annual meeting, the written proposal must be received by the Corporate Secretary no later than the close of business (5:00 p.m. Mountain Standard Time) on December 11, 2018. These proposals must be in writing and sent to: Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1275, Albuquerque, NM 87102-3289. These proposals must also comply with SEC regulations regarding the inclusion of shareholder proposals in our proxy materials.

•
To Be Raised from the Floor. For a shareholder proposal or director nomination to be raised from the floor during next year’s annual meeting, the shareholder’s written notice must be received by the Corporate Secretary no later than the close of business (5:00 p.m. Mountain Standard Time) on December 11, 2018, and must contain certain information as required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, http://www.pnmresources.com/corporate-governance.aspx.

•
Director Nominations to be Included in the 2019 Proxy Statement (Proxy Access). As described on page 6 of this proxy statement, in October 2017, we amended our bylaws to provide proxy access provisions. For a shareholder nominee for director to be included in the Company’s proxy statement for the next year’s annual meeting, the written notice must be received by the Corporate Secretary no earlier than on November 11, 2018, and no later than December 11, 2018, and must contain certain information required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.pnmresources.com (under Corporate Governance). Please refer to our bylaws for the complete proxy access requirements.

•	For information on recommending individuals for consideration as director nominees by our Nominating Committee, see page 19 of this proxy statement.

28.    Whom should I call with other questions?

If you have any further questions about voting your shares or attending the Annual Meeting, please call Shareholder Services at 505-241-2868.

APPENDIX A

2017 BENCHMARK DATA

The 2017 Benchmark Data is a weighted average of two comparator groups: (1) PNMR Peer Group listed on page 42 of the 2018 proxy statement, weighted at 75% and (2) the Willis Towers Watson 2016 Executive CDB (Compensation Data Bank) General Industry Survey Report - U.S. of general industry companies with data regressed to companies similarly sized to PNMR, weighted at 25%.

List of Companies Comprising the Willis Towers Watson 2016 Executive CDB General Industry Survey Report - U.S.
A.O. Smith / AbbVie / Accenture / ACH / Adecco / ADT Security Services / Agilent Technologies / Agrium / Aimia / Air Products and Chemicals / Alcoa / Alexander & Baldwin / Alexion Pharmaceuticals / Altria Group / Amadeus North America / American Express Global Business Travel / American Sugar Refining / Americas Styrenics / AmerisourceBergen / AMETEK / Amgen / AMSTED Industries / Amway / Andersons / Ansell / Arby's Restaurant Group / Archer Daniels Midland / Arkema / ARM / Armstrong World Industries / Arrow Electronics / Asbury Automotive Group / Ashland / AstraZeneca / AT&T / Automatic Data Processing / Avnet / Axiall Corporation / BAE Systems / Baker Hughes / Ball / Barrick Gold of North America / Beam Suntory / Bechtel Nuclear, Security & Environmental / Beckman Coulter / Becton Dickinson / Bemis / Berry Plastics / Best Buy / Big Lots / Biogen Inc. / Blount International / BMC Software / Bob Evans Farms / Bombardier Transportation / BorgWarner / Boston Scientific / Brembo / Bridgestone Americas / Bristol-Myers Squibb / Broadridge Financial Solutions / Brown-Forman / Brunswick / Bunge / Burlington Northern Santa Fe / Bush Brothers & Company / CA Technologies / Cablevision Systems / Cabot / Calgon Carbon / Capsugel / Cardinal Health / Cargill / Carlson / Carnival / Casey's General Stores / Catalent Pharma Solutions / Catalyst Paper Corporation / CDI / CDK Global / CDW / Celanese / Celestica / CenturyLink / Cepheid / CEVA Logistics / CGI Technologies and Solutions / CH2M HILL / Charter Communications / Chemours Company / Chemtura / Chicago Bridge & Iron (CB&I) / CHS / Cimpress / Cintas / Clearwater Paper Corporation / Coca-Cola / Coca-Cola Enterprises / Colgate-Palmolive / Columbia Sportswear / Comcast / CommScope / Communications Systems / Compass / ConAgra Foods / Continental Automotive Systems / Convergys / Cooper Standard Automotive / Corning / Cott Corporation / Covestro / Cox Enterprises / Crown Castle / CSC / CSX / Cubic / Cumberland Gulf Group / Curtiss-Wright / Cushman & Wakefield / CVR Energy / D&B / Danaher / Darden Restaurants / Dean Foods / Dell / Delta Air Lines / Deluxe / Dematic Group / Dentsply Sirona / DHL Supply Chain / Diageo North America / Diebold / DJO Global, Inc. / Domtar / Donaldson / Dot Foods / Dow Chemical / DuPont / E.W. Scripps / Eastman Chemical / Eastman Kodak / eBay / Ecolab / Edwards Lifesciences / Eisai / Elementis / Eli Lilly / Encana Services Company / Endo / EnPro Industries / Epson America / Equifax / Ericsson / ESCO / Estée Lauder / Esterline Technologies / Experian Americas / Express Scripts / Federal-Mogul / Ferrovial / FIS / Flowers Foods / Flowserve / Fluor / FOCUS Brands / Ford / Forsythe Technology / Frontier Communications / Fujitsu / G&K Services / GAF Materials / Gap / Garmin / Gates / General Atomics / General Cable / General Dynamics / General Mills / General Motors / Gilead Sciences / Glatfelter / GlaxoSmithKline / GLOBALFOUNDRIES / Goodyear Tire & Rubber / Graco / Greene, Tweed and Co. / H.B. Fuller / Hallmark Cards / Halozyme Therapeutics / Hanesbrands / Haribo / Harley-Davidson / Harman International Industries / Harsco / Hasbro / HAVI Group / HD Supply / Hearthside Food Solutions / Henry Schein / HERC / Herman Miller / Hershey / Hertz / Hexcel / Hexion / Hilton Worldwide / Hitachi Data Systems / HNI / HNTB / Hoffmann-La Roche / Hormel Foods / Host Hotels & Resorts / Houghton Mifflin Harcourt Publishing / HP Inc. / Hunt Consolidated / Husky Injection Molding Systems / IBM / IDEX Corporation / IDEXX Laboratories / iHeartMedia / IMS Health / INEOS Olefins & Polymers USA / Ingenico / Ingevity / Ingredion / Intel / Intelsat / International Flavors & Fragrances / International Game Technology / International Paper / Irvine / Itron / J. Crew / Jabil Circuit / Jack in the Box / Jacobs Engineering / JetBlue Airways / Johns Manville / Johnson & Johnson / K. Hovnanian Companies / KB Home / KBR / Kellogg / Kelly Services / Kennametal / Kerry Group / Keurig Green Mountain / Keysight Technologies / Keystone Foods / Kimberly-Clark / Kinross Gold / Koch Industries / Kodak Alaris / Kohler / L-3 Communications / Lafarge North America / Land O'Lakes / Lear / Ledcor Group of Companies / Leggett and Platt / Lehigh Hanson / Leidos / Lend Lease / Lenovo / Leprino Foods / Level 3 Communications / Lexmark / LG Electronics / Liberty Global / Lifetouch / Lincoln Electric / Lockheed Martin / Lonza / L'Oréal / Lubrizol / Lutron Electronics / LyondellBasell / Magellan Midstream Partners / Makino / Marriott International / Mars Incorporated / Martin Marietta Materials / Mary Kay / Masco / Materion Corporation / Mattel / Matthews International / McCain Foods USA / McKesson / McLane Company / Medtronic / Merck & Co / Meredith / Meritor / Merrill / Metrie / Mettler-Toledo / Micron Technology / Microsoft / MillerCoors / Molex / Molson Coors Brewing / Monsanto / Mosaic / Motorsport Aftermarket Group / MTS Systems / Multi-Color / Mylan / Navigant Consulting / Navistar International / NBTY / NCR / Neoris / New York Times / Newell Rubbermaid / Newmont Mining / Nike / Nissan North America / Norfolk Southern / Nortek / Northrop Grumman / Novartis / Novelis / Nu Skin Enterprises / Nuance Communications / Occidental Petroleum / Orbital ATK / Oshkosh / Osram Sylvania / Outerwall / Owens Corning / Oxford Instruments America / Panasonic of North America / PAREXEL / Parker Hannifin / Parmalat / Parsons Corporation / PayPal / PepsiCo / Pfizer / Philip Morris / Pitney Bowes / Polaris Industries / PolyOne / Potash / Praxair / PulteGroup / Puratos / Purdue Pharma / Quaker Chemical / Qualcomm / Quest Diagnostics / Quintiles / R.R. Donnelley / Rackspace / Ralph Lauren / Rayonier Advanced Materials / Regency Centers / Regeneron Pharmaceuticals / Revlon / Reynolds Packaging / Ricoh Americas / Rio Tinto / Ritchie Brothers Auctioneers / Rockwell Automation / Rockwell Collins / Rolls-Royce North America / Royal Caribbean Cruises / Ryder System / S.C. Johnson & Son / Sabre Corporation / Sage Software / SAIC / Saint-Gobain / Samsung / Sanofi / SAS Institute / Sasol USA / Scholastic / Schreiber Foods / Schwan Food Company / Scotts Miracle-Gro / Scripps Networks Interactive / Sealed Air / Sensient Technologies / ServiceMaster Company / SGS - Société Générale de Surveillance / Sherwin-Williams / Siemens / Smith & Nephew / Snap-on / Snyder's Lance / Sodexo / Sonic Corp / Sonoco Products / Sony / Sony Electronics / Southwest Airlines / Spirit AeroSystems / SPX Corporation / SPX FLOW / St. Jude Medical / Stanley Black & Decker / Stantec / Starbucks / Steelcase / Stolt-Nielsen / Stryker / Sucampo Pharmaceuticals / SunCoke Energy / SunOpta / SuperValu Stores / SWM International (Schweizer-Mauduit) / Sysco Corporation / Takeda Pharmaceuticals / Talisman Energy USA / Target / Taubman Centers / TE Connectivity / TeleTech / Tempur Sealy / Teradata / Terex / Textron / Thermo Fisher Scientific / ThyssenKrupp / Tiffany & Co. / Time Warner / Time Warner Cable / Timken / TimkenSteel / T-Mobile USA / Tobii Dynavox / Toro / Total System Service (TSYS) / TransUnion / Travel Leaders Group / Travelport / Tribune Media / TripAdvisor / TRW Automotive / Tupperware Brands / Tyson Foods / Underwriters Laboratories / Unilever United States / Unisys / United States Cellular / United States Steel / United Technologies Corporation (UTC) / UPS / USG Corporation / Valero Energy / Vantiv / Vectrus / Ventura Foods / Verizon / Vertex Pharmaceuticals / Viacom / Viad / Vista Outdoor / Visteon / Vizient / Vulcan Materials / VWR International / W.R. Grace / Walmart / Walt Disney / Waste Management / Watts Water Technologies / Welltower / Wendy's Group / West Pharmaceutical Services / Westinghouse Electric / WestRock / Weyerhaeuser / Whirlpool / Wilsonart / Wood Mackenzie / Worthington Industries / Xilinx / Xylem / YP / Zebra Technologies / Zimmer Biomet

A-1

Texas Independence Trail
Emmet Lowry Expressway
Palmer Highway
9th Avenue North
TNMP
702 36th Str. N.
34th Street North
5th Avenue North
36th Street North
N

PNM Resources, Inc.
Annual Meeting of Shareholders

Meeting Admission Requirements

In order to be admitted to the 2018 Annual Shareholders' Meeting, you must bring a ***government issued photo ID*** **AND** one of the following:

- The ***proxy card*** you received in the mail; or
- Proof of share ownership, such as a ***recent bank, brokerage or other statement*** demonstrating that you owned shares as of the close of business on April 2, 2018.

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 22, 2018.

PNM RESOURCES, INC.

PNM Resources

PNM RESOURCES, INC
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

E40829-P00733-Z71580

Meeting Information

Meeting Type: Annual Meeting

For holders as of: April 2, 2018

Date: May 22, 2018 **Time:** 9:00 A.M. CDT

For directions please see the back of the Proxy Statement or call (505) 241-2868.
Please vote before the meeting. If you are unable to attend the meeting in person, you may listen to the meeting via the Internet @ www.virtualshareholdermeeting.com/pnm2018

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice and Proxy Statement 2. Annual Report on Form 10-K 3. Shareholder Letter/Stock Performance Graph

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 8, 2018 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of a valid photo identification and an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet:

Before The Meeting: Go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E40830-P00733-Z71580

Voting Items

The Board of Directors recommends a vote "FOR" each of these director nominees and "FOR" Proposals 2 and 3:

   Nominees:

   1a. Norman P. Becker

   1b. Patricia K. Collawn

   1c. E. Renae Conley

   1d. Alan J. Fohrer

   1e. Sidney M. Gutierrez

   1f. Maureen T. Mullarkey

   1g. Donald K. Schwanz

   1h. Bruce W. Wilkinson

E40831-P00733-Z71580

The Board of Directors recommends a vote "AGAINST" Proposals 4 and 5:

5. Adopt a policy requiring an independent chair.

PNM Resources

PNM RESOURCES, INC.
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 21, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 21, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by May 21, 2018.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E40825-P00733-Z71580 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PNM RESOURCES, INC.

The Board of Directors recommends a vote "FOR" each of these director nominees and "FOR" Proposals 2 and 3:

	For	Against	Abstain
1. Elect as directors the eight nominees named in the proxy statement **Nominees:**			
1a. Norman P. Becker	☐	☐	☐
1b. Patricia K. Collawn	☐	☐	☐
1c. E. Renae Conley	☐	☐	☐
1d. Alan J. Fohrer	☐	☐	☐
1e. Sidney M. Gutierrez	☐	☐	☐
1f. Maureen T. Mullarkey	☐	☐	☐
1g. Donald K. Schwanz	☐	☐	☐
1h. Bruce W. Wilkinson	☐	☐	☐
2. Ratify the appointment by the Audit and Ethics Committee of KPMG LLP as our independent registered public accounting firm for 2018.	☐	☐	☐
3. Approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends a vote "AGAINST" Proposals 4 and 5:

	For	Against	Abstain
4. PNM to publish assessment of PNM's generation portfolio.	☐	☐	☐
5. Adopt a policy requiring an independent chair.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K, Shareholder Letter and Stock Performance Graph are available at www.proxyvote.com.

E40826-P00733-Z71580

PNM RESOURCES, INC.
Annual Meeting of Shareholders
May 22, 2018 9:00 A.M. CDT
Texas-New Mexico Power Company, 702 36th Street North, Texas City, TX 77590

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints E. R. Conley, A. J. Fohrer and S. M. Gutierrez as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Common Stock of PNM Resources, Inc. held of record by the undersigned on April 2, 2018 at the Annual Meeting of Shareholders to be held on May 22, 2018 and at any continuation of the meeting, if adjourned.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations to vote "FOR" each of the eight nominees named in Proposal 1, "FOR" Proposals 2 and 3, and "AGAINST" Proposals 4 and 5, and in accordance with the judgment of the proxies with respect to any other business that may properly come before the Annual Meeting.

To listen to the meeting via Internet, please visit: www.virtualshareholdermeeting.com/pnm2018

Continued and to be signed on reverse side

PNM Resources

PNM RESOURCES, INC.
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 9:00 A.M. Eastern Daylight Time on May 21, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 9:00 A.M. Eastern Daylight Time on May 21, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by May 21, 2018.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E40827-P00733-Z71580 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PNM RESOURCES, INC.

The Board of Directors recommends a vote "FOR" each of these director nominees and "FOR" Proposals 2 and 3:

	For	Against	Abstain
1. Elect as directors the eight nominees named in the proxy statement			
Nominees:			
1a. Norman P. Becker	☐	☐	☐
1b. Patricia K. Collawn	☐	☐	☐
1c. E. Renae Conley	☐	☐	☐
1d. Alan J. Fohrer	☐	☐	☐
1e. Sidney M. Gutierrez	☐	☐	☐
1f. Maureen T. Mullarkey	☐	☐	☐
1g. Donald K. Schwanz	☐	☐	☐
1h. Bruce W. Wilkinson	☐	☐	☐
2. Ratify the appointment by the Audit and Ethics Committee of KPMG LLP as our independent registered public accounting firm for 2018.	☐	☐	☐
3. Approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends a vote "AGAINST" Proposals 4 and 5:

	For	Against	Abstain
4. PNM to publish assessment of PNM's generation portfolio.	☐	☐	☐
5. Adopt a policy requiring an independent chair.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K, Shareholder Letter and Stock Performance Graph are available at www.proxyvote.com.

E40828-P00733-Z71580

PNM RESOURCES, INC.
Annual Meeting of Shareholders
May 22, 2018 9:00 AM CDT
Texas-New Mexico Power Company, 702 36th Street North, Texas City, TX 77590
This proxy is solicited on behalf of the Board of Directors

Voting Shares Allocated to Your Retirement Savings Plan (RSP) Account

Vote these RSP shares by Internet, phone or mail before the earlier **RSP voting deadline of May 21, 2018 at 9:00 a.m. Eastern Daylight Time.** If you do not vote, the PNM Resources' Corporate Investment Committee has instructed the RSP Trustee (record holder) to vote these RSP shares as follows ("implied directions"):

- **FOR** the election of the 8 director nominees named in the proxy statement
- **FOR** the appointment of KPMG LLP as independent registered public accountants for 2018
- **FOR** the approval of the compensation of our named executive officers
- **AGAINST** both shareholder proposals

Broadridge will tally your confidential vote and only communicate the cumulative RSP participant express timely voting results to the Trustee and the Committee so that the remaining shares may be voted in accordance with the above implied directions. The Committee will vote all RSP shares on any other matter properly raised at the Annual Meeting in accordance with its judgment. **This form is only for voting these RSP shares.**

To listen to the meeting via Internet, please visit: www.virtualshareholdermeeting.com/pnm2018

Continued and to be signed on reverse side